UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Capital One Financial Corporation

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Notice of Capital One Financial Corporation’s

2022 Annual Stockholder Meeting

Important Notice Regarding the Availability of Proxy Materials for

The Stockholder Meeting To Be Held On May 5, 2022

The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

The 2022 Annual Stockholder Meeting of Capital One Financial Corporation (“Capital One” or “Company”) will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/COF2022 on May 5, 2022, at 10:00 a.m. Eastern Time.

Items of Business

As a stockholder, you will be asked to:

➊	Elect thirteen nominated directors, who are listed in the proxy statement, as directors of Capital One;

➋	Approve, on a non-binding advisory basis, our 2021 Named Executive Officer compensation (“Say on Pay”); and

➌	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2022.

Stockholders also will transact other business that may properly come before the meeting.

Record Date

You may vote if you held shares of Capital One common stock as of the close of business on March 9, 2022 (“Record Date”).

Proxy Voting

Your vote is important. You may vote your shares in advance of the meeting via the Internet, by telephone, or by mail, or by attending and voting online at the 2022 Annual Stockholder Meeting. Please refer to the section “How do I vote?” in the proxy statement for detailed voting instructions. If you vote via the Internet, by telephone or plan to vote electronically during the 2022 Annual Stockholder Meeting, you do not need to mail in a proxy card.

2022 Virtual Annual Stockholder Meeting

In light of the ongoing COVID-19 pandemic, and after careful consideration, the Board of Directors (“Board”) has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for Capital One at this time, as it enables engagement with our stockholders, regardless of size, resources, or physical location while safeguarding the health of our stockholders, Board, and management. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/COF2022. To participate in the virtual meeting, you will need the 16-digit control number included on your notice, proxy card, or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the meeting please call 1-844-986-0822 (U.S.) or 1-303-562-9302 (International) for assistance.

We look forward to seeing you at the meeting.

On behalf of the Board,

Matthew W. Cooper

Corporate Secretary

March 21, 2022

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider in voting your shares. Please read the complete proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2021 (“Annual Report”) carefully before voting.

Meeting Information
Date:	Thursday, May 5, 2022
Time:	10:00 a.m. Eastern Time
Virtual Meeting:	www.virtualshareholdermeeting.com/COF2022
Record Date:	March 9, 2022

How to Vote

Your vote is important. You may vote your shares in advance of the meeting via the Internet, by telephone, or by mail, or during the meeting by attending the 2022 Annual Stockholder Meeting and voting electronically. Please refer to the section “How do I vote?” on page 125 for detailed voting instructions. If you vote via the Internet, by telephone, or plan to vote electronically during the 2022 Annual Stockholder Meeting, you do not need to mail in a proxy card.

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On March 21, 2022, we began sending our stockholders a Notice Regarding the Internet Availability of Proxy Materials.

CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT	1

Voting Item 1: Election of Directors

Item 1

Election of Directors

You are being asked to elect the following thirteen candidates for director: Richard D. Fairbank, Ime Archibong, Christine Detrick, Ann Fritz Hackett, Peter Thomas Killalea, Cornelis Petrus Adrianus Joseph (“Eli”) Leenaars, François Locoh-Donou, Peter E. Raskind, Eileen Serra, Mayo A. Shattuck III, Bradford H. Warner, Catherine G. West, and Craig Anthony Williams. Each director nominee is standing for election to hold office until our next annual stockholder meeting or until his or her successor is duly elected and qualified. For additional information regarding our director nominees, see “Our Board of Directors” beginning on page 13 and “Biographies of Director Nominees” beginning on page 20 of this proxy statement. For a description of our corporate governance practices, see “Corporate Governance at Capital One” beginning on page 13 of this proxy statement.

✓   Our Board unanimously recommends that you vote “FOR” each of these director nominees.

Corporate Governance Highlights

Board Members and Leadership	Board Governance Best Practices

∎   Appointment of three new directors—Ime Archibong, Christine Detrick, and Craig Anthony Williams—in 2021

∎   Twelve of our thirteen director nominees are independent; our Chief Executive Officer (“CEO”) and founder is the only member of management who serves as a director

∎   Active and empowered Lead Independent Director elected annually by the independent members of our Board (“Independent Directors”)

∎   Active and empowered committee chairs, all of whom are independent

∎   Directors have a mix of tenures, including long-standing members, relatively new members, and others at different points along the tenure continuum

∎   Directors reflect a variety of experiences and skills that match the Company’s complexity and strategic direction and give the Board the collective capability necessary to oversee the Company’s activities

∎   Regular discussions regarding Board recruiting, succession, and refreshment, including director skills and qualifications, that support the Company’s long-term strategic objectives

∎   Frequent executive sessions of Independent Directors that regularly include separate meetings with our CEO, Chief Financial Officer (“CFO”), General Counsel and Corporate Secretary, Chief Risk Officer, Chief Audit Officer, Chief Information Security Officer, Chief Technology Risk Officer, Chief Credit Review Officer, and/or Chief Compliance Officer

∎   Annual assessments of the Board and each of its committees, the Independent Directors, and the Lead Independent Director

∎   Active engagement and oversight of Company strategy; risk management (including technology risk management); the Company’s political activities and contributions; and environmental, social, and governance matters

∎   Direct access by the Board to members of management at the discretion of Independent Directors

∎   Annual CEO evaluation process led by the Lead Independent Director

∎   Regular talent and succession planning discussions regarding the CEO and other key executives

∎   Regular meetings between the Board and federal banking regulators

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Stockholder Engagement and Stockholder Role in Governance

∎   Regular outreach and engagement throughout the year by our CEO, CFO, and Investor Relations team with stockholders regarding Company strategy and performance

∎   Formal outreach and engagement with governance representatives of our largest stockholders at least two times per year

∎   Feedback from investors regularly shared with our Board and its committees to ensure that our Board has insight on investor views

∎   Board and Governance and Nominating Committee review extensive briefings and benchmarking reports on corporate governance practices and emerging corporate governance issues

∎   Majority voting for directors with resignation policy in uncontested elections

∎   Stockholders holding at least 25% of outstanding common stock may request a special meeting

∎   Stockholders are able to act by written consent, subject to certain procedural and other safeguards that the Board believes are in the best interests of Capital One and our stockholders

∎   Stockholders holding 3% of outstanding common stock for three years can nominate director candidates for inclusion in our proxy materials

∎   No supermajority vote provisions for amendments to Bylaws and Certificate of Incorporation or removal of a director from office

∎   No stockholder rights plan (commonly referred to as a “poison pill”)

Voting Item 2: Advisory Vote on Our Named Executive Officer Compensation (“Say on Pay”)

Item 2

Advisory Vote on Our Named Executive Officer Compensation (“Say on Pay”)

You are being asked to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”). For additional information regarding our executive compensation program and our NEO compensation, see “Compensation Discussion and Analysis” beginning on page 57 and “Named Executive Officer Compensation” beginning on page 98 of this proxy statement.

✓   Our Board unanimously recommends that you vote “FOR” the advisory approval of our 2021 Named Executive Officer Compensation as disclosed in this proxy statement.

Our executive compensation program is designed to attract, retain, motivate, and reward leaders who can foster strong business results and promote our long-term success. We believe our executive compensation program strongly links rewards with both business and individual performance over multiple time horizons. We aim to align our executives’ interests with those of our stockholders while supporting safety and soundness and appropriately balancing risk.

2021 Company Performance

Each year the Compensation Committee (“Committee”) and the Independent Directors review and evaluate the Company’s qualitative and quantitative performance to make determinations regarding the compensation of our NEOs based on Capital One’s pay-for-performance philosophy.

In 2021, Capital One delivered record financial results and made significant progress on our long-term strategic objectives, including investments in transformation, talent, growth, and our technology and digital capabilities. We reached all-time highs in revenues, profits, earnings per share, capital distribution, share price, and market value. After taking appropriate actions in 2020 to reduce risk, support customers, and react swiftly to uncertain economic and market conditions, we returned to growth in our Credit Card business and delivered solid growth across each of our other major lines of business that drove higher revenues. An increase in credit card loan balances and

CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT	3

purchase volumes drove revenues in our Credit Card business to reach the highest level in our history. Similarly, our Auto Finance business posted solid top-line originations and loan growth. We continued to expand our national retail bank franchise with solid 6% deposit growth, and our Commercial Banking business outpaced the growth of the industry. Solid underwriting and strikingly strong credit results drove improvement in customer charge-offs and resulted in large releases from our reserve for expected credit losses. Operating expenses grew at a slower rate than revenues, leading to an improvement in operating efficiency ratio(1)(2) by 213 basis points to 45.0%. Operating efficiency ratio, net of adjustments, improved by 133 basis points to 44.7%.

In addition, management stayed keenly focused on delivering shareholder value. Strong capital levels and record earnings supported $8.7 billion of capital distribution to common stockholders through a combination of share repurchases and common dividends, including a special dividend in the third quarter and an increase in the quarterly common dividend from $0.40 to $0.60 beginning in the third quarter. Capital One’s share price ended the year at $145.09, up 46.8% from year-end 2020. Our stock price growth significantly outperformed the largest benchmark of our bank peers, the KBW Bank Index, and our Total Shareholder Return outperformed the KBW Bank Index by 11 percentage points.

We achieved exceptional 2021 financial performance while continuing to invest in transformation, talent, growth, and our long-term technology capabilities. We earned a number of external awards and accolades related to our products and customer experiences and continued to be recognized for our customer satisfaction and advocacy. Net Promoter Scores, which measure how likely a customer is to recommend our products and services, reached record highs across a number of our major businesses. Despite increased investments in these areas, we began to harness the power of our migration to the cloud and realize cost benefits of our exits from data centers. We also strengthened our risk and control environment and continued to enhance cybersecurity.

We invested heavily in recruiting, developing, and retaining talent and we welcomed thousands of new associates and have maintained strong associate morale and engagement despite ongoing stresses related to the pandemic. We made progress on our diversity and inclusion efforts and invested in the community through our Capital One Impact Initiative. We became the first of the top-ten retail banks in the United States to announce a no-fee overdraft policy for all consumer checking customers. We believe our portfolio of structurally-attractive businesses, coupled with our long-term investments in technology, talent, and digital capabilities, positions us well for future growth and the creation of long-term stockholder value.

In particular, the Committee and the Independent Directors specifically considered the following quantitative and qualitative Company performance when awarding compensation for the 2021 performance year to our NEOs(1):

∎

Diluted Earnings Per Share (“EPS”) of $26.94, an increase of 420% from 2020, driven by strong growth in loans and revenues, exceptional credit performance, and the significant decrease to the allowance for credit losses. 2021 EPS was more than double the next-highest level of annual earnings in Capital One’s history.

∎

Net Revenue of $30.4 billion, an increase of 6.7% from 2020 and the highest in the Company’s history. This revenue increase outpaced the industry average and was driven primarily by record purchase volume growth in our Domestic Card business and very strong loan growth in our Auto Finance business.

∎	Return on Average Tangible Common Equity (“ROTCE”)(3) of 28.4% compared to 6.2% in 2020. The increase was driven by solid growth and strikingly strong credit results.

∎

Tangible Book Value Per Share Growth of $11.40, or 12.9% from $88.34 to $99.74. The combined growth of Tangible Book Value per share plus common shareholder dividends was 15.8%. Quarterly common dividends were $0.40 per common share in the first two quarters of 2021 and $0.60 per common share in the final two quarters of the year. We also paid a special dividend of $0.60 per common share in the third quarter. Total capital distribution was about $8.7 billion, the highest in the Company’s history.

∎	Total Shareholder Return (“TSR”) increased 49.3% and outpaced the KBW Bank Index, which increased 38.33%, for the one-year period ended December 31, 2021. Our three-year and five-year TSR increased

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101.4% and 80.9%, respectively, for the periods ended December 31, 2021, compared to an increase of 68.9% and an increase of 64.8% of the TSR of the KBW Bank Index over the same time periods. Capital One’s stock price increased 46.8% in 2021 and closed at $145.09. The market value of the Company at year-end topped $61.75 billion, an all-time record.

∎

Risk Management and Control Environment. We invested heavily in talent, technology, and improvements to business processes as the Company strengthened its risk and control environment, particularly in the areas of cybersecurity, capital planning and enterprise risk management. In 2021, we completed management remediation of all milestones within the regulatory consent orders related to the 2019 cybersecurity incident.

∎

Elimination of Overdraft Fees. In 2021, we became the first top-ten retail bank to provide free overdraft protection and eliminate all overdraft and non-sufficient funds fees for all consumer banking customers. Overdraft protection is a valuable and convenient feature and can be an important safety net for families. This decision serves as yet another example of how we are reimagining banking and helping customers succeed.

∎

Progress on Environmental, Social, and Governance (“ESG”) Initiatives. We continued to make progress on ESG initiatives in 2021, launching our first external ESG Fact Sheet. We introduced our first external sustainability website and we established internal initiatives to track our own greenhouse gas inventory and that of our suppliers. We also established an engagement platform to encourage associates to take action on climate change. In addition, as part of the five-year, $200 million Impact Initiative commitment, we facilitated $78 million in grants to local, regional, and national non-profits, building our reputation with external stakeholders, and helping advance socioeconomic mobility in our communities. See “Environmental, Social, and Governance Practices” beginning on page 46 for more information regarding our policies, programs and strategies related to ESG and our 2021 accomplishments.

See “Executive Summary” beginning on page 58 and “Year-End Incentive Opportunity” beginning on page 72 for more information regarding the Company’s 2021 performance.

(1)

The Committee considers these metrics to be key financial performance measures in its assessment of the Company’s performance, including certain non-GAAP measures. While certain of our non-GAAP measures are widely used by investors, analysts, and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies. See Appendix A for our definition and reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(2)

Operating efficiency ratio is presented on both a GAAP and non-GAAP basis. The non-GAAP measure consists of our adjusted results that the Committee believes are indicative of the Company’s performance and help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance. See Appendix A for our reconciliation of the non-GAAP measure to the applicable amount measured in accordance with GAAP. Operating efficiency ratio is calculated based on operating expense for the period divided by total net revenue for the period and reflects as-reported results in accordance with GAAP.

(3)

ROTCE is a non-GAAP measure that the Committee believes is indicative of the Company’s performance and helps investors and users of our financial information understand the effect of these adjustments on our selected reported results and provide alternate measurements of our performance. See Appendix A for our definition and reconciliation of this non-GAAP measure to the applicable amounts measured in accordance with GAAP.

Highlights of Our 2021 Compensation Programs

We believe that our NEO compensation programs balance risk and financial results, reward NEOs for their achievements, promote our overall compensation objectives, and encourage appropriate, but not excessive, risk-taking. Our compensation programs are structured to encourage our executives to deliver strong results over the short term while making decisions that create sustained value for our stockholders over the long term. In this

CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT	5

section, the term “NEOs” excludes our former CFO, R. Scott Blackley, who left the Company in March 2021, and, as a result, did not receive a year-end incentive award for the 2021 performance year. Key features of our 2021 compensation programs include:

∎	No CEO Cash Salary. Our CEO does not receive a cash salary and 100% of his compensation is deferred for at least three years.

∎

The Payout of 71% of CEO Year-End Incentive Compensation Determined by Formula. 71% of our CEO’s year-end incentive compensation for the 2021 performance year was awarded in the form of performance share awards that vest based entirely on the Company’s performance on an absolute basis and/or relative to the Company’s peers in the KBW Bank Index, excluding three non-traditional banks that do not focus on lending to consumers and businesses (the “Performance Share Peers”), over a three-year period.

∎

25% of CEO 2021 Performance Share Awards Linked to TSR. Beginning with the 2020 performance year, a portion of our CEO year-end incentive performance share awards will vest based entirely on the Company’s TSR performance relative to the Performance Share Peers over a three-year period.

∎

Awards Based on Company and Individual Performance. All NEOs receive incentive awards based on Company and/or individual performance. For 2021, 100% of CEO compensation and approximately 80% of the compensation for the other NEOs was based on Company and/or individual performance.

∎

NEO Compensation is Primarily Equity-Based and Determined after Performance Year-End. 83% of our CEO’s and approximately 51% of all other NEOs’ total compensation for the 2021 performance year was equity-based to align with stockholder interests. 94% of CEO compensation and the majority of all other NEO compensation was determined after the performance year-end.

∎

All Equity and Equity-Based Awards Contain Performance and Recovery Provisions. All equity awards contain performance and recovery provisions that are designed to further enhance alignment between pay and performance and to balance risk. See “Additional Performance Conditions and Recovery Provisions” beginning on page 90 for more information.

2021 Compensation Decisions

2021 CEO Performance Year Compensation

The CEO’s compensation for the 2021 performance year was composed of an equity award designed to provide the CEO with an incentive to focus on long-term performance and the opportunity for a year-end incentive award based on the Committee’s evaluation of the Company’s performance and the CEO’s contributions to that performance. Mr. Fairbank’s total compensation for performance year 2021 was $27.5 million and consisted of:

∎

Restricted Stock Units (“RSUs”) granted in February 2021, which had a total grant date value of approximately $1.75 million, totaling 15,534 RSUs. The RSUs will vest in full on February 15, 2024, settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and are subject to performance-based vesting provisions.

∎	Year-End Incentive Award totaling $25.75 million granted in February 2022 in recognition of the Company’s performance and the CEO’s contribution to that performance in 2021 and consisting of:

∎

Performance Share Units. Performance share unit awards with an aggregate value of $18.2 million, for which the CEO may receive from 0% to 150% of a total target number of 122,734 shares of the Company’s common stock based on the Company’s TSR (with respect to 30,684 shares, or $4.55 million of the awards) and financial performance (with respect to 92,050 shares, or $13.65 million of the awards) over a three-year period from January 1, 2022 through December 31, 2024.

6	CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT

∎

Restricted Stock Units. 20,231 cash-settled RSUs (“Year-End Incentive RSUs”) valued at $3.0 million, which vest in full on February 15, 2025, settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and are subject to performance-based vesting provisions.

∎

Deferred Cash Bonus. A deferred cash bonus of $4.55 million, which is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan (“VNQDCP”) and will pay out in the first calendar quarter of 2025.

The chart below shows Mr. Fairbank’s actual total compensation for performance year 2021:

The table below shows Mr. Fairbank’s compensation awards as they are attributable to the performance years indicated. The table shows how the Committee views compensation actions and to which year the compensation awards relate. This table differs substantially from the Summary Compensation Table required for this proxy statement beginning on page 98 and is therefore not a substitute for the information required in that table. See “Chief Executive Officer Compensation” beginning on page 70 for a description of the compensation paid to our CEO and “2021 CEO Compensation Program and Components” beginning on page 70 for additional information regarding Mr. Fairbank’s 2021 performance year compensation.

Performance Year	Cash Salary	Long-Term Incentive	Year-End Incentive			Total
		Cash-Settled RSUs	Deferred Cash Bonus	Cash- Settled RSUs	Performance Shares(1)
2021	$—	$1,750,060	$4,550,000	$3,000,055	$18,200,225	$27,500,340
2020	$—	$1,750,070	$3,000,000	$2,000,053	$12,000,093	$18,750,216
2019	$—	$1,750,012	$3,000,000	$2,000,080	$13,000,009	$19,750,101

(1)

For 2021, $4.55 million of the awarded performance shares will vest based on the Company’s TSR performance relative to the Performance Share Peers over a three-year period. $13.65 million of the awarded performance shares will vest based on the Company’s relative and absolute financial performance over a three-year period. See “Performance Share Award Metrics” beginning on page 73 for a description of the metrics applicable to the performance shares.

2021 NEO Performance Year Compensation

NEO (other than the CEO) compensation for the 2021 performance year was composed of a mix of cash and equity-based compensation and consisted of (i) a base salary and (ii) an annual year-end incentive opportunity which consisted of a cash incentive and a long-term incentive opportunity. The long-term incentive opportunity was comprised of performance shares and stock-settled RSUs as determined by the Committee and the

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Independent Directors. Mr. Blackley, our former CFO, left the Company in March 2021 and did not receive a year-end incentive for the 2021 performance year. The chart below shows the elements of NEO (other than the CEO and the former CFO) compensation as an approximate percentage of NEO 2021 actual total compensation:

See “NEO Compensation” beginning on page 84 for a description of compensation to the NEOs (other than the CEO).

Say on Pay and Response to Stockholder Feedback

The Committee and the Board value the input of our stockholders. At our 2021 Annual Stockholder Meeting, approximately 93% of our stockholders supported our NEO compensation. See “Consideration of Stockholder Feedback and 2021 Say on Pay Vote” beginning on page 65 for additional information regarding our Say on Pay vote.

In recent years, in response to feedback received from our stockholders, the Committee and the Independent Directors have made significant improvements to our executive compensation program, practices, and disclosures. The changes aim to simplify the program structure, further align our executive compensation practices with best practices and principles and enhance the transparency of our disclosures.

∎

Linked a Portion of CEO Compensation Directly to TSR. Beginning with the 2020 performance year, the Committee and the Independent Directors determined to award a portion of the CEO’s year-end incentive in the form of a performance share award that vests entirely based on the Company’s TSR over a three-year performance period relative to the Performance Share Peers.

∎

Disclosure of Performance Share Awards Realized Compensation. We added disclosure regarding the settlement value resulting from the performance share awards that vested during the performance year based on the Company’s performance for the associated three-year performance period. See “Settlement of Performance Shares Granted in January 2019” beginning on page 82.

∎

Enhanced Disclosure of Compensation Committee Decision Processes. We enhanced the description of the Committee and Independent Directors processes for considering Company performance throughout the year and determining the level and pay mix associated with the year-end incentive awards granted to our NEOs. See “Our Compensation Governance Cycle” beginning on page 69 and “Compensation Committee Process to Determine Year-End Incentive” beginning on page 76.

∎

Increased the Size and Diversity of Our Peer Group. In July 2020, the Committee and the Independent Directors increased the size and diversity of the Company’s peer group used to determine the level and components of NEO compensation to add seven additional peers, including diversified financial institutions and payment companies with whom we compete for executive talent. See “Peer Groups” beginning on page 93 for more information.

8	CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT

Voting Item 3: Ratification of Selection of Our Independent Registered Public Accounting Firm

Item 3

Ratification of Selection of Our Independent Registered Public Accounting Firm

You are being asked to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2022. For additional information regarding the Audit Committee’s selection of and the fees paid to Ernst & Young LLP, see “Audit Committee Report” on page 122 and “Ratification of Selection of Independent Registered Public Accounting Firm” beginning on page 120 of this proxy statement.

✓  Our Board unanimously recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2022.

CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT	9

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this proxy statement may constitute forward-looking statements, which involve a number of risks and uncertainties. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Capital One files with the Securities and Exchange Commission, including, but not limited to, the Annual Report on the Form 10-K for the year ended December 31, 2021 (“Form 10-K”).

10	CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT

CORPORATE GOVERNANCE

Section I - Proposal 1: Election of Directors

All of Capital One’s directors are elected at each annual meeting of stockholders and hold such office until the next annual meeting of stockholders, and until their successors are duly elected and qualified. Our Board is presenting the following thirteen nominees for election as directors at the 2022 Annual Stockholder Meeting. Each nominee is a current Board member who was elected by stockholders at the 2021 Annual Stockholder Meeting, other than Christine Detrick, who was appointed to the Board effective November 5, 2021, and was recommended to the Governance and Nominating Committee by Spencer Stuart, a third-party director search firm. Each nominee has consented to serve a one-year term. Information about the proposed nominees for election as directors is set forth under “Biographies of Director Nominees” beginning on page 20 of this proxy statement.

In the event a nominee becomes unable to serve or for good cause will not serve as a director, the Board may designate a substitute as a nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for the election of such substitute. As of the date of this proxy statement, the Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

The nominees for election as directors at the 2022 Annual Stockholder Meeting are:

Name	Age	Occupation	Director Since	Independent	Other Public Boards(1)

Richard D. Fairbank	71	Chairman and Chief Executive Officer, Capital One Financial Corporation	1994	No	0

Ime Archibong	40	Head of New Product Experimentation, Meta	2021	✓	0

Christine Detrick	63	Former Director, Head of the Americas Financial Services Practice; Former Senior Advisor, Bain & Company	2021	✓	3	(2)

Ann Fritz Hackett	68	Former Strategy Consulting Partner	2004	✓	1

Peter Thomas Killalea	54	Former Vice President of Technology, Amazon.com	2016	✓	2

Eli Leenaars	60	Group Chief Operating Officer, Quintet Private Bank	2019	✓	0

François Locoh-Donou	50	President, Chief Executive Officer, and Director, F5 Networks, Inc.	2019	✓	1

Peter E. Raskind	65	Former Chairman, President and Chief Executive Officer, National City Corporation	2012	✓	0

Eileen Serra	67	Former Senior Advisor, JP Morgan Chase & Co.; Former Chief Executive Officer, Chase Card Services	2020	✓	2

Mayo A. Shattuck III	67	Chairman, Exelon Corporation; Former Chairman, President and Chief Executive Officer, Constellation Energy Group	2003	✓	2	(3)

Bradford H. Warner	70	Former President of Premier and Small Business Banking, Bank of America Corporation	2008	✓	0

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CORPORATE GOVERNANCE

Section I - Proposal 1: Election of Directors

Name	Age	Occupation	Director Since	Independent	Other Public Boards(1)

Catherine G. West	62	Former Special Advisor, Promontory Financial Group; Former Associate Director and Chief Operating Officer, Consumer Financial Protection Bureau	2013	✓	0

Craig Anthony Williams	52	President, Jordan Brand, Nike, Inc.	2021	✓	0

(1)

Capital One’s Corporate Governance Guidelines limit the allowable board seats for our non-executive officer directors to four public company boards, including the Capital One Board, and for executive officer directors to two public company boards, including the Capital One Board, in each case absent Board approval. Capital One’s Corporate Governance Guidelines also limit Capital One Audit Committee members to simultaneous service on three public company audit committees, absent Board approval.

(2)

Ms. Detrick will not stand for re-election at the annual meeting of Reinsurance Group of America, Inc. shareholders in 2022. Accordingly, after Reinsurance Group of America, Inc.’s 2022 annual meeting of shareholders, the number of Ms. Detrick’s other public boards will be reduced to two.

(3)

Mr. Shattuck will not stand for re-election at the annual meeting of Exelon Corporation shareholders in 2022. Accordingly, after Exelon Corporation’s 2022 annual meeting of shareholders, the number of Mr. Shattuck’s other public boards will be reduced to one.

***

The Board of Directors unanimously recommends that you vote “FOR” each of these director nominees.

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Section II - Corporate Governance at Capital One

Overview of Corporate Governance at Capital One

Capital One is dedicated to strong and effective corporate governance that provides our Board with the appropriate framework to engage in ongoing oversight of the Company. We and our Board believe that robust, dynamic corporate governance policies and practices are the foundation of an effective and well-functioning board, and are vital to preserving the trust of our stakeholders, including customers, stockholders, regulators, suppliers, associates, our communities, and the general public.

Information About Our Corporate Governance Policies and Guidelines

The Board has adopted Corporate Governance Guidelines to formalize its governance practices and provide its view of effective governance. Our Corporate Governance Guidelines embody many of our long-standing practices, policies, and procedures, which collectively form a corporate governance framework that promotes the long-term interests of our stockholders, promotes responsible decision-making and accountability, and fosters a culture that allows our Board and management to pursue Capital One’s strategic objectives.

To maintain and enhance independent oversight, our Board regularly renews and refreshes its governance policies and practices as changes in corporate strategy, the regulatory environment and financial market conditions occur, and in response to stakeholder feedback and engagement.

The Board has also adopted Capital One’s Code of Conduct, which applies to Capital One’s directors, executives and associates, including Capital One’s CEO, CFO, Principal Accounting Officer, and other persons performing similar functions. The Code of Conduct reflects Capital One’s commitment to honesty, fair dealing, and integrity, and guides the ethical actions and working relationships of Capital One’s directors, executives, and associates in their interactions with investors, current and potential customers, fellow associates, competitors, governmental entities, the media, and other third parties with whom Capital One has contact.

For a description of the key governance practices of our Board, see “Key Board Governance Practices” beginning on page 28.

Key Corporate Governance Documents

The following documents are available at www.capitalone.com under “Investors,” then “Governance and Leadership,” then “Board of Directors and Committee Documents” or “Organizational and Governance Documents,” as applicable.

∎	Amended and Restated Bylaws

∎	Corporate Governance Guidelines

∎	Committee Charters
∎	Certificate of Incorporation

∎	Code of Conduct

Our Board of Directors

Our Perspectives on Overall Board Composition and Refreshment

In recent years, investors have become increasingly focused on the composition of corporate boards and policies and practices that encourage board refreshment. At Capital One, we appreciate that our investors share our passion for cultivating a board that encompasses the optimal mix of diverse backgrounds, experiences, skills, expertise, qualifications, and an unwavering commitment to integrity and good judgment, all in order to thoughtfully advise and guide management as they work to achieve our long-term strategic objectives.

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Section II - Corporate Governance at Capital One

The Governance and Nominating Committee, under the direction of its chair, who also currently serves as the Company’s Lead Independent Director, assesses the composition of, and criteria for, membership on the Board and its committees on an ongoing basis. In fulfilling this responsibility, the Governance and Nominating Committee has taken a long-term view and continuously assesses the resiliency of the Board over the next ten to fifteen years in alignment with the Company’s strategic direction to determine what actions may be desirable to best position the Board and the Company for success.

In assessing Board resiliency, the Governance and Nominating Committee considers a variety of factors, including the Company’s long-term strategy, the skills and experiences that directors provide to the Board (including in the context of the Company’s strategy), the performance of the Board and the Company, the Board’s director retirement policy (as described in the Company’s Corporate Governance Guidelines), the Board’s view that a resilient board should include members across a continuum of tenure, and the belief that valuable insights can be gained from diversity among the Board’s members across gender and race/ethnicity.

As a result of these long-term strategic resiliency assessments, the Governance and Nominating Committee has articulated a set of principles on board composition, which include:

Board Skills

∎   Consider the collective set of skills that allows the Board to cover all vectors of effective challenge of management, especially in the areas of business strategy, financial performance, enterprise risk management, cybersecurity risk, technology innovation, and executive talent and leadership

∎   Ensure collective Board skill sets evolve with corporate strategy

Industry Experience

∎   Seek and retain Board members with industry experience, both banking and technology, that align with our long-term strategy, understanding that such experience is critical to providing effective challenge

∎   Recognize that the financial services industry is complex and understand the importance of having directors who have witnessed the extended nature of the banking business and credit cycles and can share the wisdom of those experiences

Diversity

∎   Believe having a Board with members who demonstrate a diversity of thought, perspectives, skills, backgrounds, and experiences is important to building an effective and resilient board, and as a result, have a goal of identifying candidates that can contribute to that diversity in a variety of ways, including racially/ethnically- and gender-diverse candidates

Board Size

∎   Consider the appropriate size of the Board in relation to promoting active engagement, open discussion and effective challenge of management

∎   Continuously assess the depth of successors available to assume Board leadership positions for both expected and unexpected departures

Tenure

∎   Believe that it is critical to have members across a continuum of director tenure in order to ensure the effective oversight of a large financial institution, which must simultaneously embrace innovation and changing market and customer expectations and prudently preserve the safety and soundness of the institution through long-term business and credit cycles

∎   Seek to have a mix of long-standing members, relatively new members, and remaining members at different points along the tenure continuum to cultivate Board membership that collectively represents members who have actively overseen the Company’s strategic journey through various business cycles, who have sufficient experience to assume Board leadership positions, and who bring fresh ideas and perspectives

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Section II - Corporate Governance at Capital One

Evergreen Recruiting

∎   Engage in a continuous process of identifying and assessing potential director candidates in light of the Board’s collective set of skills and future needs

∎   Recognize that recruiting new directors is not one-dimensional and that effective Board members are those who have relevant backgrounds and expertise combined with a broad business acumen; strategic leadership; a commitment to risk management; an understanding of the intricacies of a large, public company; and a dedication to the Company and its stockholders, the Board as a whole, and to the individual members that comprise the Board

Staged Refreshment

∎   Take a long-term perspective to enable thoughtful director refreshment that meets strategic needs while avoiding disruption

∎   Take a planned approach to changes in board membership, considering the timing of new director onboarding relative to planned retirements and departures

∎   Recognize that new directors need time to become familiar with the Company’s business model and strategy and become deeply grounded in these matters to be well-positioned to challenge management effectively

∎   Acknowledge that relationships among Board members develop organically over time and recognize the importance of protecting and nurturing the open, values-based culture that the Board enjoys to appropriately oversee and challenge management

The Board leverages several long-standing practices and processes to support Board refreshment in keeping with the principles articulated above, including:

∎	Annual assessments of the Lead Independent Director (see “Annual Assessment of the Lead Independent Director” on page 31 for more information).

∎	Annual evaluations of the Board and its committees (see “Annual Board and Committee Evaluations” beginning on page 29 for more information).

∎	Annual assessments of individual directors (see “Annual Assessment of Individual Director Nominees” on page 30 for more information).

Over the last few years, the Governance and Nominating Committee has discussed director recruiting plans on a quarterly basis, and has provided regular updates to the Board on those plans. In support of the Board’s long-term resiliency and refreshment efforts, seven new independent directors have been appointed in the last five years, six of whom are current director nominees.

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Section II - Corporate Governance at Capital One

Director Nominee Highlights (excluding our CEO)

What We Look for in Individual Director Nominees

The evaluation and selection of director nominees is a key aspect of the Governance and Nominating Committee’s regular evaluation of the composition of, and criteria for membership on, the Board. When considering director nominees, including incumbent directors standing for re-election, nominees to fill vacancies on the Board, and nominees recommended by stockholders, the Governance and Nominating Committee focuses on the development of a Board composed of directors that meet the criteria set forth below.

Personal Characteristics	Commitment to the Company

∎   High personal and professional ethics, integrity and honesty, good character, and judgment

∎   Independence and absence of any actual or perceived conflicts of interest

∎   The ability to be an independent thinker and willingness to provide effective challenge to management

∎   A willingness to commit the time and energy to satisfy the requirements of Board and committee membership, including the ability to attend and participate in meetings of the Board and committees of which they are a member and the annual meeting of stockholders and be available to management to provide advice and counsel

∎   A willingness to rigorously prepare prior to each meeting and actively participate in the meeting

∎   Possess, or be willing to develop, a broad knowledge of both critical issues affecting the Company and a director’s roles and responsibilities

∎   A willingness to comply with our Director Stock Ownership Requirements, Corporate Governance Guidelines, and Code of Conduct

Diversity	Skills and Experience

∎   Capital One considers diversity along a variety of dimensions, including the candidate’s professional and personal experience, background, perspective, and viewpoint, as well as the candidate’s gender and race/ethnicity, as described in greater detail in our Corporate Governance Guidelines

∎   The Governance and Nominating Committee recognizes that Capital One serves diverse communities and customers, and has instructed the third-party search firm used in director recruiting efforts to seek highly qualified women and people of color to include in its pool of nominees

∎   The value derived from each nominee’s skills, qualifications, experience, and ability to impact Capital One’s long-term strategic objectives

∎   Substantial tenure and breadth of experience in leadership capacities

∎   Business and financial acumen

∎   Understanding of the intricacies of a public company

∎   Experience in risk management

∎   Strong educational background

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Section II - Corporate Governance at Capital One

The Governance and Nominating Committee balances these considerations when assessing the composition of the Board, and has determined that all of our director nominees possess the personal characteristics, level of commitment to the Company, diversity, and skills and experience that align with the Company’s long-term strategy and that enable the Board to operate in an engaged and effective manner.

Specific Skills and Experience

The Governance and Nominating Committee and the Board regularly review the Board’s membership in light of Capital One’s business model and strategic goals and objectives, the regulatory environment, and financial market conditions. In its review, the Governance and Nominating Committee considers whether the Board continues to possess the appropriate mix of skills and experience to oversee the Company in achieving these goals, and may seek additional directors as a result of this review. Our director nominees have the requisite experiences that, in the aggregate, meet an articulated set of director skills established by the Governance and Nominating Committee. These skills collectively allow our director nominees to leverage strategic and forward thinking, pattern recognition, and strong business acumen to effectively oversee the Company and create an engaged, effective, and strategically-oriented Board.

Skills and Experience of Our Non-Management Director Nominees

Strategic Planning and Transformation	Experience setting a long-term corporate vision or direction, developing desirable products and customer segments, assessing geographies in which to operate, and evaluating competitive positioning	10 Directors

Banking and Financial Services	Extended board experience or management experience in Retail Banking, Commercial Banking, Consumer Lending, Small Business Banking, Investment Banking, and/or other financial services	7 Directors

Consumer Lending, Retail Banking and/or Commercial Banking Executive	Executive level experience and oversight of Consumer Lending, Retail Banking and/or Commercial Banking	6 Directors

Digital, Technology, and Cybersecurity	Leadership and understanding of technology, digital platforms, and cyber risk	8 Directors

Technology Executive	Executive-level experience with direct oversight and expertise in technology, digital platforms, and cyber risk	4 Directors

Risk Management and Compliance	Significant understanding with respect to the identification, assessment, and oversight of risk management programs and practices	8 Directors

Public Company Senior Executive Management	Experience as a CEO or other senior executive at a public company	9 Directors

Public Accounting and Financial Reporting	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements	3 Directors

Talent Management, Compensation, and Succession Planning	Understanding of the issues involved with executive compensation, succession planning, human capital management, and talent management and development	10 Directors

Public Company Governance	Extended experience serving as a director on a large public company board and/or experience with public company governance issues and policies, including governance best practices	9 Directors

Regulated Industries and Regulatory Issues	Experience with regulated businesses, regulatory requirements, and relationships with state and federal agencies	7 Directors

Marketing	Experience in brand management and using advertising channels to communicate compelling consumer experiences	6 Directors

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Section II - Corporate Governance at Capital One

Other Considerations

For new candidates, the Governance and Nominating Committee may also consider the results of the candidate’s interviews with directors and/or members of senior management and any background checks the Governance and Nominating Committee deems appropriate. In 2021, Capital One continued its engagement with Spencer Stuart, a third-party director search firm to identify and evaluate potential director candidates based on the criteria and principles described above.

When evaluating incumbent directors, the Governance and Nominating Committee also considers the director’s performance throughout the year, including the director’s attendance, preparation for, and participation in Board and committee meetings, the director’s annual evaluation, feedback received from fellow Board members, and the director’s willingness to serve for an additional term, as further described in the section “Annual Assessment of Individual Director Nominees” on page 30.

Process for Stockholder Recommendations of Director Candidates

Stockholders may propose nominees for consideration by the Governance and Nominating Committee by submitting the names and other relevant information as required by, and in compliance with, Capital One’s Bylaws, and further described in Capital One’s Corporate Governance Guidelines, to the Corporate Secretary at Capital One’s address set forth in the section “How to Contact Us” on page 51. Capital One’s Corporate Governance Guidelines require the Corporate Secretary to deliver a copy of the submitted information to the Chair of the Governance and Nominating Committee. The Governance and Nominating Committee will consider potential nominees proposed by stockholders on the same basis as it considers other potential nominees.

In addition, an eligible stockholder or group of stockholders may use Capital One’s “proxy access” bylaws to include stockholder-nominated director candidates in the Company’s proxy materials for annual meetings of stockholders. Our Bylaws permit up to 20 stockholders owning 3% or more of the Company’s outstanding common shares of voting stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater) provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Director Independence

Except for our CEO, who is the Company’s founder, the Board has affirmatively determined that the other members of our Board are independent under Capital One’s Director Independence Standards (the “Independence Standards”), which have been adopted by the Board as part of Capital One’s Corporate Governance Guidelines. The Independence Standards reflect the director independence requirements set forth in the listing standards of the New York Stock Exchange (“NYSE”) and other applicable legal and regulatory rules, and also describe certain categorical relationships that the Board has determined to be immaterial for purposes of determining director independence.

The categorical relationships the Board has deemed immaterial for purposes of determining director independence are: (i) relationships between Capital One and an entity where the director serves solely as a non-management director; (ii) transactions between Capital One and a director or a director’s immediate family (or their primary business affiliations) that fall below the numerical thresholds in the NYSE listing standards (or do not otherwise preclude independence under those standards), and that are ordinary course, on arm’s-length market terms, and, in the case of extensions of credit, followed usual underwriting procedures, present no more than the normal collectability risk or other unfavorable features and are in compliance with applicable legal and regulatory requirements; and (iii) discretionary contributions made by Capital One to not-for-profit organizations, foundations, or universities in which a director (or immediate family member) serves as an executive officer that in any single fiscal year within the last three years do not exceed the greater of $1 million or 2% of that entity’s consolidated gross revenues.

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Section II - Corporate Governance at Capital One

In making its independence recommendations, the Governance and Nominating Committee and the Board evaluate information obtained from non-management directors’ responses to a questionnaire inquiring about their relationships with Capital One, and those of their immediate family members and primary business or charitable affiliations and other potential conflicts of interest, as well as certain information related to transactions, relationships, or arrangements between Capital One and a non-management director or their immediate family members, primary business, or charitable affiliations. Following this review, the Board determined that the relationships and transactions complied with the Corporate Governance Guidelines and the related NYSE standards.

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Section II - Corporate Governance at Capital One

Biographies of Director Nominees

Director Since: 1994 Age: 71 Capital One Committees: ∎ None Capital One Companies: ∎ Capital One Bank (USA), N.A. (Chair) ∎ Capital One, N.A. (Chair)

Richard D. Fairbank

Chairman and Chief Executive Officer, Capital One Financial Corporation

Mr. Fairbank is the founder, CEO and Chairman of Capital One, a Fortune 100 company. He is one of only five founder-CEOs among America’s largest 100 companies. Mr. Fairbank has been the CEO since Capital One’s initial public offering in November 1994 and has served as the Chairman since February 1995. After earning his undergraduate degree and MBA from Stanford University, Mr. Fairbank was a strategy consultant and advised leading companies on long-term business strategy and growth opportunities. He came up with the idea for Capital One in 1987, and left his consulting career to build it.

Mr. Fairbank’s vision and leadership have positioned Capital One as a leading data and technology company and the company has been recognized as one of the most cloud-forward companies in the world. The Company serves more than 100 million customers, has built an iconic and respected brand, and has been recognized for being one of the best places to work.

Mr. Fairbank has over three decades of experience in banking and financial services. As the founder and CEO of Capital One, he is knowledgeable about all aspects of the company’s strategies, capabilities and culture. His qualifications as a director include his deep understanding of Capital One and his broad range of skills in the areas of strategy, technology, risk management, talent, brand and shareholder engagement.

Additional Public Directorships (current):

∎   None

Director Since: 2021 Age: 40 Capital One Committees: ∎ Compensation Committee Capital One Companies: ∎ Capital One, N.A.

Ime Archibong

Head of New Product Experimentation, Meta

Mr. Archibong is a seasoned product and business development technology executive. He has served as the Head of New Product Experimentation at Meta Platforms, Inc. (formerly known as Facebook, Inc.) since August 2019, where he leads an internal constituency of entrepreneurs testing new standalone experiences. From November 2010 to June 2020, Mr. Archibong served as Meta’s Vice President, Product Partnerships where he built the global team managing strategic partnerships with various constituencies including content developers, community leaders and not for profit organizations.

Prior to joining Meta, from February 2004 to October 2010, Mr. Archibong held roles of increasing responsibility at International Business Machines (IBM), including serving on the Advanced Technology Professional Business Development team focused on the future of storage, the Corporate Strategy team laying the foundation for IBM’s Smarter Cities initiative, and as a software engineer in the Systems and Technology Group.

Additional Public Directorships (current):

∎   None

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Section II - Corporate Governance at Capital One

Director Since: 2021 Age: 63 Capital One Committees: ∎ Audit Committee ∎ Risk Committee Capital One Companies: ∎ None

Christine Detrick

Former Director, Head of the Americas Financial Services Practice; Former Senior Advisor, Bain & Company

Ms. Detrick is a financial services industry veteran with more than 35 years of senior operating and executive leadership experience. She has deep expertise in the banking and insurance industries across a wide array of sectors, including asset management, credit cards, property and casualty, and life insurance, payments, and other consumer finance segments. From 2002 until 2012, Christine Detrick was a Senior Partner, Leader of the Financial Services Practice, and a Senior Advisor at Bain & Company, a management consulting firm. Before joining Bain, she served for 10 years at A.T. Kearney, Inc., a management consulting firm, including as Leader of the Global Financial Institutions group and a member of the Board of Management and Board of Directors. At Bain and A.T. Kearney, Ms. Detrick served banks on issues of strategy, operational transformation, risk management, and technology.

Prior to those roles, she was a founding member of a venture capital firm specializing in savings and loan institution turnarounds and served as the chief executive officer of St. Louis Bank for Savings. She was also a consultant at McKinsey and Company earlier in her career. Ms. Detrick also serves on the board of Hartford Mutual Funds, a mutual fund company, as chairman of the board and chair of their Investment Committee. She also previously served on the board of directors of Forest City Realty Trust, a public real estate investment trust, as chair of the Compensation Committee. She received her B.S. in Economics from the Wharton School of the University of Pennsylvania.

Additional Public Directorships (current):

∎   Altus Power America, Inc.

∎   CRA International, Inc.

∎   Reinsurance Group of America, Inc. (ending on the date of Reinsurance Group of America, Inc.’s 2022 annual shareholder meeting)

 Lead Independent Director

 Director Since:  2004

 Age:  68

 Capital One Committees:

∎   Compensation Committee

∎   Governance and Nominating
      Committee (Chair)

∎   Risk Committee

 Capital One Companies:

∎   Capital One, N.A.

Ann Fritz Hackett

Former Strategy Consulting Partner

Ms. Hackett has extensive experience in leading companies that provide strategic, organizational and human resource consulting services to boards of directors and senior management teams. She has experience leading change initiatives, risk management, talent management, and succession planning and in creating performance-based compensation programs, as well as significant international experience and technology experience. Ms. Hackett also has extensive board experience.

Ms. Hackett is a former Strategy Consulting Partner. From 2015 through January 2020 she was a Partner and Co-founder of Personal Pathways, LLC, a technology company providing a web-based enterprise collaboration insights platform to better advance high performance professional relationships and support the kind of complex problem-solving required in today’s distributed workplace. Prior to her role at Personal Pathways, she was President of Horizon Consulting Group, LLC, a strategic and human resource consulting firm founded by Ms. Hackett in 1996, providing global consumer product and service companies with innovative strategy and human capital initiatives. Prior to launching Horizon Consulting, Ms. Hackett spent 11 years at a leading national strategy consulting firm where she served as Vice President and Partner, served on the Management Committee, led Human Resources, and developed her expertise in strategy, change management, creating performance management processes and a performance-based culture, developing leadership talent, and planning for executive succession. Ms. Hackett is also a member of Tapestry Networks’ Lead Director Network, a select group of lead directors who collaborate on matters regarding board leadership. She also previously served as a director of Beam, Inc. (formerly Fortune Brands, Inc.) from December 2007 until April 2014.

Additional Public Directorships (current):

∎   Fortune Brands Home & Security, Inc.

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Section II - Corporate Governance at Capital One

Director Since: 2016 Age: 54 Capital One Committees: ∎ Compensation Committee ∎ Risk Committee Capital One Companies: ∎ Capital One, N.A.

Peter Thomas Killalea

Former Vice President of Technology, Amazon.com

Mr. Killalea, a seasoned technology executive and advisor, has deep expertise in product development, digital innovation, customer experience, and security.

Mr. Killalea is an advisor to technology-driven companies. From November 2014 to December 2021, Mr. Killalea served as the Owner and President of Aoinle, LLC, a consulting firm. From May 1998 to November 2014, Mr. Killalea served in various senior executive leadership roles at Amazon, most recently as its Vice President of Technology for the Kindle Content Ecosystem. He led Amazon’s Infrastructure and Distributed Systems team, which later became a key part of the Amazon Web Services Platform. Prior to that, he served as Amazon’s Chief Information Security Officer and Vice President of Security.

Mr. Killalea also currently serves on the editorial board of ACM Queue (Association for Computing Machinery). He previously served on the board of Xoom Corporation (acquired by PayPal Inc.) from March 2015 to November 2015 and Carbon Black, Inc. (acquired by VMware) from April 2017 to October 2019.

Additional Public Directorships (current):

∎   Akamai Technologies, Inc.

∎   MongoDB, Inc.

Director Since: 2019 Age: 60 Capital One Committees: ∎ Audit Committee ∎ Compensation Committee ∎ Risk Committee Capital One Companies: ∎ Capital One Bank (USA), N.A.

Eli Leenaars

Group Chief Operating Officer, Quintet Private Bank

Mr. Leenaars has over 30 years of experience in the financial services sector, including institutional and investment banking, asset management, corporate and retail banking, and in cultivating sophisticated client relationships. A respected expert on the future of digital banking, as well as global industry trends in finance, investment, banking, and leadership, Mr. Leenaars has experience managing businesses through a wide range of matters including mergers and acquisitions, complex corporate restructuring, strategic initiatives, and challenging financial environments.

Mr. Leenaars currently serves as Group Chief Operating Officer of Quintet Private Bank and is a member of its Authorized Management Committee. Prior to joining Quintet, Mr. Leenaars served as Vice Chairman of the Global Wealth Management Division at UBS Group AG, a Swiss multinational investment bank and financial services company, since April 2015. In this role, he engages on senior relationship management with a focus on UBS’ largest non-U.S. clientele.

Prior to joining UBS, Mr. Leenaars enjoyed a 24-year career at ING Group N.V., a Dutch multinational banking and financial services company, and various of its subsidiaries. From January 2010 until March 2015, he served as the CEO of ING Retail Banking Direct and International for ING, where he was responsible for Retail Banking and Private Banking worldwide. This included serving as CEO of ING Direct N.V., the parent company of ING Direct in the U.S., which pioneered the national direct deposit platform. Between 2004 and 2010, Mr. Leenaars was also member of ING’s Executive Board with responsibility for ING’s Global Retail and Private Banking operations and Group Technology and Operations. In addition, Mr. Leenaars previously served as a member of our Board from May 2012 to September 2012 in connection with Capital One’s acquisition of ING Direct.

Mr. Leenaars is a member of the Executive Committee of the Trilateral Commission (Paris, Tokyo, and Washington, DC).

Additional Public Directorships (current):

∎   None

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Section II - Corporate Governance at Capital One

Director Since: 2019 Age: 50 Capital One Committees: ∎ Compensation Committee (Chair) ∎ Governance and Nominating Committee Capital One Companies: ∎ Capital One, N.A.

François Locoh-Donou

President, Chief Executive Officer, and Director, F5 Networks, Inc.

Mr. Locoh-Donou has nearly two decades of enterprise technology experience, building a wide range of product teams, and operations around the world. He is well known for his ability to envision where industries are going and inspire organizations to identify and execute on future growth opportunities—especially in the areas of cloud, software, analytics, and security.

In April 2017, Mr. Locoh-Donou was hired as the President and Chief Executive Officer of F5 Networks, where he has refocused the company on Applications Services Software (including Security) for Multi-Cloud environments. He is also the only management member of the F5 Board of Directors. Prior to joining F5, Mr. Locoh-Donou held successive leadership positions at Ciena Corporation (from 2002 to March 2017), a network strategy and technology company, including Chief Operating Officer; Senior Vice President, Global Products Group; Vice President and General Manager, EMEA; Vice President International Sales; and Vice President and Marketing. Prior to joining Ciena, Mr. Locoh-Donou held research and development roles with Photonetics, a French opto-electronics company.

Mr. Locoh-Donou is also the co-founder and Chairman of Cajou Espoir, a cashew-processing facility that employs several hundred people in rural Togo, 80 percent of whom are women.

Additional Public Directorships (current):

∎   F5 Networks, Inc.

Director Since: 2012 Age: 65 Capital One Committees: ∎ Governance and Nominating Committee ∎ Risk Committee (Chair) Capital One Companies: ∎ Capital One, N.A.

Peter E. Raskind

Former Chairman, President and Chief Executive Officer, National City Corporation

Mr. Raskind has more than 40 years of banking experience, including in corporate banking, retail banking, wealth management/trust, mortgage, operations, technology, strategy, product management, asset/liability management, risk management and acquisition integration. Through his extensive banking career, he has served in a number of senior executive leadership roles and held positions of successively greater responsibility in a broad range of consumer and commercial banking disciplines, including cash management services, corporate finance, international banking, wealth management and corporate trust, retail and small business banking, operations and strategic planning.

Most recently, Mr. Raskind was a consultant to banks and equity bank investors as the owner of JMB Consulting, LLC, which he established in February 2009 and managed through 2017. Prior to founding JMB Consulting, Mr. Raskind served as Chairman, President and Chief Executive Officer of National City Corporation, one of the largest banks in the United States, until its merger with PNC Financial Services Group in December 2008. Mr. Raskind has served as a director of United Community Banks, Inc. and Visa USA and Visa International. He also served on the board of directors of the Consumer Bankers Association, was a member of the Financial Services Roundtable, and on the executive committee of the National Automated Clearing House Association. In addition, Mr. Raskind served as Interim Chief Executive Officer of the Cleveland Metropolitan School District in 2011, and in 2010, he served as Interim Chief Executive Officer of the Cleveland-Cuyahoga County Port Authority.

Additional Public Directorships (current):

∎   None

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Section II - Corporate Governance at Capital One

Director Since: 2020 Age: 67 Capital One Committees: ∎ Audit Committee ∎ Risk Committee Capital One Companies: ∎ Capital One Bank (USA), N.A.

Eileen Serra

Former Senior Advisor, JP Morgan Chase & Co.; Former Chief Executive Officer, Chase Card Services

Ms. Serra served in various leadership roles over the course of her more than 20 years in the financial services industry, which included responsibility for operations, product development, customer engagement, digital transformation, strategic and growth initiatives, and talent management.

A seasoned credit card industry executive, Ms. Serra served in a variety of executive positions at JP Morgan Chase & Co., including as Chief Executive Officer of Chase Card Services from 2012 to 2016. While at Chase, Ms. Serra established and developed successful consumer credit card products and brands, loyalty programs, partner relationships, and digital mobile payment solutions. Most recently, from 2016 until her retirement in February 2018, she served as Senior Advisor focusing on strategic growth initiatives.

Prior to joining JP Morgan Chase in 2006, Ms. Serra was a Managing Director and Head of Private Client Banking Solutions at Merrill Lynch. She also served as Senior Vice President at American Express where, among other responsibilities, she led the Small Business Credit Card and Lending businesses. Prior to American Express, she was a partner at McKinsey & Company. Ms. Serra currently serves as a director and member of the compensation committee of Gartner, Inc. and director and member of the audit committee of Boxed, Inc.

Additional Public Directorships (current):

∎   Gartner, Inc.

∎   Boxed, Inc.

Director Since: 2003 Age: 67 Capital One Committees: ∎ Compensation Committee ∎ Governance and Nominating Committee Capital One Companies: ∎ Capital One, N.A.

Mayo A. Shattuck III

Chairman, Exelon Corporation; Former Chairman, President and Chief Executive Officer, Constellation Energy Group

Mr. Shattuck has decades of experience in global corporate finance and lending, corporate strategy, capital markets, risk management, executive compensation and private banking, has led two large, publicly held companies and has served on other public company boards.

Since 2013, Mr. Shattuck has served as Chairman of the Board of Chicago-based Exelon Corporation, a Fortune 100 company that owns six utilities and is the nation’s largest competitive energy provider and commercial nuclear plant operator. Previously, Mr. Shattuck was Chairman, President and Chief Executive Officer of Constellation Energy Group, a position he held from 2001 to 2012. Mr. Shattuck is also Chairman of the Board of Johns Hopkins Hospital.

Mr. Shattuck has extensive experience in the financial services industry. He was previously at Deutsche Bank, where he served as Global Head of Investment Banking, Global Head of Private Banking and was Chairman of Deutsche Banc Alex. Brown. From 1997 to 1999, Mr. Shattuck served as Vice Chairman of Bankers Trust Corporation, which merged with Deutsche Bank in 1999. In addition, from 1991 to 1997, Mr. Shattuck was President and Chief Operating Officer and a director of Alex. Brown & Sons, a major investment bank, which merged with Bankers Trust in 1997. Mr. Shattuck is the former Chairman of the Institute of Nuclear Power Operators.

Additional Public Directorships (current):

∎   Exelon Corporation (ending on the date of Exelon Corporation’s 2022 annual shareholder meeting)

∎   Gap, Inc.

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Director Since: 2008 Age: 70 Capital One Committees: ∎ Audit Committee (Chair) ∎ Risk Committee Capital One Companies: ∎ Capital One Bank (USA), N.A.

Bradford H. Warner

Former President of Premier and Small Business Banking, Bank of America Corporation

Mr. Warner has deep experience in a broad range of commercial, consumer, investment and international banking leadership roles, as well as in corporate banking functions, customer relationships, corporate culture change management, enterprise risk management, and technology.

Mr. Warner served in a variety of executive positions at BankBoston, FleetBoston and Bank of America from 1975 until his retirement in 2004. These positions included President of Premier and Small Business Banking, Executive Vice President of Personal Financial Services, and Vice Chairman of Regional Bank.

Throughout his banking career, Mr. Warner served in leadership roles for many of the major business lines and functional disciplines that constitute commercial banking, including leadership of retail and branch banking, consumer lending (credit cards, mortgage and home equity), student lending and small business; various corporate banking functions, including community banking and capital markets businesses, such as underwriting, trading and sales of domestic and international fixed income securities, foreign exchange and derivatives; international banking businesses in Asia, northern Latin America and Mexico; and several investment-related businesses, including private banking, asset management and brokerage. He also served on the most senior management policy and governance committees at BankBoston, FleetBoston, and Bank of America.

Additional Public Directorships (current):

∎   None

Director Since: 2013 Age: 62 Capital One Committees: ∎ Audit Committee ∎ Risk Committee Capital One Companies: ∎ Capital One Bank (USA), N.A.

Catherine G. West

Former Special Advisor, Promontory Financial Group; Former Associate Director and Chief Operating Officer, Consumer Financial Protection Bureau

Ms. West has a multifaceted background in financial services with more than 30 years of experience in financial services operations, business line management (P&L), regulatory matters, technology platform conversions, process automation and innovation, and strategy development. She has experience in initial public offerings, and mergers and acquisitions, and has a keen understanding of business strategy, operations, and the regulatory perspective in the financial services industry.

Ms. West served as a Special Advisor to Promontory Financial Group, a financial services consulting firm, from May 2013 until her departure in October 2013, and as Managing Director from April 2012 until April 2013. From March 2011 to April 2012, Ms. West was the Associate Director and Chief Operating Officer of the Consumer Financial Protection Bureau (the “CFPB”) a federal agency tasked with regulating U.S. consumer protection with regard to financial services and products, where she led the start-up of the agency’s infrastructure. While at the CFPB, Ms. West also played an integral part in implementing a Consumer Response unit designed to solicit views from consumers regarding their experiences with financial institutions and leveraged those views to effect policy change. Prior to joining the CFPB, she served as the Chief Operating Officer of J.C. Penney from August 2006 to December 2006. Ms. West was an executive officer at Capital One Financial Corporation from March 2000 to July 2006, where she served in roles that included President of the U.S. Card business and Executive Vice President of U.S. Consumer Operations. Prior to her time at Capital One, Ms. West spent over 10 years primarily in consumer card banking at several institutions.

Additional Public Directorships (current):

∎   None

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Director Since: 2021 Age: 52 Capital One Committees: ∎ Audit Committee Capital One Companies: ∎ Capital One Bank (USA), N.A.

Craig Anthony Williams

President, Jordan Brand, Nike, Inc.

Mr. Williams, a seasoned marketing executive, has extensive experience in product development, leading cross-functional teams and driving global strategy and operations. He has served as the President of Jordan Brand at Nike, Inc. since January 2019, where he leads a cross-functional team focused on the brand’s vision, strategy and global growth.

Prior to joining Nike, Inc., Mr. Williams was the Senior Vice President, The Coca-Cola Co. and President of The Global McDonald’s Division (TMD) from January 2016 to January 2019, where he was responsible for brand and category growth. During his time at The Coca-Cola Co., Mr. Williams held a variety of executive roles within TMD Worldwide, including Senior Vice President and Chief Operating Officer, Vice President U.S., Assistant Vice President of U.S. Marketing and Group Director of U.S. Marketing. Prior to joining The Coca-Cola Co. in June 2005, Mr. Williams was a Global Marketing Director at CIBA Vision Corporation, a contact lenses and lens care product manufacturer, a brand management executive at Kraft Foods Inc., and served as a Naval Nuclear Power Officer in the U.S. Navy.

Additional Public Directorships (current):

∎   None

Board Leadership Structure

The Independent Directors, each year in conjunction with the Board’s self-assessment, evaluate the continued effectiveness of the Board’s leadership structure in the context of Capital One’s specific circumstances, culture, strategic objectives, and challenges. The diverse backgrounds and experiences of our directors provide the Board with broad perspectives from which to determine the leadership structure best suited for Capital One and the long-term interests of Capital One’s stockholders and other stakeholders.

We believe that our existing Board leadership structure, with Mr. Fairbank acting as CEO and Chairman of the Board, provides the most effective governance framework and allows our Company to benefit from Mr. Fairbank’s talent, knowledge, and leadership as the founder of Capital One and allows him to use the in-depth focus and perspective gained in running the Company to effectively and efficiently lead our Board. Capital One appropriately maintains strong independent and effective oversight of our business and affairs through our empowered Lead Independent Director; all-independent Board committees with independent chairs that oversee the Company’s operations, risks, performance, and business strategy; experienced and committed directors; and frequent executive sessions without management (including Mr. Fairbank) in attendance.

Lead Independent Director

Our Board believes that an active, empowered Lead Independent Director is key to providing strong, independent leadership for the Board. The Lead Independent Director position, elected annually by the other disinterested independent directors upon the recommendation of the Governance and Nominating Committee, is a critical aspect of our corporate governance framework.

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The Lead Independent Director’s responsibilities include:

Board Leadership

∎   Organizing and presiding over executive sessions

∎   Setting the agendas for and leading executive sessions

∎   Having authority to call meetings of the Independent Directors

∎   Soliciting feedback for and engaging the CEO on executive sessions

∎   Advising the Chairman of the Board on the retention of advisors and consultants who report directly to the Board

∎   Advising the Governance and Nominating Committee and the Chairman of the Board on the membership of Board committees and the selection of committee chairs

∎   Acting as a key advisor to the CEO on a wide variety of Company matters

Board Culture

∎   Serving as liaison between the Chairman of the Board and the Independent Directors

∎   Facilitating discussion among the Independent Directors on key issues and concerns outside of Board meetings

∎   Ensuring Board discussions demonstrate appropriate effective challenge of management

∎   Facilitating teamwork and communication among the Independent Directors

∎   Fostering an environment that allows for engagement by and commitment of Board members

Board Meetings
∎	Approving meeting agendas for the Board

∎	Approving information sent to the Board

∎	Approving Board meeting schedules and working with the Chairman of the Board and committee chairs to assure there is sufficient time for discussion of all agenda items

∎	Presiding at all meetings of the Board at which the Chairman of the Board is not present

Performance and Development
∎	Leading the annual performance assessment of the CEO

∎	Facilitating the Board’s engagement with the CEO with respect to the CEO’s performance assessment and CEO succession planning

∎	Leading the Board’s annual self-assessment and providing recommendations for improvement, if any

Stockholder Engagement
∎	If requested by stockholders, ensuring that he or she is available for consultation and direct communication

∎	Reviewing stockholder communications addressed to the full Board, to the Lead Independent Director, or the Independent Directors, as appropriate

In evaluating candidates for Lead Independent Director, the Independent Directors consider several factors, including each candidate’s corporate governance experience, Board service and tenure, leadership roles, and ability to meet the necessary time commitment. For an incumbent Lead Independent Director, the Independent Directors also consider the results of the candidate’s annual Lead Independent Director assessment. For a description of the Lead Independent Director annual assessment process, see “Annual Assessment of the Lead Independent Director” beginning on page 31.

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Key Board Governance Practices

2021 Board Meetings and Attendance

∎	The Board held 16 meetings and the Board’s committees collectively held 33 meetings

∎	All directors then serving attended the 2021 Annual Stockholder Meeting, and Capital One expects all of the director nominees to attend the 2022 Annual Stockholder Meeting

∎

Each of our current directors attended at least 75% of the aggregate number of the meetings of the Board and the committees on which they served during the period the director was on the Board or committee

Director Onboarding and Education

The Company, in consultation with the Governance and Nominating Committee, has established director onboarding and continuing director education programs to support our directors in fulfilling their responsibilities and to assist them in keeping current on industry, corporate, regulatory, and other developments.

All new directors participate in the Company’s director onboarding program to facilitate director learning relating to the Company’s values, strategic plans, accounting policies, financial reporting, risk management, code of ethics, key regulatory issues, competition, and industry dynamics. As part of this onboarding program, over a period of approximately 18 months, new directors meet with members of senior management serving in various roles and functions, as well as Board committee chairs, the Lead Independent Director, and individual directors, to review and discuss information about the Company, the business, the boardroom, and individual director roles and responsibilities. Additionally, new directors are assigned an experienced director to serve as a mentor to facilitate their onboarding to the Board and the Company.

Our continuing director education program is designed to provide: (i) regular updates on external opportunities for continuing education offered by applicable regulators, professional organizations, and academic institutions; (ii) internal director education programs; (iii) various board-related publications; and (iv) access to peer-to-peer networks. Our directors are also encouraged to pursue other educational opportunities, at the Company’s expense, to enhance directors’ ability to perform their duties.

Executive Sessions

Our Independent Directors regularly convene executive sessions led by the Lead Independent Director at Board and committee meetings as needed. The executive sessions allow the Independent Directors to discuss strategy, CEO and senior management performance and compensation, succession planning, Board effectiveness, and other matters without management present.

In 2021, the Independent Directors met 13 times in executive session. During these executive sessions, Directors have access to all the members of senior management as they may request, such as the CEO, CFO, Corporate Secretary, General Counsel, Chief Risk Officer, Chief Audit Officer, Chief Information Security Officer, Chief Technology Risk Officer, Chief Credit Review Officer, and Chief Compliance Officer. The Lead Independent Director and/or any director may request additional executive sessions of Independent Directors.

Directors Are Actively Engaged Outside of Board Meetings

Engagement outside of Board meetings provides our directors with additional insight into our business and industry. It also provides our Board with valuable perspective on the performance of our Company, Board, CEO, and other members of senior management.

∎

Our committee chairs and Lead Independent Director meet and communicate regularly with each other and with both the CEO and members of our management team, as well as with our federal regulators, usually independently of the CEO.

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∎

Our committee chairs and Lead Independent Director conduct pre-meeting reviews of agendas and provide feedback directly to management. After Board meetings, the committee chairs and Lead Independent Director conduct post-meeting debriefs with management to discuss any follow-up items.

∎	Individual directors confer with each other and with our CEO, members of our senior management team, and other key associates as needed.

Annual Board and Committee Evaluations

Annually, in compliance with the NYSE listed company rules and other applicable laws, rules, and regulations, the Board and its committees conduct formal self-evaluations to assess and improve the Board’s effectiveness and functionality. Furthermore, the Board and its committees periodically may further assess their effectiveness outside of the annual self-evaluation process. The Board believes that in addition to serving as a tool to evaluate and improve performance, evaluations can serve several other purposes, including the promotion of good governance and the integrity of financial reporting, reduction of risk, informing the Board refreshment process, strengthening the Board-management partnership, and helping set and oversee Board expectations of management. In assessing their performance, the Board and its committees take a multi-year perspective to identify and evaluate trends and assure themselves that areas identified for improvement are appropriately and timely addressed.

To ensure the process stays fresh and continues to generate rich insights, the Board follows a cyclical, programmatic approach when conducting Board and committee evaluations. This approach includes regular, holistic reviews of the evaluation framework, methodology, and form. While the Board and each of its committees conducts a formal evaluation annually, the Board considers its performance and that of its committees continuously throughout the year and shares feedback with management.

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Section II - Corporate Governance at Capital One

As part of the Board’s self-evaluation process, directors consider various topics related to Board composition, effectiveness, structure, and performance and the overall mix of director skills, experience, and background. Specifically, topics considered during the 2021 annual Board and committee self-evaluations process included:

∎	Board engagement, culture, and setting the “tone at the top”

∎	Board leadership, including the roles of the Lead Independent Director and Chairman of the Board

∎	Oversight of and engagement in corporate strategy (both short- and long-term strategic objectives) and Company performance

∎	Oversight of the CEO, executive compensation, and evaluation

∎	CEO and executive talent development and succession planning

∎	Access to Company executives and associates

∎	Board and committee composition, including director skills, background, diversity, and new director recruiting activities

∎

Oversight of enterprise and technology risk, including the stature of the risk management function and appropriateness of the Company’s risk appetites and risk management in light of the scale and complexity of the Company’s business

∎	Overall Board governance including quality and quantity of materials and information, conduct of meetings, and support for those activities from management

Each year, the Board and its committees may conduct their annual evaluations through one or a combination of evaluative approaches, including written surveys, individual director interviews, group discussions in executive session, and/or engagement of a third-party facilitator.

Annual Assessment of Individual Director Nominees

Each year the Chair of the Governance and Nominating Committee conducts an individual director assessment process. This process includes candid, one-on-one discussions between the Governance and Nominating Committee’s Chair and each Board member regarding the individual performance and effectiveness of the directors nominated by the Board for re-election by Capital One’s stockholders. Directors may also provide feedback on any other individual director’s performance at any time, regardless of whether it is part of the formal assessment process.

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Annual Assessment of the Lead Independent Director

To support the Independent directors in selecting the Lead Independent Director, the Governance and Nominating Committee oversees an annual process to evaluate the performance and effectiveness of the Lead Independent Director. Each year the Governance and Nominating Committee designates one Independent Director as a facilitator, who solicits feedback and perspectives from all directors on the Lead Independent Director. The facilitator then shares the results with the Governance and Nominating Committee and, as appropriate, the Board, without the Lead Independent Director present. The Independent Directors consider the results of this assessment in the annual selection of the Lead Independent Director.

Our Lead Independent Director is currently Ms. Hackett. As Lead Independent Director, Ms. Hackett has a strong record of active engagement both inside and outside the boardroom, including regular meetings with federal regulators and company executives in one-on-one and group settings. Ms. Hackett is also an active member of Tapestry Networks’ Lead Director Network, a select group of lead independent directors from America’s most successful companies who share a commitment to improving corporate performance and earning stockholder trust through more effective board leadership. Leveraging her significant experience serving in leadership capacities in a variety of environments, Ms. Hackett has fostered a culture of collaboration, diligence, trust, and mutual respect that allows the Board to work effectively to provide oversight of and effective challenge to management. Based on her performance, the Independent Directors unanimously supported Ms. Hackett’s re-election as Lead Independent Director for a one-year term beginning May 2021.

Annual Performance Assessment of the CEO

Led by the Lead Independent Director, the Independent Directors annually assess the performance of Mr. Fairbank as Capital One’s CEO through a process developed and overseen by the Governance and Nominating Committee. This process includes an in-depth discussion of the CEO’s performance by the Independent Directors in executive session during which directors consider a variety of factors. For example, cultural values and ethical conduct are critical factors in both selecting and evaluating the CEO, and therefore, the Independent Directors specifically consider the CEO’s efforts in establishing and maintaining Capital One’s culture, brand, and reputation, with a strategic focus on products and services to build an enduring customer franchise and on embedding Capital One’s culture throughout the organization. The Independent Directors also consider feedback from the Board and self-assessment materials provided by Mr. Fairbank regarding his and the Company’s performance and achievements of various subjective and objective metrics. For additional information, see “Chief Executive Officer Compensation” beginning on page 70.

The annual CEO performance assessment is completed as part of the year-end compensation process. The Compensation Committee manages year-end compensation decisions within the context of such assessment, and the Lead Independent Director and Chair of the Compensation Committee jointly share the feedback of the CEO performance assessment with Mr. Fairbank in a closed session.

The Board’s Role in Corporate Oversight

Our Board is accountable for oversight of Capital One’s business affairs and operations. In carrying out this responsibility, among other things, the Board oversees management’s development and implementation of the Company’s (i) corporate culture; (ii) corporate strategy; (iii) financial performance and associated risks; (iv) the enterprise-wide risk management framework, including cybersecurity risk; (v) succession planning for the Company’s CEO and other key executives; and (vi) policies, programs, and strategies related to environmental, social, and governance matters. For information regarding the Board’s role in oversight of the Company’s policies, programs, and strategies related to environmental and social practices, see “Environmental, Social, and Governance Practices” beginning on page 46.

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COVID-19 Pandemic

During 2021, the Board was deeply engaged in the Company’s response to the COVID-19 pandemic. As the COVID-19 pandemic developed, a cross-functional team of Company management was assembled to continuously monitor the impact of the COVID-19 pandemic on our business and implement necessary measures to appropriately manage risk. The Board has received frequent updates on the pandemic’s impact on market conditions and the Company’s business and associates, and reviewed with management the Company’s risk mitigation strategies and business contingency plans. Since mid-March 2020, this Board oversight included both formal and informal Board meetings and updates regarding the Company’s pandemic response.

Corporate Culture

Capital One believes that a strong ethical corporate culture is a key element of sound and sustainable corporate governance practices, beginning at the top with senior leadership. The Board plays a critical role in supporting and overseeing Capital One’s corporate culture, mission, values, and setting the “tone at the top” by adopting policies, codes of ethics, and a philosophy for hiring and compensation practices that promote ethical behavior, compliance with laws and regulations, including those pertaining to consumer protection and privacy, effective internal controls and risk management, and sound governance. The Company’s governance and risk management programs also support a strong and sustainable culture in several ways, including through the governance framework, risk management program, ethics program, and talent management and compensation policies and practices.

The Board and its committees have many opportunities to oversee and engage with management on the Company’s culture throughout the year including through, among other things:

∎

Reviewing and overseeing Capital One’s strategy, including by engaging in constructive dialogue with the CEO and senior executives on the alignment of the Company’s culture, mission, and values with its long-term strategy, including during the annual Board Strategy Meeting (which is further discussed below under “Corporate Strategy”);

∎	Reviewing and adopting employment policies, compensation plans and incentive structures that promote effective internal controls and governance practices and overall ethical behavior;

∎

Engaging with the Chief Human Resources Officer and reviewing and discussing the results of associate engagement surveys (which include associate feedback on the Company’s culture, mission, and values), associate retention and turnover metrics, employment policies and benefits, and the Company’s diversity and inclusion efforts and results; and

∎	Approving and overseeing adherence to the Company’s Code of Conduct, and receiving regular reporting from the Chief Compliance Officer on the Company’s ethics program and associate conduct.

Corporate Strategy

The Board, in fulfilling its responsibility to manage risk and maximize long-term stockholder value, is accountable for reviewing and overseeing the creation and implementation of Capital One’s corporate strategy. The Board expects management, with input from the Board, to develop, communicate, and implement a strategy that allows Capital One to: (i) invest in long-term capabilities and opportunities; (ii) secure competitive, endgame positions in our key businesses; (iii) attract and retain customers; (iv) grow resiliently; (v) promote ethical behavior and compliance with applicable laws and regulations; (vi) withstand economic stress and market volatility; and (vii) conform to the Board’s established risk tolerance. These strategies should deliver long-term benefits and returns to our stakeholders, including our stockholders, regulators, customers, associates, and communities in which we operate.

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The development of Capital One’s strategy is an ongoing, iterative process that includes engagement from and between the CEO, Division Presidents, the CFO, the General Counsel, the Corporate Secretary, the Chief Risk Officer, the Chief Audit Officer, and the Board. Each year, the full Board participates in an annual Board Strategy Meeting that provides an opportunity for the Board to engage with the CEO and key senior leaders in assessing the competitive environment and Capital One’s enterprise and divisional strategies, and to provide effective challenge, feedback, and input on the Company’s long-term strategy and investments. Following the Board Strategy Meeting, the Chief Risk Officer meets with the full Board to provide a risk assessment of Capital One’s strategic imperatives. Afterwards, the Board reviews and approves the long-term strategic plan. As the year progresses, the Board remains engaged in overseeing the implementation and monitoring of Capital One’s strategy through updates by the CEO on enterprise corporate strategy and by Division Presidents on business line strategies and results. These updates typically include business line performance and outlook, external and competitive trends, key investment opportunities, and risk evaluation and mitigation strategies. This approach allows the Board to engage in informed discussions with management regarding financial performance and trajectory, capital allocation, strategy implementation, and risk-mitigation plans, where appropriate.

Financial Performance and Associated Risks

The Board oversees the Company’s financial performance by reviewing with management, on a regular basis, the Company’s quarterly and annual financial statements. The Audit Committee oversees the integrity of the Company’s financial statements by, among other things, obtaining independent assurance as to the completeness and accuracy of its financial statements from an independent registered public accounting firm, whose qualifications, independence, and performance it reviews on an annual basis. The Audit Committee also oversees the integrity of the Company’s internal controls over financial reporting by, among other things, reviewing periodic assessments of the adequacy and effectiveness of the Company’s financial controls performed by both the Company’s independent registered public accounting firm and internal audit function. In addition, the Board, either directly or through the Risk Committee, plays an integral role in the oversight of capital planning and adequacy, funding and liquidity risk management, market risk management, investment portfolio management, and other asset liability management matters.

Risk Oversight

The Board believes that effective risk management and control processes are critical to Capital One’s safety and soundness, our ability to predict and manage the challenges that Capital One and the financial services industry face, and, ultimately, Capital One’s long-term corporate success.

The enterprise-wide risk management framework defines the Board’s appetite for risk taking and enables senior management to understand, manage, and report on risk. The risk management framework is implemented enterprise-wide and includes seven risk categories: compliance, credit, liquidity, market, operational, reputation, and strategic. Management has developed risk appetite statements with accompanying metrics which are meaningful to the organization and reflect the aggregate level and types of risk Capital One is willing to accept in order to achieve its business objectives, clarifying both risks the Company is actively taking and risks that are purposely avoided.

The Risk Committee is responsible for the oversight of enterprise-wide risk management for the Company, and is responsible for reviewing and recommending to the Board for approval certain risk tolerances taking into account the Company’s structure, risk profile, complexity, activities, size, and other appropriate risk-related factors. Within management, enterprise-wide risk management is generally the responsibility of the Chief Risk Officer, who has accountability for proposing risk tolerance and reporting levels related to all seven risk categories. The Chief Risk Officer is also responsible for ensuring that the Company has an overall enterprise risk framework and that it routinely assesses and reports on enterprise level risks. The Chief Risk Officer reports both to the CEO and to the Risk Committee. The Audit Committee also plays an important risk oversight function, and oversees elements of compliance. The Compensation Committee oversees compensation policies and practices to ensure balanced risk-taking as further described in “Risk Assessment of Compensation Policies and Practices” beginning on page 34 below. Finally, the Board as a whole oversees the entire enterprise-wide risk framework for the Company, including the oversight of strategic risk.

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Cybersecurity and Technology Risk

As a financial services company entrusted with the safeguarding of sensitive information, our Board believes that a strong enterprise cyber program is vital to effective risk management. As part of its program of regular oversight, the Risk Committee of the Board is responsible for overseeing cyber risk, information security, and technology risk, including management’s actions to identify, assess, mitigate, and remediate material cyber issues and risks. The Risk Committee receives quarterly reports from the Chief Information Security Officer and Chief Technology Risk Officer on the Company’s technology and cyber risk profile, enterprise cyber program, and key enterprise cyber initiatives. In addition, the Risk Committee discusses matters escalated to it by the Technology and Cyber Risk Committee, a management-level committee dedicated to the discussion of enterprise-wide cybersecurity and technology risk issues whose responsibilities include, among other things, discussion of cyber and technology risks. The Risk Committee coordinates with the full Board regarding the strategic implications of cyber and technology risks.

The Chief Information Officer, Chief Information Security Officer, and Chief Technology Risk Officer also follow a risk-based escalation process to notify the Risk Committee outside of the quarterly reporting cycle when they identify an emerging risk or material issue. The Risk Committee annually reviews and recommends the Company’s information security policy and information security program to the Board for approval. At least annually, the Board reviews and discusses the Company’s technology strategy with the Chief Information Officer; reviews and discusses the Company’s cybersecurity strategy with the Chief Information Security Officer and Chief Technology Risk Officer; and approves the Company’s technology strategic plan. In addition, the Risk Committee participates in periodic cyber education sessions.

Succession Planning

Under the Corporate Governance Guidelines, the Board is responsible for maintaining a succession plan for the CEO and certain key executive roles. An effective planning process has been developed and maintained to identify, develop, and assess successors to the CEO and certain key executives. The Board reviews these succession plans at least annually. Our Board believes that the directors and the CEO should work together on executive succession planning and that the entire Board should be involved. Each year, as part of its succession planning process, our CEO provides the Board with recommendations on, and evaluations of, potential CEO successors. The Board considers a number of factors such as experience, skills, competencies, diversity, and potential in its review of the senior executive team to assess which executives possess or can develop the attributes that the Board believes are necessary to lead and achieve the Company’s goals. Among other steps taken to promote this process throughout the year, executives one and two levels below the CEO often attend Board meetings and present to the Board, providing the Board with numerous opportunities to interact with our senior management and assess their leadership capabilities. Additionally, each line of business engages in succession planning for key roles at least once per year. The Chief Human Resources Officer reviews the line of business succession plans.

Our Board proactively reviewed plans for temporary emergency successors across key roles in late 2021. The temporary emergency succession plan is intended to identify the leaders who can assume the responsibilities in the immediate short term to ensure business continuity, day-to-day management of the team and business for our senior management and key roles. Our Board also has established steps to address emergency CEO succession planning for an unplanned CEO succession event. Our emergency CEO succession planning is intended to enable our Company to respond to an unexpected CEO transition by continuing our Company’s safe and sound operation and minimizing potential disruption or loss of continuity to our Company’s operations and strategy. There is also available, on a continuing basis as a result of the process described above, the CEO’s recommendation on a successor should the CEO become unexpectedly unable to serve. The Board also reviews annually the CEO’s emergency successor recommendations.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee oversees all of our compensation policies and practices, including our incentive compensation policies and practices, with a view toward ensuring that such policies and practices encourage

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balanced risk-taking, are compatible with effective controls and risk management, align with our business strategy, and enable the Company to attract and retain top talent, especially in key job functions. Every two years, the Compensation Committee reviews and approves the Incentive Compensation Governance Policy, which applies to all Company associates and governs incentive compensation decisions. The Incentive Compensation Governance Policy provides the framework for oversight of the design of incentive compensation programs. In setting executive compensation, the Compensation Committee assesses each of the NEOs against one or more performance objectives specifically designed to evaluate the degree to which the named executive officers balanced risks inherent in their specific roles. The Compensation Committee also implements additional risk-balancing features for certain equity awards, as described in more detail in the “Compensation Discussion and Analysis” beginning on page 57.

In addition, the Compensation Committee reviews the Company’s NEO and other senior executive compensation programs as well as any other material incentive compensation programs. During these reviews, the Compensation Committee discusses the Company’s most significant risks, including the Company’s status with respect to managing those risks and the relationship of those risks to compensation programs. The review includes discussion and analysis of risk-balancing features embedded in these incentive compensation programs and other actions taken by the Company to appropriately balance risk and achieve conformance with regulatory guidance. The Compensation Committee also discusses these programs with the Company’s Chief Risk Officer, Chief Human Resources Officer, and the Compensation Committee’s independent compensation consultant, as appropriate. Based on these discussions, the Compensation Committee believes these compensation programs are consistent with safety and soundness, operate in a manner that appropriately balances risk, and are not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee’s active oversight, together with the Company’s interactions and discussions with its regulators, has further enhanced the Company’s risk management and control processes with respect to incentive compensation at the Company and supported our continued compliance with the interagency guidance on sound incentive compensation practices.

Stockholder Engagement

We value the input and insights of our stockholders and are committed to continued meaningful engagement with investors. As a result, we engage in continuous outreach throughout the year to discuss with our stockholders the issues that are important to them, listen to their expectations for us, and share our views. During our discussions, we also seek to provide visibility and transparency into our business, our performance, and our governance and compensation practices. We report stockholder feedback to our Board to help them respond to stockholders’ concerns and feedback.

Stockholder Engagement Program

In 2021, we engaged in direct outreach and discussions with stockholders representing approximately 70% of our outstanding shares. Key topics of focus included environmental, social, and governance matters, Company strategy and results, board composition and refreshment, and executive compensation. Key features of our stockholder engagement program include: (i) continuous, year-round outreach; (ii) meaningful board-driven engagement; (iii) regular board reporting; and (iv) stockholder-driven improvements.

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Continuous Outreach

Our CEO, CFO, and Investor Relations team meet frequently with stockholders and the investment community regarding Company strategy and performance. In addition, members of management, including our Investor Relations, Governance and Securities, and Executive Compensation teams, as well as our General Counsel and Corporate Secretary and our CFO, meet with key governance contacts at our larger stockholders throughout the year.

Meaningful Engagement

Our goal is to engage with our stockholders in a manner characterized by both transparency and respect, fostering collaborative and mutually beneficial discussions. Depending on the topics discussed with investors, our engagement with stockholders may include our Lead Independent Director, the Chair of the Compensation Committee, or the Chair of the Governance and Nominating Committee (if different from our Lead Independent Director).

Regular Board Reporting

The Governance and Nominating Committee, the Compensation Committee, and the Board request and receive reports several times a year from our Investor Relations team and members of management and actively discuss stockholders’ feedback and insights. Our Board and management review and evaluate stockholder input to identify issues and concerns that may require Board action or enhancements to our policies, practices, or disclosure.

Board’s Response to Stockholder Feedback

In recent years, in response to stockholder feedback, we have made the following improvements to our corporate governance and executive compensation practices and disclosures:

∎

Following engagement with stockholders, in 2020, the Company amended its Certificate of Incorporation to permit stockholders to act by written consent, subject to certain procedural and other safeguards that the Board believes are in the best interests of Capital One and our stockholders.

∎

Beginning with the 2020 performance year, the Compensation Committee and the Independent Directors determined to award a portion of the CEO’s year-end incentive in the form of a performance share award that vests entirely based on the Company’s relative TSR over a three-year performance period relative to the Performance Share Peers.

∎

Added disclosure regarding the settlement value related to the performance share awards that vested during the performance year based on the Company’s performance for the associated three-year performance period in the Compensation Discussion and Analysis. See “Settlement of Performance Shares Granted in January 2019” beginning on page 82 for additional information.

∎

Enhanced our description of the Compensation Committee and Independent Directors’ processes for considering Company performance throughout the year and determining the level and pay mix associated with the year-end incentive awards granted to our NEOs. See “Compensation Committee Process to Determine Year-End Incentive” beginning on page 76 and “Our Compensation Governance Cycle” on page 69.

∎

In July 2020, the Compensation Committee and the Independent Directors increased the size and diversity of the Company’s peer group used to determine the level and components of NEO compensation to add seven additional peers, including diversified financial institutions and payment companies, with whom we compete for executive talent. See “Peer Groups” beginning on page 93 for more information.

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∎

Beginning with the 2019 performance year, the Compensation Committee and the Independent Directors increased the alignment of CEO compensation with Company performance and stockholder interests by decreasing the amount of the CEO’s compensation awarded at the beginning of the performance year such that the vast majority of CEO compensation is tied to a year-end evaluation of CEO and Company performance. See “2021 CEO Compensation Program and Components” beginning on page 70 for more information.

∎

Expanded disclosure in our proxy statement regarding our approach to environmental, social, and governance matters in response to discussions held with investors during the Company’s formal stockholder outreach and as a result of management’s and the Board’s continuous benchmarking against emerging governance practices. See “Environmental, Social, and Governance Practices” beginning on page 46 for more information.

Stockholder Engagement Cycle

While our Investor Relations team and management meet continuously throughout the year, the following graph describes the typical annual cycle of our formal stockholder engagement.

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We Engage Across Many Channels

Company-Led Engagement	Stockholder-Led Engagement

∎    Dedicated Investor Relations Department. Our Investor Relations professionals are dedicated full-time to responding to questions from stockholders about the Company, its strategy, performance, and governance, and other issues of investor interest.

∎    Formal Outreach Program. In addition to continuous outreach on a broad set of topics, our formal outreach program includes proactive outreach to our largest stockholders at least twice a year focused on governance, compensation, and related issues. Through our formal outreach program, our Board and management gain stockholder insights and an opportunity to assess and respond to stockholder sentiment.

∎   Quarterly Earnings Conference Calls. In addition to prepared remarks, our management team participates in a question-and-answer session aimed at allowing stockholders to gain further insight into the Company’s financial condition and results of operations.

∎   Regular Investor Conferences and Road Shows. Management and our Investor Relations team routinely engage with investors at conferences and other forums. During 2021, management attended 12 investor conferences and hosted over 170 investor engagements.

∎   Meetings with Directors. If requested, our directors are available for consultation and direct communication with our stockholders.

∎   Voting. Our stockholders have the opportunity to vote for the election of all of our directors on an annual basis using a majority voting standard, and, through our annual vote on executive compensation, to regularly express their opinion on our compensation programs.

∎   Annual Stockholder Meeting. Our directors are expected to, and do, attend the annual meeting of stockholders, where all of our stockholders are invited to attend, ask questions, and express their views.

∎   Written Correspondence. Stockholders may write to the Board through the Corporate Secretary at the address provided below in “How to Contact Us” on page 51.

∎   Special Meetings. A stockholder or group of stockholders that hold at least 25% of our outstanding common stock may request a special meeting of stockholders.

∎   Proxy Access. A stockholder or group of up to 20 stockholders who have owned at least 3% of the Company’s outstanding common shares of voting stock continuously for at least three years may nominate and include in the Company’s proxy statement the greater of two director candidates or 20% of the total Board.

∎   Written Consent. The Company’s Certificate of Incorporation permits stockholders to act by written consent, subject to certain procedural and other safeguards.

Board Committees

Our Board has four standing committees: Audit, Compensation, Governance and Nominating, and Risk. Each of our committees:

∎	Is led by an active, empowered, and independent committee chair

∎	Is comprised of all independent members

∎	Operates in accordance with a written charter, which is reviewed annually

∎	Assesses its performance annually

∎	Has authority to retain outside advisors, as desired

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Information About Our Current Board Committee Membership and 2021 Committee Meetings

Director	Audit(1)	Compensation	Governance and Nominating	Risk

Richard D. Fairbank

Ime Archibong

Christine Detrick

Ann Fritz Hackett

Peter Thomas Killalea

Eli Leenaars(2)

François Locoh-Donou

Peter E. Raskind

Eileen Serra(2)

Mayo A. Shattuck III

Bradford H. Warner(2)

Catherine G. West

Craig Anthony Williams
# MEETINGS HELD IN 2021	11	6	7	9

Chair	Member

(1)

The Board has determined that each member of the Audit Committee is “financially literate” pursuant to the listing standards of the NYSE. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including Capital One.

(2)

The Board has determined that Mr. Leenaars, Ms. Serra, and Mr. Warner are “audit committee financial experts” under the applicable Securities and Exchange Commission (“SEC”) rules based on their experience and qualifications; two of our other Audit Committee members also could qualify as “audit committee financial experts” under the relevant NYSE standards.

Committee Membership Determinations

Annually, the Governance and Nominating Committee assesses and considers membership for each of the Board’s standing committees. This review takes into account, among other factors, committee needs, director experience, committee succession planning, and the desire to balance membership continuity with new insights.

The Chair of the Governance and Nominating Committee facilitates discussions with management, committee chairs, the Chairman of the Board, and individual directors, as needed, and shares that feedback with the Governance and Nominating Committee. The Governance and Nominating Committee makes recommendations for committee membership and chairs to the full Board.

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Committee Responsibilities

Audit Committee	Compensation Committee

Primary Responsibilities:

∎   Assist our Board with the oversight of the qualifications, independence, and performance of the Company’s independent registered public accounting firm

∎   Oversee the appointment, compensation, retention, and work of the Company’s independent registered public accounting firm

∎   Assist our Board with the oversight of the integrity of the Company’s financial statements, including matters related to internal controls over financial reporting

∎   Review and discuss with management their assessment of the effectiveness of the Company’s disclosure controls and procedures and whether any changes are necessary in light of such assessment

∎   In consultation with the Risk Committee, review and discuss with the Chief Risk Officer and management (i) the key guidelines and policies governing the Company’s significant processes for risk assessment and risk management; and (ii) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures

∎   Oversee the Chief Audit Officer and the internal audit function

∎   Approve or replace the Chief Audit Officer, as appropriate, and annually review the performance, independence, and compensation of the Chief Audit Officer

∎   Oversee compliance by the Company with legal and regulatory requirements

∎   Perform the fiduciary audit function as the audit committee of our bank subsidiaries in accordance with federal banking regulations

∎   Review the Company’s ethics program that monitors compliance with the Company’s Code of Conduct and the record of such compliance

∎   Review and recommend to the Board (or disinterested members of the Board, as appropriate) approval of (i) the Company’s Code of Conduct and any material changes thereto; and (ii) any waiver of the Code of Conduct for directors and certain executive officers

Primary Responsibilities:

∎   Evaluate, approve, and recommend to the Independent Directors the CEO’s compensation, including any salary, incentive awards, perquisites, and termination arrangements, in light of the Compensation Committee’s assessment of his performance and anticipated contributions with respect to the Company’s strategy and objectives

∎   Review, approve, and recommend the salary levels, incentive awards, perquisites, and termination arrangements for Senior Management, other than the CEO, to the Independent Directors

∎   Review and approve the Company’s goals and objectives relevant to compensation, oversee the Company’s policies and programs relating to compensation and benefits available to Senior Management with a goal of aligning the policies and programs with such goals and objectives, and review relevant market data relating to compensation and benefits

∎   Oversee incentive compensation programs for Senior Management and others who can expose the Company to material risk with a goal that such programs be designed and operated in a manner that achieves balance and is consistent with safety and soundness

∎   Review data and analyses to allow an assessment of whether the design and operation of incentive compensation programs is consistent with the Company’s safety and soundness as provided under applicable regulatory guidance

∎   Administer Capital One’s 2004 Stock Incentive Plan, 2002 Associate Stock Purchase Plan, and other compensation and benefits plans

∎   Periodically review and recommend director compensation to the Board

∎   Based on a review and discussion with management, recommend the inclusion of the Compensation Discussion and Analysis in our annual proxy statement

The Compensation Committee may delegate authority as it deems appropriate in furtherance of its responsibilities to one or more subcommittees of directors consisting of one or more members of the Compensation Committee as appropriate, or to management. The Independent Directors may meet with the Compensation Committee, as appropriate, to review and approve compensation for the CEO and Senior Management.

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Governance and Nominating Committee	Risk Committee

Primary Responsibilities:

∎   Plan for director succession and assist our Board by identifying and recommending nominees for election to our Board and review the qualifications of potential Board members

∎   Review and recommend committee membership

∎   Lead the Company’s corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines

∎   Oversee the Board and CEO’s annual evaluation process and periodically discuss the plan for the CEO’s succession

∎   Oversee management’s stockholder engagement program and practices and evaluate stockholder proposals and other correspondence

∎   Establish and oversee processes for annual individual director and Board assessments and oversee that committee chairs perform annual committee evaluations

∎   Keep informed regarding external governance trends, including reviewing benchmarking research conducted by management

∎   Oversee the Company’s policies, programs, and strategies related to environmental, social, and/or governance matters in coordination with other committees of the Board, as applicable

Primary Responsibilities:

∎   Assist our Board with oversight of the Company’s enterprise-wide risk management framework, including policies and practices established by management to identify, assess, measure, and manage key risks facing the Company across all of the Company’s risk categories: strategic, compliance, operational, reputation, credit, market, and liquidity risk

∎   Discuss with management the enterprise’s risk appetite and tolerance, and at least annually recommend to the full Board the statement of risk appetite and tolerance to be communicated throughout the Company

∎   Review and approve annually the credit review plans and policies, and any significant changes to such plans

∎   Review and recommend to the Board the Company’s liquidity risk tolerance at least annually, taking into account the Company’s capital structure, risk profile, complexity, activities, and size. Senior management reports to the Risk Committee or the Board regarding the Company’s liquidity risk profile and liquidity risk tolerance at least quarterly

∎   Oversee the Company’s technology and cyber risk profile, top technology and cyber risks, enterprise cyber program and key enterprise cyber initiatives

The Charters of the Audit, Compensation, Governance and Nominating, and Risk Committees are available on our website at www.capitalone.com, under “Investors,” then “Governance & Leadership,” then “Board of Directors and Committee Documents.”

Compensation Committee Consultant

The Compensation Committee has the authority to retain and terminate legal counsel and other consultants and to approve such consultants’ fees and other retention terms. The Compensation Committee has retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”), an independent executive compensation consulting firm. FW Cook reports to the Compensation Committee and its engagement may be terminated by the Compensation Committee at any time.

The Compensation Committee determines the scope and nature of FW Cook’s assignments. In 2021, FW Cook performed the following work for the Compensation Committee:

∎

Provided independent competitive market data and advice related to the compensation for the CEO and the other executive officers, including the evolution of the Company’s peer comparator group used for competitive analyses

∎	Reviewed management-provided market data and recommendations on the design of compensation programs for senior executives other than the CEO

∎	Reviewed Capital One’s executive compensation levels, performance, and the design of incentive programs

∎	Reviewed the Company’s non-management director compensation program and provided competitive compensation data and director compensation program recommendations for review and consideration

∎	Provided information on executive and director compensation trends and analyses of the implications of such trends for Capital One

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Consultants from FW Cook typically attend Compensation Committee meetings and executive sessions of the Compensation Committee upon request of the Compensation Committee Chair, including meetings held jointly with the Independent Directors to review or approve the compensation for the CEO and the other executive officers and to provide an independent perspective regarding such compensation practices.

FW Cook does not provide any additional services to the Company or its management other than the services provided to the Compensation Committee. The Compensation Committee has considered factors relevant to FW Cook’s independence from management under SEC and NYSE rules and has determined that FW Cook is independent from management.

Executive Officers

The following individuals served as the Company’s executive officers as of March 21, 2022:

Robert M. Alexander Chief Information Officer Age: 57

Mr. Alexander has served as our Chief Information Officer since May 2007, and is responsible for overseeing all technology activities for Capital One. Mr. Alexander joined Capital One in April 1998. From April 1998 to May 2007, Mr. Alexander had responsibility at various times for a number of Capital One’s lending businesses, including the U.S. consumer credit card and installment loan businesses.

Neal Blinde President, Commercial Banking Age: 49

Mr. Blinde has served as our President, Commercial Banking since March 2022, and is responsible for leading all aspects of Commercial Banking including Corporate and Commercial Real Estate Banking, Capital Markets, Treasury Services and all related operations. Mr. Blinde joined Capital One as a member of our Executive Committee in January 2022. Prior to joining Capital One, Mr. Blinde served in various leadership roles at Wells Fargo & Company, a financial services company, most recently serving as Executive Vice President and Treasurer from October 2015 to December 2021.

Kevin S. Borgmann Senior Advisor to the CEO Age: 50

Mr. Borgmann has served as a Senior Advisor to the CEO and executive team since February 2018, with a focus on strategy, risk management, and executive recruiting matters. Mr. Borgmann joined Capital One in August 2001. Since that time he has served in a variety of roles at Capital One, including Senior Vice President with the Credit Card business from March 2008 until September 2010, President of Capital One Auto Finance from September 2010 until October 2012, Deputy Chief Risk Officer from October 2012 to January 2013, and Chief Risk Officer from January 2013 through January 2018.

Matthew W. Cooper General Counsel and Corporate Secretary Age: 50

Mr. Cooper has served as our General Counsel since February 2018, and is responsible for overseeing Capital One’s Legal Department. As of March 2022, Mr. Cooper also serves as our Corporate Secretary. Mr. Cooper joined Capital One in January 2009. From January 2009 to January 2018, Mr. Cooper held a variety of roles within Capital One’s Legal Department, including Chief Counsel, Litigation from January 2009 to February 2014, Chief Counsel, Global Card from July 2012 to January 2017, and Chief Counsel, Legal from January 2016 to February 2018. Prior to joining Capital One, Mr. Cooper served in various executive roles within the legal department of the General Electric Company and one of its successor companies, Genworth Financial.

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Lia N. Dean President, Retail Bank & Premium Card Products Age: 44

Ms. Dean has served as President, Retail Bank & Premium Card Products since November 2020, and is responsible for leading Capital One’s Retail Bank strategy, customer experience and end-to-end operations. Ms. Dean also oversees Capital One’s upmarket credit cards, leads marketing for the Card and Retail Bank businesses, and manages the Card digital experience. Ms. Dean joined Capital One in April 2014. From April 2014 to June 2018, Ms. Dean served as Senior Vice President, Strategy for Capital One’s Retail and Direct Bank businesses, where she led the national expansion of Capital One Cafés. From June 2018 to June 2020, Ms. Dean served as our Head of Bank Marketing and Retail, and from June 2020 to November 2020, Ms. Dean served as Head of Upmarket, Card Customer Experience & Bank Marketing. Prior to joining Capital One, she was a partner with McKinsey & Company, a management consulting firm. In addition, Ms. Dean was a founding member of CashEdge, a fintech venture, which was acquired by FiServ in 2011.

Kaitlin Haggerty Chief Human Resources Officer Age: 37

Ms. Haggerty has served as our Chief Human Resources Officer since February 2022, and is responsible for overseeing Capital One’s Human Resources strategy, recruitment efforts, and development programs. Ms. Haggerty joined Capital One in October 2017 as a Senior Director in Corporate Strategy. From October 2017 to June 2020, Ms. Haggerty served in roles of increasing responsibility in our Corporate Strategy Group, where she partnered with the Card leadership team on product and growth strategies. In June of 2020, she transitioned from her role as Managing Vice President in Corporate Strategy to become the head of the Walmart Partnership. From July 2020 to November 2021, Ms. Haggerty led the Walmart Partnership program within our Card business before transitioning to the HR organization as a Senior Vice President. Prior to joining Capital One, Ms. Haggerty served as the chief executive officer of Blu Homes, a startup focused on improving homebuilding through technology. Earlier in her career, Ms. Haggerty served as a management consultant at Bain & Company.

Sheldon “Trip” Hall Chief Risk Officer Age: 45

Mr. Hall has served as our Chief Risk Officer since August 2018, and is responsible for all aspects of Capital One’s risk management function, including oversight of risk management activities in areas such as credit risk, operational risk, compliance risk, and technology risk. Mr. Hall joined Capital One in June 1997. Since that time, he has served in a variety of roles in Capital One’s Installment Loans, Credit Card, National Small Business Lending, Auto Finance and Mainstreet Card businesses, including serving as President of Capital One Auto Finance from November 2012 to March 2017 and Executive Vice President of Domestic Consumer Card from March 2017 to July 2018.

Celia S. Karam Card Chief Operating Officer Age: 43

Ms. Karam has served as our Card Chief Operating Officer since August 2021. Her organization is focused on building world-class products, capabilities and customer experiences that drive business growth, inspire customer loyalty, and empower the financial well-being of customers. Among her responsibilities is the oversight of Bank Voice and Card Customer Channels, Customer Resiliency, CreditWise, Fraud & Servicing Strategy, and our international Card businesses (UK and Canada). Ms. Karam joined Capital One in July 2006. From July 2006 to June 2018, Ms. Karam served in a variety of roles within Capital One’s Banking and Consumer Credit Card businesses. Key positions include Vice President of Consumer Lending to Retail Bank Customers from January 2012 to June 2013, Managing Vice President of Consumer Bank Products from July 2013 to December 2016, Senior Vice President, Head of Small Business Banking from January 2017 to May 2018. Ms. Karam also served as the company’s Chief Audit Officer from June 2018 to July 2021.

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Frank G. LaPrade, III Chief Enterprise Services Officer and Chief of Staff to the CEO Age: 54

Mr. LaPrade has served as our Chief Enterprise Services Officer since 2010 and Chief of Staff to the CEO since 2004, and is responsible for managing Enterprise Services for Capital One, including Technology, Digital, Design, Enterprise AI/ML Product, Capital One Software, Growth Ventures, Brand, Enterprise Supplier Management, External Affairs, Workplace Solutions, and Corporate Security. Mr. LaPrade joined Capital One in February 1996. Since that time he has served in various positions, including as Capital One’s Deputy General Counsel from 1996 to 2004, responsible for managing the company’s litigation, employment, intellectual property and transactional practice areas.

Michael J. Wassmer President, Card Age: 52

Mr. Wassmer has served as President, Card since June 2020, and is responsible for leading the Company’s consumer and small business credit card business in the United States and internationally. Mr. Wassmer joined Capital One in July 1994. Since that time, Mr. Wassmer has served in roles of increasing responsibility across the Company, expanding his leadership scope and experience driving strategy and analysis, finance, operations and risk management across all of our consumer and small business, domestic and international card businesses. From 2013 to November 2016, Mr. Wassmer served as Executive Vice President of the Company’s U.S. Branded Card business. From November 2016 to May 2020, Mr. Wassmer served as President, U.S. Card.

Sanjiv Yajnik President, Financial Services Age: 65

Mr. Yajnik has served as our President, Financial Services since June 2009, and is responsible for overseeing Capital One’s Auto Finance business and Wealth Management business. Mr. Yajnik joined Capital One in July 1998. From July 1998 to June 2009, Mr. Yajnik led several businesses within Capital One, including Capital One Europe, Capital One Canada, and Capital One Small Business Services. Mr. Yajnik became President, Financial Services in June 2009. Prior to joining Capital One, Mr. Yajnik held leadership positions at PepsiCo, Circuit City and Mobil Oil.

Andrew M. Young Chief Financial Officer Age: 47

Mr. Young has served as our Chief Financial Officer since March 2021, and is responsible for overseeing Capital One’s finance team and the overall financial management of the Company. Mr. Young joined Capital One in June 1996. Since that time, he has served in a variety of roles at Capital One. Most recently, he was Senior Vice President and Business Line Chief Financial Officer of the Company from April 2018 to February 2021. In this role, he was responsible for managing all lines of business chief financial officer teams as well as enterprise planning and budgeting. Mr. Young also served as the Chief Financial Officer of Capital One, N.A., the largest of the Company’s two national bank subsidiaries, from July 2018 until February 2021. Prior to his most recent role, he served as Senior Vice President, Head of Corporate Planning and CFO of Infrastructure from January 2015 to April 2018.

Related Person Transactions

Our Board has approved a written Related Person Transaction policy, which sets forth policies and procedures for reviewing, and approving or ratifying, transactions with directors, director nominees, executive officers, stockholders holding 5% or more of Capital One’s voting securities, or any of their immediate family members or affiliated entities (collectively, “Related Persons”). The policy covers transactions, arrangements, and relationships where Capital One is a participant, the aggregate amount exceeds $120,000, and a Related Person has a direct or indirect material interest (“Related Person Transactions”). Under the policy, Related Person Transactions must be approved or ratified by the Governance and Nominating Committee, and may only be ratified or approved if the committee determines the Related Person Transactions are not inconsistent with the best interests of the Company and its stockholders.

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In reviewing Related Person Transactions, the Governance and Nominating Committee considers all relevant facts and circumstances, which may include: the benefits to the Company from the transaction; the nature and extent of the Related Person’s interest in the transaction; the impact, if any, on a director’s independence; any implications under Capital One’s Code of Conduct (including whether the transaction would create a conflict of interest or the appearance thereof); any concerns with respect to reputation risk; the availability of other sources for comparable products or services; and the terms of the transaction as compared to the terms available to unrelated third parties or to Capital One’s associates, generally.

The Governance and Nominating Committee has pre-approved the following types of Related Person Transactions as being not inconsistent with the best interests of Capital One and its stockholders: director and executive compensation otherwise disclosed in the Company’s proxy statement and/or approved by the Compensation Committee or the Board; transactions in amounts that are not material and where the relationship arises only from a Related Person’s position as an employee (other than as an executive officer) or a director of, or having immaterial financial holdings in, another entity; and financial services, including loans, extensions of credit, or other financial services and products provided by Capital One to a Related Person that are in the ordinary course, non-preferential, do not involve features unfavorable to the Company, and comply with all applicable laws, rules, and regulations (including the Sarbanes-Oxley Act of 2002 and Regulation O of the Board of Governors of the Federal Reserve, and the Federal Deposit Insurance Corporation Guidelines).

From time to time in the ordinary course of its business, Capital One issues loans and provides other financial services and products to directors, executive officers, and/or nominees for director, or to a director’s, executive officer’s, or director nominee’s immediate family member, including persons sharing the household of such director, executive officer, or director nominee (other than a tenant or employee). Such loans and other financial services and products are made in the ordinary course of business; are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and financial services and products with persons not related to the Company; and do not involve more than the normal risk of collectability or present other features unfavorable to the Company.

Matthew W. Cooper is Capital One’s General Counsel and Corporate Secretary. Mr. Cooper’s brother-in-law is a partner at the international law firm of McGuireWoods LLP (“McGuireWoods”). Capital One has engaged McGuireWoods from time to time in the ordinary course of business and on an arm’s-length basis. The relationship between Capital One and McGuireWoods began before Mr. Cooper was employed by Capital One and also pre-dates Mr. Cooper’s brother-in-law’s association with McGuireWoods. Mr. Cooper’s brother-in-law does not work on any Capital One matters and his ownership in the firm is less than 1%. In 2021, Capital One made aggregate payments to McGuireWoods of approximately $8 million for legal services. This relationship was ratified by the Governance and Nominating Committee.

Trip Hall is Capital One’s Chief Risk Officer. In 2021, Mr. Hall’s spouse was a Vice President in our Human Resources department. She worked for Capital One for over 20 years and left the Company during 2021. Mr. Hall’s spouse received compensation of approximately $250,000 in 2021, including an annual salary and incentive award commensurate with her qualifications, responsibilities, and other employees holding similar positions. She did not report directly or indirectly to Mr. Hall. This relationship was ratified by the Governance and Nominating Committee.

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Environmental, Social, and Governance Practices

At Capital One, we embrace the idea that we do well as a company by doing good in the communities we serve. While our approach to corporate social responsibility continues to evolve, each year we remain focused on three core elements: our people, our community, and our environmental footprint. Highlights of our environmental and social programs are summarized below.

Oversight of Environmental, Social, and Governance Matters

Our ESG approach is integrated into each of our lines of business and helps define how we pursue business opportunities and manage risk. Our Corporate Social Responsibility team works with colleagues throughout the Company on an ongoing basis to shape our efforts and monitor progress on key ESG issues. To strengthen our oversight of ESG issues, in 2020 we established a cross-functional ESG Advisory Committee, which is a management-level committee led by senior executives from across the Company and chaired by our General Counsel and Corporate Secretary, that meets monthly to help guide our Company’s ESG initiatives. In August 2021, we published a stand-alone ESG Fact Sheet containing certain disclosures aligned with frameworks developed by the Task Force on Climate-Related Financial Disclosures (TCFD) and the Value Reporting Foundation’s Sustainability Accounting Standards Board (SASB).

At the Board level, the Governance and Nominating Committee has overall responsibility for overseeing policies, programs and strategies related to ESG matters in coordination with other committees and the full Board, as appropriate, including the Risk Committee, which oversees risks such as those associated with climate. In addition, our Board takes ESG issues into consideration in making decisions about executive compensation. See “Company Performance Assessment” beginning on page 78. The Governance and Nominating Committee engages on ESG matters with management at least annually, including receiving updates on investor sentiment, the Company’s Corporate Social Responsibility Report, and other ESG initiatives.

Our People

Since Capital One’s founding, our success has been rooted in our culture of putting people first. For our customers, we believe that our products are innovative, simple to use, and deliver tremendous value for individuals of all backgrounds. Our more than 50,000 associates unleash their talents to deliver on our mission to bring ingenuity, simplicity, and humanity to banking. We strive to empower our talented associates to grow in their careers as they take on new roles, learn valuable skills, receive candid and actionable feedback, and meet personalized development goals. We’ve invested significantly in learning programs, resources, and technology with the goal of developing people to reach their highest potential, cultivate role expertise, create the workforce of the future, and accelerate business impact.

For Our Associates

U.S. Workforce by the Numbers (as of December 31, 2021)

50% people of color	52% women	91% of surveyed associates are proud to work for Capital One

Highlights of “Our People” programs for our associates include the following:

∎

Diversity, Inclusion & Belonging (“DIB”). We strive to make Capital One a place where everyone feels seen, heard, and valued, and where each associate has an equal opportunity to succeed. We empower our associates to do great work by creating an inclusive culture of belonging that values diverse perspectives,

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Section II - Corporate Governance at Capital One

fosters collaboration, and encourages innovative ideas, with all diversity and inclusion efforts overseen by our Chief Diversity, Inclusion & Belonging Officer, who engages regularly with our CEO, Board, and senior management team. Growing the diversity of our workforce at all levels, with an emphasis on leader and executive roles, is an important component of our comprehensive DIB strategy. We remain focused on recruiting, developing and elevating exceptionally diverse talent on our journey to full representation. In 2021, the Compensation Committee added DIB to the Performance Factors (as defined on page 81) used to determine the year-end incentive for our named executive officers.

∎

Continued Response to COVID-19 Pandemic. We increased family care time, relaxed our vacation policies, and waived the new hire waiting periods for benefits. We introduced new and enhanced programs to help associates with childcare. We invested in mental health services and expanded our health coverage for COVID-related illnesses. Associates on Capital One’s health insurance plan also have mental health covered at 100%, which allows them to seek support at no cost.

∎

Business Resource Groups. We believe in creating a culture that values and celebrates all perspectives, and we encourage all associates to participate in our seven Business Resource Groups (“BRGs”) as a member or as an ally. BRGs are associate-led organizations committed to attracting, developing, engaging and retaining our diverse workforce and enhancing the richness of our workplace for all associates. Each BRG has an Executive Committee sponsor. There are currently more than 100 local BRG chapters across our footprint, with 63% of U.S. associates and 57% of associates globally belonging to at least one BRG.

∎

Competitive Pay and Benefits. Capital One is proud to offer our Total Rewards program, combining unique benefits and compensation offerings to attract and retain the world’s best talent. Our competitive benefits, such as generous parental leave benefits, on-site health centers, flexible work solutions, market-leading company contributions to associates’ 401(k) plans, educational assistance and other physical and mental health, wellness, and financial benefits, are all designed to help associates grow and develop inside and outside of the workplace and empower them in their lives.

∎

Pay Equity. Pay equity has long been a core tenet of our pay philosophy and is central to our values. We review groups of associates in similar roles, accounting for factors that appropriately explain differences in pay such as job location and experience. Based on this analysis, our aggregated adjusted pay gap results show that as of February 2022, we paid women in the U.S. 100% of what men are paid, and we paid people of color in the U.S. 100% of what white associates were paid.

∎

Learning and Development. At Capital One, we celebrate curiosity, lifelong learning and the growth potential of all our associates. We’ve set out to build a world-class development culture designed to empower all to learn and lead. In 2021, Capital One delivered 3.5 million online and instructor-led courses for our associates and contractors through our intuitive learning platforms—One Learn and Learning Hive—that enable associates to search and engage with a variety of learning plans and online training.

For Our Customers

Highlights of “Our People” programs for our customers include the following:

∎

Innovative Products that Help Customers Succeed. We seek our customers’ insights and stay attuned to their candid feedback to deliver innovative products and tools that meet their changing needs and help them succeed financially. We are making it easier for our customers to use credit wisely with customer alerts from our CreditWise tool, available for customers and non-customers, which helps them understand, monitor, and improve their credit scores; and with our Capital One mobile application, which includes purchase alerts and enhanced controls for security and fraud prevention. Building on these tools and resources, we launched Eno, our intelligent financial assistant, which delivers proactive insights that help users save money and detect fraud while interacting in a conversational way.

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Section II - Corporate Governance at Capital One

∎

Business Ethics and Responsible Business Practices. Our Code of Conduct memorializes Capital One’s commitment to comply with applicable laws and regulations governing our operations, and to earn our reputation for honesty, fair dealing, and integrity every day. In addition, the Corporate Compliance team develops training courses on a range of related topics such as compliance awareness training, ethical business practices and combating illegal conduct, including financial crimes, regulatory compliance, financial product safety and consumer protection, and business continuity planning.

∎

Consumer Privacy. As a business that relies on trust, Capital One is committed to protecting consumer privacy and confidence in our ability to safeguard their personal and financial information. We collect information to better serve our customers and potential customers. Depending on how consumers interact with us, they have the ability to make certain choices regarding our collection, use and sharing of their information. In addition, some of their data is made available for copy, download, or deletion, upon consumer request.

∎

Elimination of Overdraft Fees. In 2021, we became the first top-ten retail bank to provide free overdraft protection and eliminate all overdraft and non-sufficient funds fees for all consumer banking customers. Overdraft protection is a valuable and convenient feature and can be an important safety net for families.

Awards and Recognition

Our people, practices, and policies continue to be recognized by a wide range of publications and benchmarking institutes. These awards are often based on what our associates say about working at Capital One:

Fortune “100 Best Companies to Work For”	Human Rights Campaign Foundation “Corporate Equality Index” (100%)
2021 PEOPLE “Companies That Care®”	CAREERS & the disABLED Magazine “Top 50 Employers”
Great Place to Work’s “Best Workplaces for Parents”	A “Best-of-the-Best Corporation for Inclusion” by the National Business Inclusion Consortium
DiversityInc Top 50 Companies for Diversity	Hispanic Association on Corporate Responsibility (HACR) “Corporate Inclusion Index”
Fortune “Best Workplaces for Millennials”	Black EOE Journal Best of Best 2021: Top Employers and Top Financial & Banking Companies
G.I. Jobs® “Military-Friendly Employer (Silver)”	Seramount “100 Best Companies”
Fortune Best Workplaces in Financial Services & Insurance™	Fortune Best Workplaces for Women™
2022 Military Spouse Friendly® Employers	2022 Military Friendly® Supplier Diversity Program
NOD Leading Disability Employer	Seramount Best Companies for Multicultural Women
Wall Street Journal “Best-Managed Companies of 2021”	Dave Thomas Foundation for Adoption® Best Adoption-Friendly Workplaces™

Wall Street Journal “Top Companies for Innovation”

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Section II - Corporate Governance at Capital One

Our Community

The community programs and partnerships we pursue integrate Capital One’s core strengths with the skills, expertise, and experiences of others to make real and lasting change. We are an engaged partner with a network of nonprofit organizations and local leaders who develop workforce opportunity, support small and micro-businesses, develop affordable housing and work to improve financial well-being.

207,000+ hours volunteered by our associates in 2021	$70+ million donated in 2021 to more than 2,000 nonprofits that help build economic opportunity in our communities	2021 honoree of The Civic 50, a Points of Light program highlighting America’s most community-minded companies

Highlights of our community engagement efforts include the following:

∎

Commitment to Socioeconomic Mobility. Capital One’s One Impact Initiative is an initial $200 million, five-year commitment to support growth in underserved communities and advance socioeconomic mobility by closing gaps in equity and opportunity. The Impact Initiative reflects Capital One’s core mission to Change Banking for Good, and our Company’s priorities around racial equity, affordable housing, small business support, workforce development, and financial well-being.

∎

In partnership with local public schools and organizations, our Capital One Coders program helps middle school students develop a greater interest in science, technology, engineering and mathematics (STEM) during a critical period in their education. Through the ten-week program, Capital One associate volunteers teach students in schools across the country about problem solving, teamwork, and the basic principles of software development and coding. More than 6,500 volunteers from Capital One have contributed more than 130,000 hours in pro bono volunteerism through the Capital One Coders program since its launch in 2014.

∎

We provide low-interest, community development loans to Community Development Finance Institutions to support financial knowledge and skills programs such as the Dress for Success Financial Education Program. Developed by Dress for Success and funded by Capital One, this program provides financial coaching and education to women across our Capital One Café footprint.

∎

Additionally, in partnership with the Association for Enterprise Opportunity—a national organization that helps create economic opportunities for underserved entrepreneurs throughout the U.S.—Capital One is supporting 150 Black-owned businesses throughout the U.S. through $1.5 million in grant funding. Selected from a pool of more than 2,000 applicants, each business owner will receive $10,000 for their business. Of the businesses selected, 60% of the grants will go to support the resiliency of Black women-owned businesses and 30% of the grants will support the resiliency of the service industry.

∎

Other workforce development programs supported include Per Scholas, an organization that provides technology access and education for underserved communities, and Year Up, an organization that addresses root causes of the Opportunity Divide and creates pathways to opportunity.

∎

Affordable Housing and Community Development. We provide a comprehensive approach to affordable housing, which is a central part of our focus on building healthy, thriving communities. We manage a $6 billion loan and investment portfolio focused on affordable rental housing through which we provide capital to finance affordable housing developments built by nonprofits, local agencies, and specialty developers. We bring financial expertise to developments with multiple public and private funding sources.

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Section II - Corporate Governance at Capital One

This allows us to address critical community needs through customization and innovation. Since the inception of the Community Finance team in 2007, nearly 161,000 households have benefited from units financed by Capital One, creating more than 185,000 jobs along the way. In 2021, Capital One’s Community Finance team invested $1.85 billion in affordable housing, financed over 11,000 affordable housing units and created more than 14,000 jobs. Additionally, we created the Blueprints to Buildings Fund in 2015, which provides grant support to nonprofit affordable housing developers.

∎

Additionally, we are committed to supporting residents of the properties we finance through Capital One Digital Access, an initiative launched in 2020 that seeks to create opportunities for growth through funding internet access, facilitating the donation of devices such as Chromebooks and tablets, and supporting training programs to help residents of all ages at properties financed by Capital One effectively connect with online resources.

∎

The program has funded 11 properties in Houma, LA, Los Angeles, CA, New Orleans, LA, New York, NY, Seattle, WA, and the Washington, D.C. area—impacting more than 1,000 families. Survey results indicate that before this program, 60% of those residents reported having low-grade or no internet.

∎

Commitment to Social Justice. Building upon our ongoing commitment of $10 million to organizations advancing the cause of social justice for Black communities, Capital One teamed up with the Congressional Black Caucus Foundation—a nonprofit organization that strives to advance the global Black community by developing leaders, informing policy, and educating the public—to launch the National Racial Equity Initiative for Social Justice, a new initiative to support racial equity.

∎

We also partnered with Delaware State University to bring Delaware’s only Historically Black College or University back to Wilmington after nearly a decade of operating a satellite campus several miles outside the heart of the city. The partnership was anchored in a $4.7 million in-kind donation of Capital One’s riverfront facility and a deepened recruiting relationship to expand opportunities for students to pursue careers at Capital One.

∎

Supporting Communities Impacted by the COVID-19 Pandemic. In April 2021, Capital One partnered with three organizations—the Richmond City Health District, Community of Hope (a nonprofit dedicated to eliminating health inequities in under-resourced communities), and the Memorial Library System—to address vaccine hesitancy and access in historically underrepresented communities.

∎

Community Advisory Council. We continue to consult with our Community Advisory Council which directly engages our senior leadership with civic leaders, community representatives and consumer advocates from nearly 25 organizations, providing a variety of perspectives and facilitating informed dialogue on the company’s strategy, products and services—especially those related to underserved communities.

Our Environmental Footprint

Our environmental efforts are rooted in our sense of accountability for our actions, both to our stakeholders and society as a whole. We are committed to continuously improving the environmental sustainability of our business, to reducing the impact of our operations, and doing our part to address climate change. We continue to engage our associates, customers, suppliers, and other stakeholders in our environmental efforts.

Annually purchase 100% renewable energy	Reducing greenhouse gas emissions	Reducing water consumption by 20% by 2025

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Section II - Corporate Governance at Capital One

Highlights of our environmental sustainability efforts include:

∎

Reducing Greenhouse Gas (“GHG”) Emissions. Capital One has set GHG reduction targets for over a decade and we continue to evaluate our GHG reduction targets in light of the most recent climate science and industry or market best practice. We recognize that for the world to achieve net zero emissions by 2050 we must implement decarbonization strategies through real business change and innovations and offset only what is impossible to eliminate. Capital One measures and has set targets for Scope 1 direct emissions from our operations, Scope 2 indirect emissions from purchased power used to run our business, and Scope 3 indirect emissions (categories 1-14) that result from the conduct of our business. By 2030, Capital One is committed to: (i) reducing Scope 1 Direct Emissions by 50%; (ii) continuing to purchase 100% renewable energy while increasing location-aligned procurement in the markets where we operate; and (iii) reducing Scope 3 Emissions (Categories 1-14) by 50%.

∎

Supporting Renewable Energy. Capital One met its ongoing annual commitment to 100% renewable energy by matching Renewable Energy Credits to our total annual electricity usage. We believe that renewable energy is a critical tool in addressing climate change. In 2018, Capital One joined other leading global companies and became a member of RE100, a global initiative of businesses committed to 100% renewable electricity.

∎	Reducing Water Consumption. In 2020, we set a goal to reduce the amount of water we use at our facilities by 20% by 2025.

∎

Paper Policy. We instituted a corporate paper policy in 2009 to increase the percentage of environmentally preferred paper in our supply chain. Our current goal is that 95% of the paper purchased for Capital One operations is certified by the Forest Stewardship Council or contains 30% post-consumer waste recycled content.

∎

Our Offices. We pursue the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) Silver (or higher) certification for all new office construction and comprehensive renovations.

∎

Climate Risk Team. Capital One has established a dedicated team within Enterprise Risk Management to interface with teams across the enterprise as we continue to expand our management of climate-related risk.

∎

Internal Price on Carbon. Capital One has established an internal price on carbon starting at $15.00 per metric ton of carbon dioxide equivalent, or CO2e, for Scope 1, 2, and verified Scope 3 (in categories 1-14) emissions. This carbon fee creates a monetary value on emissions in our carbon footprint, which can enable greater visibility and incentive alignment in the future.

How to Contact Us

Our Directors	Investor Relations

Communicate with our directors, including our Lead Independent Director, committee chairs, or Independent Directors as a group

Mail correspondence to:

Board of Directors / Lead Independent Director

c/o Corporate Secretary’s Office

Capital One Financial Corporation

1600 Capital One Drive

McLean, Virginia 22102

Reach out to our Investor Relations team at any time Email: investorrelations@capitalone.com

The Corporate Secretary will review all communications sent to the Board, the Lead Independent Director, committee chairs, or individual directors and forwards all substantive communications to the appropriate parties. Communications to the Board, the Independent Directors, or any individual director that relate to Capital One’s accounting, internal accounting controls, or auditing matters are referred to the Chair of the Audit Committee and Capital One’s Chief Audit Officer. Other communications are referred to the Lead Independent Director. Please continue to share your thoughts or concerns with us. We value your input and your investment.

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Section III - Director Compensation

Director Compensation Objectives

The Board approves the compensation for non-management directors based on recommendations made by the Compensation Committee (“Committee”). The Board has designed the director compensation program to achieve four primary objectives:

∎	Attract and retain talented directors with the skills and capabilities to perpetuate Capital One’s success

∎	Fairly compensate directors for the work required in a company of Capital One’s size and scope

∎	Recognize the individual roles and responsibilities of the directors

∎	Align directors’ interests with the long-term interests of Capital One stockholders

Management directors do not receive compensation for their service on the Board. In 2021, Mr. Fairbank was Capital One’s only management director.

Director Compensation Procedures

The Committee annually reviews the compensation program for Capital One’s non-management directors. FW Cook provides competitive compensation data and director compensation program recommendations to the Committee to assist in determining its recommendation. The competitive compensation data includes information regarding the compensation (cash, equity, and other benefits) of the non-management directors within Capital One’s peer comparator group. The Committee considers this information and FW Cook’s recommendations, and finalizes a proposed director compensation structure for review and approval by the full Board, typically in the second quarter of each year. See the discussion under “Compensation Committee Consultant” beginning on page 41 for further information on the role and responsibilities of FW Cook and “Peer Groups” beginning on page 93 for further information on the selection of the Company’s peer comparator group.

Based on its review of competitive market data and guidance from FW Cook in the second quarter of 2021, the Committee determined that the Company’s director compensation program meets the objectives listed above.

Director Compensation Structure

On May 6, 2021, the Board approved a compensation program for Capital One’s non-management directors for the period from May 6, 2021 through our 2022 Annual Stockholder Meeting that is similar to the program for the preceding year. The compensation program consists of an annual cash retainer of $90,000 for service on the Board. Annual cash retainers for service as a member of the Board have not increased since 2013. In addition, directors receive annual cash retainers for committee service and for service as committee chairs and Lead Independent Director. Under the most recently approved director compensation program, the annual cash retainers are as follows:

∎	Lead Independent Director: $50,000

∎	Chair of the Audit Committee or Risk Committee: $60,000

∎	Chair of the Compensation Committee: $40,000

∎	Chair of the Governance and Nominating Committee: $35,000

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Section III - Director Compensation

∎	Member of the Audit Committee or Risk Committee (other than the chair): $30,000

∎	Member of the Compensation Committee or Governance and Nominating Committee (other than the chair): $15,000

∎	Member of the Capital One, N.A. Trust Committee: $10,000

The annual cash retainer for service as Chair of the Compensation Committee reflects an increase of $5,000 over the previous year to recognize the demands of service as the Chair of the Compensation Committee and to further align compensation for such service with the Company’s peer group and the relative positioning of compensation for other committee chairs.

In addition, each non-management director serving on May 6, 2021, other than Mr. Leroy, received on such date an award of 1,279 RSUs under the 2004 Stock Incentive Plan with a grant date fair value of $200,087 valued at $156.44 per share. Mr. Leroy retired from the Board, effective May 6, 2021, and did not stand for re-election. The RSU award reflects an approximate $20,000 increase in value over the previous year, which was intended to better align director compensation with the Company’s peer group. The RSUs were valued based on the fair market value of a share of Capital One common stock on the date of grant and vest one year from the date of grant, with the delivery of the underlying shares deferred until the director’s service with the Board ends in order to enhance the alignment of interests between our non-management directors and stockholders. On November 5, 2021, Ms. Detrick received a pro-rated award of RSUs under the 2004 Stock Incentive Plan for service from the date of her appointment through our 2022 Annual Stockholder Meeting.

Other Benefits

Under the Capital One Financial Corporation Non-Employee Directors Deferred Compensation Plan, non-management directors may voluntarily defer all or a portion of their cash compensation and receive deferred income benefits. Participants in the plan can direct their individual deferrals among ten investments available through the plan. Participating directors receive their deferred income benefits in cash when they cease serving as directors, upon certain other distribution events specified in the plan, or at such earlier time as authorized by the Committee. Upon a change of control, Capital One will pay to each director within 30 days of the change of control a lump sum cash payment equal to such director’s account balance as of the date of the change of control.

Capital One offers non-management directors the opportunity to direct a contribution of up to $10,000 annually from Capital One to charitable organization(s) of their choice. Thirteen of the fourteen non-management directors who served during 2021 elected to make such a charitable contribution in 2021. In addition, all directors who served during 2021 were eligible, and five directors elected, to participate in a Capital One broad-based charitable contribution program, which is available to Capital One associates, under which Capital One made a contribution of $5,000 per director to a charitable organization of their choice.

Directors also receive reimbursements for certain board-related expenses, including external educational seminars and travel-related costs incurred to attend Board meetings. Such reimbursements are not included as compensation for the directors in the table below.

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Section III - Director Compensation

Compensation of Directors

Directors of Capital One received the following compensation in 2021:

Director Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Richard D. Fairbank(4)	$—	$—	$—	$—
Ime Archibong(5)	$75,000	$245,158	$10,000	$330,158
Aparna Chennapragada(6)	$67,500	$—	$3,701	$71,201
Christine Detrick(7)	$37,500	$100,046	$10,000	$147,546
Ann Fritz Hackett	$220,000	$200,087	$15,000	$435,087
Peter T. Killalea	$135,000	$200,087	$10,000	$345,087
Eli Leenaars	$190,000	$200,087	$10,000	$400,087
Pierre E. Leroy(8)	$82,500	$—	$19,701	$102,201
François Locoh-Donou	$132,500	$200,087	$15,000	$347,587
Peter E. Raskind	$165,000	$200,087	$15,000	$380,087
Eileen Serra	$150,000	$200,087	$10,000	$360,087
Mayo A. Shattuck III	$140,000	$200,087	$15,000	$355,087
Bradford H. Warner	$180,000	$200,087	$10,000	$390,087
Catherine G. West	$150,000	$200,087	$10,000	$360,087
Craig Anthony Williams(5)	$82,500	$245,158	$10,000	$337,658

(1)

Represents cash payments made during 2021, which include half of the payments made under the compensation program for the period from May 6, 2021 through our 2022 Annual Stockholder Meeting and half of the payments made under the compensation program for the period from April 30, 2020 through the date of our 2021 Annual Stockholder Meeting.

(2)	Represents the grant date fair value of RSUs granted during 2021, calculated in accordance with FASB ASC Topic 718.

(3)

Amounts shown represent contributions made by Capital One on behalf of certain non-management directors serving during 2021 to charitable organization(s) of their choice. See “Other Benefits” on page 53 for more information. Additionally, the amounts shown for Ms. Chennapragada and Mr. Leroy include the cost of departure gifts following the end of each of their Board service in March 2021 and May 2021, respectively.

(4)	Management directors do not receive compensation for their service on the Board. In 2021, Mr. Fairbank was Capital One’s only management director.

(5)

Messrs. Archibong and Williams were appointed to the Board effective February 26, 2021. The amounts shown include a Board-approved pro-rated compensation package for the time period from February 26, 2021 through the date of our 2021 Annual Stockholder Meeting and their annual compensation package for their board service for the period of May 6, 2021 through December 31, 2021.

(6)	Ms. Chennapragada resigned from the Board, effective March 18, 2021. Amounts shown represent cash compensation received for her service on the Board in 2021 through the date of her resignation.

(7)

Ms. Detrick was appointed to the Board and to serve on the Audit Committee and Risk Committee of the Board effective November 5, 2021. The Board approved a pro-rated compensation package for Ms. Detrick for the time period from November 5, 2021 until our 2022 Annual Stockholder Meeting, consisting of a $75,000 cash retainer and a grant of 646 RSUs with a grant date fair value of $100,046 valued at $154.87 per share. The RSUs vest one year from the date of grant, and delivery of the underlying shares is deferred until Ms. Detrick’s service with the Board ends.

(8)	Amounts shown represent cash compensation received by Mr. Leroy for his 2021 service through the date of his retirement from the Board.

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Section III - Director Compensation

The following table shows the number of RSUs outstanding and the total number of stock options outstanding for each non-management director as of December 31, 2021:

Director Name	Number of Outstanding Restricted Stock Units	Number of Outstanding Stock Options(1)

Ime Archibong	1,654	—

Christine Detrick(2)	646	—

Ann Fritz Hackett	50,265	—

Peter T. Killalea	13,055	—

Eli Leenaars	6,934	—

François Locoh-Donou	6,502	—

Peter E. Raskind	24,096	7,709

Eileen Serra	4,544	—

Mayo A. Shattuck III	50,265	—

Bradford H. Warner	43,489	—

Catherine G. West	20,512	—

Craig Anthony Williams	1,654	—

(1)

Prior to 2013, directors were offered the opportunity to elect to forgo their cash retainers for a grant of non-qualified stock options under the 2004 Stock Incentive Plan. The outstanding options expire ten years from the date of grant. In 2013, the Committee determined to no longer include stock options as part of the director compensation program. Upon termination from Board service (other than by removal for cause), a director will have the remainder of the full option term to exercise any vested stock options.

(2)

Represents a pro-rated award of RSUs under the 2004 Stock Incentive Plan granted to Ms. Detrick on November 5, 2021 for service from the date her appointment through our 2022 Annual Stockholder Meeting.

Stock Ownership Requirements

Capital One requires non-management directors to retain all shares underlying RSUs granted to them by Capital One until their service with the Board ends. The Board may grant an exception for any case where this requirement would impose a financial hardship on a director. In 2021, no directors were granted an exception to this requirement for any outstanding awards of RSUs. Beginning in 2019, our non-management director stock ownership policies also require our non-management directors to hold a number of shares of Capital One’s common stock with a fair market value of at least five times the director’s annual cash retainer for Board service. For purposes of this policy, unvested RSUs and vested deferred RSUs held by a Board member are counted as shares when determining the number of shares owned. All of the directors are currently in compliance with this requirement.

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EXECUTIVE COMPENSATION

Section IV - Proposal 2: Advisory Approval of Capital One’s 2021 Named Executive Officer Compensation (Item 2 on Proxy Card)

We are offering to our stockholders a non-binding advisory vote to approve our 2021 named executive officer compensation, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”). While the vote is non-binding, the Board of Directors values the opinions that stockholders express through their votes and in any additional dialogue. The Board of Directors will consider the outcome of the vote when making future compensation decisions.

As discussed in the “Compensation Discussion and Analysis” section beginning on page 57, our Board of Directors generally has provided compensation programs for the CEO and the other NEOs that are competitive with the market, performance-based, and transparent and that align with our stockholders’ interests over multiple time horizons. Our CEO’s and other NEOs’ compensation programs generally have consisted primarily of performance-based incentive opportunities, including multiple types of equity instruments with multi-year vesting schedules. The ultimate value of these equity-based awards is subject to Capital One’s sustained performance over time, both on an absolute basis and relative to our peers.

For the 2021 performance year, approximately 83% of the CEO’s total compensation is equity-based and at-risk to the performance of the Company’s stock price, and 100% of his compensation is deferred for a three-year period. As discussed under “NEO Compensation” beginning on page 84, under the 2021 NEO compensation program applicable to our other NEOs (other than our former CFO), approximately 51% of total compensation is provided through equity-based vehicles which were all at-risk based on the performance of the Company’s stock price and subject to vesting over multiple time horizons.

Additional information relevant to your vote can be found under “Compensation Discussion and Analysis” on pages 57 to 97 and “Named Executive Officer Compensation” section on pages 98 to 114.

We ask for your approval of the following resolution:

“Resolved, that Capital One’s stockholders hereby provide their advisory approval of the 2021 Named Executive Officer compensation as disclosed pursuant to the rules of the SEC in the Compensation Discussion and Analysis, the Summary Compensation Table, the other compensation tables and the related notes and narratives in this proxy statement.”

The Board of Directors has resolved to hold annual advisory votes to approve executive compensation. Accordingly, the next advisory vote to approve executive compensation will occur at the 2023 Annual Stockholder Meeting, unless the Board of Directors modifies its policy on the frequency of holding such advisory votes.

***

The Board of Directors unanimously recommends that you vote “FOR” approval, on an advisory basis, of our 2021 Named Executive Officer compensation as disclosed in this proxy statement.

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Section V - Compensation Discussion and Analysis

Key Topics Covered in our Compensation Discussion and Analysis

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EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Executive Summary

Capital One’s executive compensation program is designed to attract, retain, motivate, and reward leaders who can foster strong business results and promote the long-term success of the Company. The Compensation Committee (“Committee”) is responsible for, among other matters, developing, approving, monitoring, and managing the compensation of all of our executive officers, including the named executive officers defined below. Final decisions regarding the compensation of our executive officers, including our CEO, are made by the Committee and the Independent Directors. This Compensation Discussion and Analysis will review the compensation of the following executive officers named in the Summary Compensation Table for 2021:

Named Executive Officer	Position
Richard D. Fairbank	Chairman and Chief Executive Officer
Andrew M. Young	Chief Financial Officer
R. Scott Blackley	Former Chief Financial Officer(1)
Sanjiv Yajnik	President, Financial Services
Michael J. Wassmer	President, Card
Frank G. LaPrade, III	Chief Enterprise Services Officer and Chief of Staff to the CEO

(1)	As of March 1, 2021, Mr. Blackley no longer served as Chief Financial Officer of the Company. Effective as of such time, Mr. Young became Chief Financial Officer of the Company.

Except as otherwise indicated, as used throughout this proxy statement, “NEOs” means the CEO and the five executive officers listed above, collectively.

2021 Company Performance and Compensation Highlights

In 2021, Capital One delivered record financial results and made significant progress on our long-term strategic objectives, including investments in transformation, talent, growth, and our technology and digital capabilities. We reached all-time highs in revenues, profits, earnings per share, capital distribution, share price, and market value. After taking appropriate actions in 2020 to reduce risk, support customers, and react swiftly to uncertain economic and market conditions, we returned to growth in our Credit Card business and delivered solid growth across each of our other major lines of business that drove higher revenues. Growth was driven by deepening engagement with existing customers as well as an expansion in new customer relationships as we launched new products and experiences in our Retail Banking, Credit Card, and Auto Finance franchises. An increase in credit card loan balances and purchase volumes drove revenues in our Credit Card business to reach the highest level in our history. Similarly, our Auto Finance business posted solid top-line originations and loan growth. We continued to expand our national retail bank franchise with solid 6% deposit growth, and our Commercial Banking business outpaced the growth of the industry. Solid underwriting and strikingly strong credit results drove improvement in customer charge-offs and resulted in large releases from our reserve for expected credit losses. Operating expenses grew at a slower rate than revenues, leading to an improvement in operating efficiency ratio(1)(2)(3) by 213 basis points to 45.0%. Operating efficiency ratio, net of adjustments, improved by 133 basis points to 44.7%.

In addition, management stayed keenly focused on delivering shareholder value. Strong capital levels and record earnings supported about $8.7 billion of capital distribution to common stockholders through a combination of share repurchases and common dividends, including a special dividend in the third quarter and an increase in the quarterly common dividend from $0.40 to $0.60 beginning in the third quarter. Capital One’s share price ended the year at $145.09, up 46.8% from year-end 2020. Our stock price growth significantly outperformed the largest benchmark of our bank peers, the KBW Bank Index, and our TSR outperformed the KBW Bank Index by 11 percentage points.

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Section V - Compensation Discussion and Analysis

We achieved exceptional 2021 financial performance while continuing to invest in transformation, talent, growth, and our long-term technology capabilities. Our long-term investments in modern infrastructure, technology tools, and enterprise transformation are driving growth, speed-to-market, and improvements to the customer experience. In 2021, we also invested significantly in marketing and advertising to support new products and experiences across our major consumer franchises and welcomed millions of new customers to Capital One. We earned a number of external awards and accolades related to our products and customer experiences and continued to be recognized for our customer satisfaction and advocacy. Net Promoter Scores, which measure how likely a customer is to recommend our products and services, reached record highs across a number of our major businesses. Despite increased investments in these areas, we began to harness the power of our migration to the cloud and realize cost benefits of our exits from data centers. Our technology capabilities delivered significant cost savings in areas like fraud. We also strengthened our risk and control environment and continued to enhance cybersecurity.

We invested heavily in recruiting, developing, and retaining talent and we welcomed thousands of new associates and have maintained strong associate morale and engagement despite ongoing stresses related to the pandemic. We made progress on our diversity and inclusion efforts, and self-reported surveys of inclusion remain very high. We were recognized as one of the best-managed companies in America and ranked #9 on Fortune magazine’s prestigious Best Places to Work list, our highest ranking ever. We invested in the community through our Capital One Impact Initiative, putting particular emphasis on advancing socioeconomic mobility and racial equity. We became the first of the top-ten retail banks in the United States to announce a no-fee overdraft policy for all consumer checking customers. We believe our portfolio of structurally-attractive businesses, coupled with our long-term investments in technology, talent, and digital capabilities, positions us well for future growth and the creation of long-term stockholder value.

Each year the Committee and the Independent Directors review and evaluate the Company’s qualitative and quantitative performance and make determinations regarding the compensation of our NEOs based on Capital One’s pay-for-performance philosophy. The Committee’s top priority is to implement a compensation program that aligns the interests of our NEOs with the interests of our stockholders. See “Consideration of Stockholder Feedback and 2021 Say on Pay Vote” beginning on page 65 for information regarding enhancements made to our executive compensation programs and disclosures as a result of stockholder feedback. The Committee also seeks to directly link the compensation of the NEOs with the Company’s performance, and the executives’ contributions to that performance over appropriate time horizons, while supporting safety, soundness and appropriately balancing risk. The Committee and the Independent Directors have the flexibility to adjust compensation decisions from year to year to take into account Company and individual performance, as well as evolving market practices and external benchmarks.

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Section V - Compensation Discussion and Analysis

Company Performance Highlights

The tables below show our reported year-over-year performance across key financial metrics (dollar amounts in billions other than per share amounts)(1):

Diluted EPS(2)	Average Loans Held for Investment

Net Revenue(2)	Operating Efficiency Ratio(2)

ROTCE(4)	Tangible Book Value / Common Share

In particular, the Committee and the Independent Directors specifically considered the following quantitative and qualitative Company performance when awarding compensation for the 2021 performance year to our NEOs(1):

∎

Diluted EPS of $26.94, an increase of 420% from 2020, driven by strong growth in loans and revenues, exceptional credit performance, and the significant decrease to the allowance for credit losses. 2021 EPS was more than double the next-highest level of annual earnings in Capital One’s history.

∎

Net Revenue of $30.4 billion, an increase of 6.7% from 2020 and the highest in the Company’s history. This revenue increase outpaced the industry average and was driven primarily by record purchase volume growth in our Domestic Card business and very strong loan growth in our Auto Finance business.

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Section V - Compensation Discussion and Analysis

∎

Credit Risk Management. Solid underwriting and strikingly strong credit drove a material improvement to charge-offs and contributed to large releases from our allowance for credit losses. Our net charge-off rate was 0.88% in 2021, a significant improvement from 2.06% in 2020 and the best year of credit performance in the Company’s history. The charge-off rate in our Domestic Card business was 1.9%, a 52% improvement from 3.93% in 2020.

∎	Operating Efficiency Ratio(2)(3) of 45.0% in 2021 compared to 47.1% in 2020. Operating efficiency ratio, net of adjustments, was 44.7% in 2021 compared to 46.0% in 2020.

∎

Efficiency Ratio(2)(3) of 54.4% in 2021, an increase from 52.8% in 2020, resulting from increased marketing expenses as we debuted new products and took advantage of attractive market opportunities. 2021 efficiency ratio, net of adjustments, was 54.1% compared to 51.7% in 2020.

∎	ROTCE(4) of 28.4% compared to 6.2% in 2020. The increase was driven by solid growth and strikingly strong credit results.

∎

Tangible Book Value Per Share Growth of $11.40, or 12.9% from $88.34 to $99.74. The combined growth of Tangible Book Value per share plus common shareholder dividends was 15.8%. Quarterly common dividends were $0.40 per common share in the first two quarters of 2021 and $0.60 per common share in the final two quarters of the year. We also paid a special dividend of $0.60 in the third quarter. Total capital distribution was about $8.7 billion, the highest in the Company’s history.

∎	Continued Balance Sheet Strength with a common equity Tier 1 capital ratio(5) of 13.1% in 2021, down from 13.7% in 2020 but comfortably above regulatory guidelines and management long-term targets.

∎

TSR increased 49.3% and outpaced the KBW Bank Index, which increased 38.33%, for the one-year period ended December 31, 2021. Our three-year and five-year TSR increased 101.4% and 80.9%, respectively, for the periods ended December 31, 2021, compared to an increase of 68.9% and an increase of 64.8% of the TSR of the KBW Bank Index over the same time periods. Capital One’s stock price increased 46.8% in 2021 and closed at $145.09. The market value of the Company at year-end topped $61.75 billion, an all-time record.

∎

Risk Management and Control Environment. We invested heavily in talent, technology, and improvements to business processes as the Company strengthened its risk and control environment, particularly in the areas of cybersecurity, capital planning and enterprise risk management. In 2021, we completed management remediation of all milestones within the regulatory consent orders related to the 2019 cybersecurity incident.

∎

Execution Against Strategic Imperatives. We continued to make significant but disciplined investments to modernize our infrastructure and data, scale our applications and digital tools, and attract and develop top talent in order to support our technology transformation. In 2021, we began to more fully realize the strategic, financial, operational, and customer benefits of exiting data centers. We invested in our brand through bold advertising and digital marketing. We enhanced our product offerings and digital customer experiences including Venture X, Capital One Auto Navigator, Capital One Shopping, and a number of premium products and experiences.

∎

Elimination of Overdraft Fees. In 2021, we became the first top-ten retail bank to provide free overdraft protection and eliminate all overdraft and non-sufficient funds fees for all consumer banking customers. Overdraft protection is a valuable and convenient feature and can be an important safety net for families. This decision serves as yet another example of how we are reimagining banking and helping customers succeed.

∎

Progress on ESG Initiatives. We continued to make progress on ESG initiatives in 2021, launching our first external ESG Fact Sheet. We introduced our first external sustainability website and we established

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Section V - Compensation Discussion and Analysis

internal initiatives to track our own greenhouse gas inventory and that of our suppliers. We also established an engagement platform to encourage associates to take action on climate change. In addition, as part of the five-year, $200 million Impact Initiative commitment, we facilitated $78 million in grants to local, regional, and national non-profits, building our reputation with external stakeholders and helping advance socioeconomic mobility in our communities. See “Environmental, Social, and Governance Practices” beginning on page 46 for more information regarding our policies, programs and strategies related to ESG and our 2021 accomplishments.

(1)

The Committee considers these metrics to be key financial performance measures in its assessment of the Company’s performance, including certain non-GAAP measures. While certain of our non-GAAP measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies. See Appendix A for our definition and reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(2)

Operating efficiency ratio and efficiency ratio are presented on both a GAAP and non-GAAP basis. The non-GAAP measures consist of our adjusted results that the Committee believes are indicative of the Company’s performance and help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance. See Appendix A for our reconciliation of the non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(3)

Operating efficiency ratio is calculated based on operating expense for the period divided by total net revenue for the period and reflects as-reported results in accordance with GAAP. Efficiency ratio is calculated based on total non-interest expense for the period divided by total net revenue for the period and reflects as-reported results in accordance with GAAP.

(4)

ROTCE is a non-GAAP measure that the Committee believes is indicative of the Company’s performance and helps investors and users of our financial information understand the effect of these adjustments on our selected reported results and provide alternate measurements of our performance. See Appendix A for our definition and reconciliation of this non-GAAP measure to the applicable amounts measured in accordance with GAAP.

(5)	Calculated under the Basel Pillar III Standardized Approach, as of December 31 of each year.

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Section V - Compensation Discussion and Analysis

Compensation Highlights

We believe that our NEO compensation programs balance risk and financial results, reward NEOs for their achievements, promote our overall compensation objectives, and encourage appropriate but not excessive risk-taking. Our compensation programs are structured to encourage our executives to deliver strong results over the short term while making decisions that create sustained value for our stockholders over the long term.

CEO 2021 Compensation	NEO (other than CEO and Former CFO) 2021 Compensation

∎   No CEO Cash Salary. Our CEO does not receive a cash salary and 100% of his compensation is deferred for at least three years.

∎   The Payout of 71% of CEO Year-End Incentive Compensation Determined by Formula. 71% of our CEO’s year-end incentive compensation for the 2021 performance year was awarded in the form of performance share awards that vest based entirely on the Company’s performance on an absolute basis and/or relative to the Performance Share Peers over a three-year period (2022 to 2024).

∎   25% of CEO 2021 Performance Share Awards Linked to Relative TSR. Beginning with the 2020 performance year, a portion of our CEO year-end incentive performance share awards will vest based entirely on the Company’s TSR performance relative to the Performance Share Peers over a three-year period.

∎   Awards Based on Company and Individual Performance. All NEOs receive incentive awards based on Company and/or individual performance. For 2021, 100% of CEO compensation and 83% of the compensation for the other NEOs (other than our former CFO) was based on Company and/or individual performance.

∎   NEO Compensation Is Primarily Equity-Based and Determined after Performance Year-End. 83% of our CEO’s and 51% of all other NEOs’ (other than our former CFO’s) total compensation for the 2021 performance year was equity-based to align with stockholder interests. 94% of CEO compensation and the majority of all other NEO (other than our former CFO) compensation was determined after the performance year-end.

∎   All Equity and Equity-Based Awards Contain Performance and Recovery Provisions. All equity awards contain performance and recovery provisions that are designed to further enhance alignment between pay and performance and to balance risk. See “Additional Performance Conditions and Recovery Provisions” beginning on page 90 for more information.

∎   No Compensation Program or Company Performance Adjustments for the Impact of the COVID-19 Pandemic. No adjustments were made to our executive compensation programs or the evaluation of our Company performance for the 2021 performance year to reduce or eliminate the economic or other impact resulting from the COVID-19 pandemic.

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Section V - Compensation Discussion and Analysis

2021 Compensation Decisions

The information below is presented to show how the Committee and the Independent Directors viewed compensation awarded for 2021 and is not intended as a substitute for the Summary Compensation Table, which is required by the SEC. See “2021 Summary Compensation Table” beginning on page 98 for a description of how the information above differs from the Summary Compensation Table. The Committee and the Independent Directors approved the following awards attributable to the 2021 performance year for our NEOs:

2021 CEO Performance Year Compensation. Mr. Fairbank’s total compensation for performance year 2021 was $27.5 million and consisted of:

∎

RSUs granted in February 2021, which had a total grant date value of approximately $1.75 million, totaling 15,534 RSUs. The RSUs will vest in full on February 15, 2024, settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and are subject to performance-based vesting provisions.

∎	Year-End Incentive Award totaling $25.75 million granted in February 2022 in recognition of the Company’s and the CEO’s performance in 2021 and consisting of:

∎

Performance Shares. Performance share awards with an aggregate value of $18.2 million, for which the CEO may receive from 0% to 150% of a total target number of 122,734 shares of the Company’s common stock based on the Company’s TSR (with respect to 30,684 shares, or $4.55 million of the awards) and financial performance (with respect to 92,050 shares, or $13.65 million of the awards) over a three-year period from January 1, 2023 through December 31, 2025.

∎

Restricted Stock Units. 20,231 RSUs (“Year-End Incentive RSUs”) valued at $3.0 million, which vest in full on February 15, 2025 and settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and are subject to performance-based vesting provisions.

∎

Deferred Cash Bonus. A deferred cash bonus of $4.55 million, which is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan (“VNQDCP”) and will pay out in the first calendar quarter of 2025.

Name	Cash Salary	Long-Term Incentive	Year-End Incentive			Total
		Cash-Settled RSUs	Deferred Cash Bonus	Cash-Settled RSUs	Performance Shares(1)
Richard D. Fairbank	$—	$1,750,060	$4,550,000	$3,000,055	$18,200,225	$27,500,340

(1)

$4.55 million of the awarded performance shares will vest based on the Company’s TSR relative to the Performance Share Peers over a three-year period. $13.65 million of the awarded performance shares will vest based on the Company’s relative and absolute financial performance relative to a combination of two metrics: Common Dividends plus Growth of Tangible Book Value per share (“D+TBV”) and Adjusted Return on Tangible Common Equity (“Adjusted ROTCE”) over a three-year period. See “Performance Share Award Formula” beginning on page 74 for a description of the vesting criteria applicable to the performance share awards.

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Section V - Compensation Discussion and Analysis

2021 NEO Performance Year Compensation. The compensation for NEOs (other than the CEO) for 2021 performance is set forth below. The compensation received by these NEOs consisted of: (i) cash salary and (ii) a year-end incentive granted in February 2022 in recognition of the Company’s and each executive’s performance in 2021. The year-end incentive consisted of a cash incentive and a long-term incentive comprised of stock-settled RSUs and performance shares. The performance shares provide an opportunity for the executive to receive from 0% to 150% of a target number of shares of the Company’s common stock based on the Company’s performance over a three-year period beginning January 1, 2022.

Name	Cash Salary	Cash Incentive	Long-Term Incentive		Total
			Stock- Settled RSUs	Performance Shares

Andrew M. Young	$894,815	$1,687,500	$1,125,076	$1,350,032	$5,057,423

R. Scott Blackley(1)	$233,046	$—	$—	$—	$233,046

Sanjiv Yajnik	$1,136,231	$2,139,822	$1,495,653	$1,794,754	$6,566,460

Michael J. Wassmer	$1,218,462	$2,311,110	$1,770,583	$2,124,551	$7,424,706

Frank G. LaPrade, III	$1,155,538	$2,175,822	$1,595,156	$1,914,127	$6,840,643

(1)	Mr. Blackley left the Company in March 2021 and ceased to be our CFO as of March 1, 2021 and therefore did not receive year-end incentive compensation for the 2021 performance year.

Consideration of Stockholder Feedback and 2021 Say on Pay Vote

The Committee and the Board value the input of our stockholders and strive to foster a constructive dialogue with stockholders on matters of executive compensation and corporate governance. At our 2021 Annual Stockholder Meeting, 93% of our stockholders supported our executive compensation program by approving our non-binding advisory vote on executive compensation (“2021 Say on Pay Vote”). Though the Committee recognized the 2021 Say on Pay Vote reflected strong support for the Company’s executive compensation programs, the Committee remains committed to stockholder engagement. In 2021, we continued to strengthen our outreach to stockholders to maintain strong lines of communication with our stockholders and shared stockholders’ perspectives with the Committee and the Board.

In 2021, management directly engaged with stockholders representing approximately 70% of our outstanding shares in over 170 interactions with investors. See “Stockholder Engagement Program” beginning on page 35 for more information. From this outreach, the Committee and the Board gained valuable insight into our investors’ views about the Company, including our executive compensation programs. The Committee and the Independent Directors considered these views and feedback in approving year-end incentive awards for 2021 and structuring and approving the 2022 compensation programs for the NEOs.

In recent years, as a result of the feedback received from investors, the Committee made the following enhancements to our executive compensation programs and disclosure:

∎

Linked a Portion of CEO Compensation Directly to Relative TSR. Several stockholders expressed that TSR is an important element of Company performance and asked that the Company consider a more direct link between CEO compensation and the Company’s TSR over time. Beginning with the 2020 performance year, the Committee and the Independent Directors determined to award a portion of the CEO’s year-end incentive in the form of a performance share award that vests entirely based on the Company’s TSR over a three-year performance period relative to the Performance Share Peers. While TSR has been, and continues to be, explicitly included in the financial and operating performance factors considered by the Committee and the Independent Directors to determine all NEO year-end incentive awards, the Committee and the Independent Directors believe that linking a portion of CEO long-term compensation entirely to the Company’s three-year TSR further aligns the interests of our CEO with the interests of stockholders over time.

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Section V - Compensation Discussion and Analysis

∎

Disclosure of Performance Share Awards Realized Compensation. Several stockholders expressed a desire for clearer information regarding the realized pay associated with the performance share awards granted to the NEOs. We added disclosure regarding the settlement value resulting from the performance share awards that vested during the performance year based on the Company’s performance for the associated three-year performance period. See “Settlement of Performance Shares Granted in January 2019” on page 82.

∎

Enhanced Disclosure of Compensation Committee Decision Processes. We received suggestions from stockholders that we provide additional details regarding the processes utilized by the Compensation Committee to make compensation decisions. We enhanced our description of the Committee and Independent Directors processes for considering Company performance throughout the year and determining the level and pay mix associated with the year-end incentive awards granted to our NEOs. See “Compensation Committee Process to Determine Year-End Incentive” on page 76 and “Our Compensation Governance Cycle” on page 69 for more information.

∎

Increased the Size and Diversity of Our Peer Group. We received feedback from stockholders regarding the composition of our Board-approved peer group used to determine the level and components of NEO compensation. In July 2020, the Committee and the Independent Directors increased the size and diversity of the Company’s peer group to add seven additional peers, including diversified financial institutions and payment companies with whom we compete for executive talent. See “Peer Groups” beginning on page 93 for more information.

∎

Increased Alignment of CEO Pay and Performance. Beginning with the 2019 performance year, the Committee and the Independent Directors increased the alignment of CEO compensation with Company performance and stockholder interests by decreasing the amount of the CEO’s compensation awarded at the beginning of the performance year such that the vast majority of CEO compensation is tied to a year-end evaluation of CEO and Company performance. The Committee and the Independent Directors believe that this structure further aligns Mr. Fairbank’s compensation with that of the Company’s peers and provides a greater opportunity for the Committee and the Independent Directors to assess the Company and the CEO’s performance after the completion of the performance year. In addition, this structure enhances the Committee and the Independent Directors’ ability to incorporate feedback from stockholders received during the year to ensure that the CEO’s performance year compensation appropriately reflects the Company’s compensation philosophy and principles and business results. See “2021 CEO Compensation Program and Components” beginning on page 70 for more information.

The Committee remains committed to active and ongoing stockholder engagement and continues to engage with our stockholders with respect to executive compensation matters and other governance matters.

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Section V - Compensation Discussion and Analysis

Our Compensation Principles and Objectives

Highlights of Our 2021 Compensation Programs

What We Do	What We Don’t Do
✓ We provide the majority of NEO compensation as long-term, equity, or equity-based compensation	✗	We do not pay a cash salary to our CEO
✓ We provide our CEO with compensation consisting entirely of equity or equity-based awards and deferred payouts	✗	We do not guarantee incentive awards
✓ We link a portion of our CEO year-end incentive to relative TSR	✗	We do not permit our NEOs to place their Company securities in a margin account or to pledge their Company securities as collateral for a loan
✓ We grant our NEOs performance-based cash incentive and equity-based awards	✗	We do not provide compensation or awards to our NEOs on terms and conditions that are more favorable than compensation and awards granted to other executive officers
✓ We apply risk balancing so as not to jeopardize the safety and soundness of Capital One	✗	We do not permit our NEOs to engage in short sales, hedging transactions, or speculative trading in derivatives of our securities
✓ We apply performance thresholds to NEO grants to determine the amount of equity delivered at vesting	✗	We do not reprice stock options
✓ We reduce performance share award values at vesting if the Company does not achieve positive Adjusted ROTCE	✗	Generally, we do not utilize employment agreements, and none of our current NEOs has an employment agreement
✓ We have clawback provisions in our equity award agreements to promote accountability	✗	We do not provide excise tax gross-up payments
✓ We require both a change of control event and a termination before we accelerate the vesting of equity and equity-based awards (double trigger)
✓ We have an independent compensation consultant advising the Committee
✓ We use a mix of pre-established relative and absolute performance metrics in our incentive awards

All of the terms and features described above, including the performance-based vesting and clawback provisions, apply to awards granted to all executive officers and not just the NEOs.

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Section V - Compensation Discussion and Analysis

Compensation Program Objectives

Capital One’s executive compensation program has four primary objectives.

Strongly link pay and performance by providing compensation based on both business and individual performance while appropriately balancing risk

Capital One emphasizes pay-for-performance at all organizational levels. Typically, as an executive’s level of responsibility increases, so does the proportion of the executive’s pay that is subject to performance criteria. Therefore, the NEOs have the highest proportion of their pay directly linked to Company and individual performance, as compared to other associates. Awards made to the NEOs in February 2022 for the 2021 performance year were based on Company and individual performance, and on demonstrating specific leadership competencies assessed through a comprehensive performance management process that included an individual assessment specifically designed to evaluate the degree to which the executive balanced risks inherent to his or her role. The Chief Risk Officer compiled these risk assessments and the Chief Human Resources Officer reviewed the assessments for the NEOs. Separately, the Chief Audit Officer compiled and reviewed the risk assessment for the Chief Risk Officer. The Committee considered the assessments in making its determinations regarding individual performance and compensation levels.

Align our executives’ interests with those of our stockholders

The Committee and the Independent Directors are committed to designing incentive compensation programs that reward individual and Company performance and that are aligned with the creation of stockholder value over the long term. Beginning with the 2020 performance year, a portion of the CEO’s performance share award is linked to the Company’s relative TSR over a three-year period. Because NEO compensation is primarily delivered through deferred, equity-based vehicles that vest over multiple time horizons, the NEOs have a significant stake in the success of the Company. The Committee and the Independent Directors also have the flexibility to adjust compensation decisions from year to year to take into account the Company’s performance and evolving market practices. In addition, we have established specific stock ownership policies that the NEOs must meet and stock retention provisions applicable to certain equity awards.

Reward performance over multiple time horizons

Our compensation programs are structured to encourage our executives to deliver strong results over the short term while making decisions that create sustained value for our stockholders over the long term. For 2021, approximately 83% of the CEO’s total compensation was equity-based and at-risk to the performance of the Company’s stock price, and 100% of his compensation was deferred for a three-year period. In addition, approximately 51% of total compensation for NEOs other than the CEO and the former CFO was provided through equity-based vehicles which were at-risk to the performance of the Company’s stock price and subject to vesting over multiple time horizons. The use of deferred, equity-based compensation vehicles with multi-year vesting terms advances our goal of aligning the ultimate value realized by the NEOs with the performance of the Company’s stock over time because the value of these compensation vehicles increases and decreases based on the performance of the Company’s stock price in both current and future periods.

Attract, retain, and motivate top executive talent

To attract, retain, and motivate exceptional leaders, we believe that compensation opportunities at Capital One must be competitive with the marketplace for talent. The Committee and the Independent Directors strive to preserve a competitive pay mix and total target compensation values in the executive compensation program, as well as provide competitive total rewards based on our selected peer group. See “Peer Groups” beginning on page 93 for information regarding how the Committee and the Independent Directors utilized the Company’s peer group in determining executive compensation.

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Section V - Compensation Discussion and Analysis

Use of Judgment

The Committee believes that exercising judgment is an important element in reaching balanced compensation decisions that are consistent with our strategy and reward both current-year performance and sustained long-term value creation, and supplements other aspects of Capital One’s pay-for-performance philosophy. By applying informed judgment, the Committee seeks to mitigate the risks associated with a rigid and strictly formulaic compensation program, which could unintentionally create incentives for our executives to focus only on certain performance metrics, encourage imprudent risk-taking, and not provide the best long-term results for stockholders. In addition, the use of judgment allows the Committee to respond to changes in economic conditions, our operating environment, and other significant factors that may affect the long-term performance of Capital One or our lines of business. The use of judgment also allows the Committee to adjust compensation based on factors that would not be appropriately reflected by a strictly formulaic approach, such as risk management, championing Company values, and the discrepancies between absolute and relative performance levels or recognition of individual performance levels. There are certain performance conditions for which the Committee would not exercise judgment, for example where the minimum performance metric is not met in the award of performance shares or if the performance-based vesting requirements applicable to certain other stock-settled awards are not met.

Our Compensation Governance Cycle

The Committee is actively engaged throughout the year and members of the Committee regularly meet with management regarding the Company’s executive compensation programs and practices. In addition, the Committee receives updates, at least quarterly, at the Board level, regarding the Company’s financial and strategic performance, including information regarding the Company’s performance against the four categories of quantitative and qualitative performance factors related to: financial and operating performance, governance and risk management, strategic performance, and winning with our customers and associates (the “Performance Factors”) that are used by the Committee to determine the year-end incentive awards to the NEOs.

The Committee met three times in 2021, with each meeting concluding with an executive session without management present. In addition, the Committee held three joint meetings with the Board in 2021, and an additional joint meeting was held at the beginning of 2022 to assess Company and NEO performance and determine the year-end incentive awards for the NEOs. While specific topics may vary from meeting to meeting, the following graph describes the typical annual cycle of the Committee’s compensation-related activities.

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Section V - Compensation Discussion and Analysis

Chief Executive Officer Compensation

2021 CEO Compensation Program and Components

The Committee annually reviews and approves the form, timing, and amount of compensation for the CEO and makes recommendations regarding the CEO compensation structure to the Independent Directors for final approval. The Committee believes that the CEO’s compensation should be entirely at-risk based on his and the Company’s performance. The Committee considers the Company’s and the CEO’s historical performance and seeks to effectively align the CEO’s interests with the interests of our stockholders over time, support safety and soundness, and appropriately balance risk.

2021 CEO Compensation Program

When determining the structure of Mr. Fairbank’s compensation program for the 2021 performance year, the Committee and the Independent Directors considered:

∎	the Company’s performance during the prior year and Mr. Fairbank’s contribution to that performance;

∎	the Company’s performance in the prior year relative to the performance of peer comparator companies in that year;

∎	the structure and amount of compensation awarded to the CEOs of the Company’s peers;

∎	the structure and amount of Mr. Fairbank’s compensation awards in prior years;

∎	the Company’s risk profile and the time horizon over which the deferred, equity-based awards will vest;

∎

the ultimate value of Mr. Fairbank’s deferred, equity-based awards (which will depend on the Company’s and Mr. Fairbank’s performance over time as well as the value of Capital One’s common stock at the time the awards vest); and

∎	the feedback received from stockholders regarding the Company’s executive compensation programs and the compensation awarded to Mr. Fairbank.

After considering these factors, in February 2021, the Committee and the Independent Directors determined that Mr. Fairbank’s 2021 compensation program would continue to consist of two components: (i) an equity or equity-based award granted at the beginning of the performance year; and (ii) an opportunity for a year-end incentive award, with the amount granted based on CEO and Company performance in 2021 (granted in February 2022). Any year-end incentive award granted to the CEO (i) would continue to consist primarily of a performance share award, under which he may receive 0% to 150% of a target number of shares of the Company’s common stock based on the Company’s performance over a three-year period; and (ii) may also consist of deferred cash, an equity-based award, or both. In this manner, the CEO’s compensation will continue to be completely at-risk based on the Company’s and Mr. Fairbank’s performance, and all CEO compensation continues to be subject to a three-year deferred vesting or payout. As in prior years, Mr. Fairbank did not receive any cash salary in 2021.

The Committee and the Independent Directors determined not to establish a total target compensation amount for Mr. Fairbank’s 2021 compensation program to further align Mr. Fairbank’s compensation program with that of the Company’s peers and increase the Committee and the Independent Directors’ ability to directly link the CEO’s compensation to the Company’s performance as well as the CEO’s contributions to that performance over the short, medium, and long term.

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Section V - Compensation Discussion and Analysis

2021 CEO Compensation Components

The chart below represents the components and pay mix of the CEO’s compensation for the 2021 performance year. For performance year 2021, the award of RSUs granted at the beginning of 2021 and the year-end incentive (granted in February 2022) accounted for 6% and 94%, respectively, of the CEO’s total compensation. The year-end incentive was delivered in the form of performance shares, deferred cash, and cash-settled RSUs, representing 66%, 17%, and 11%, respectively, of the CEO’s total performance year compensation.

The table below summarizes the components of the CEO’s compensation program for the 2021 performance year.

Compensation Element		Timing of Award Determination	Basis for Award	Vesting Schedule	Performance and Recovery Provisions
Base Salary		Not applicable	Not applicable	Not applicable	Not applicable
RSUs		February 2021	Incentive for Long-Term Company Performance	Vest at the end of the three-year performance period; settles in cash	∎ Performance-based vesting provisions ∎ Misconduct clawback
Year-End Incentive Opportunity	Financial Performance Shares	February 2022	Reward for 2021 CEO and Company Performance; Incentive for Long-Term Company Performance	Vest at the end of the three-year performance period based on achievement of financial performance factors	∎ Performances share reduction ∎ Misconduct clawback ∎ Financial restatement clawback
	TSR Performance Shares			Vest at the end of the three-year performance period based on relative TSR	∎ Misconduct clawback
	Year-End Incentive RSUs		Reward for 2021 CEO and Company Performance	Vest at the end of the three-year performance period; settles in cash	∎ Performance-based vesting provisions ∎ Misconduct clawback
	Deferred Cash Bonus			Payout deferred for three years	∎ Misconduct clawback

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Section V - Compensation Discussion and Analysis

See “Additional Performance Conditions and Recovery Provisions” beginning on page 90 for more details regarding the performance and recovery provisions applicable to each of the elements of compensation that the Committee approved for the 2021 performance year for the NEOs.

Restricted Stock Units

A portion of Mr. Fairbank’s 2021 compensation consisted of RSUs granted as an incentive for long-term Company performance. The RSU award vests in full at the end of a three-year performance period beginning on January 1, 2021, settles in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and is subject to performance-based vesting provisions and clawback provisions, each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 90.

Year-End Incentive Opportunity

A portion of Mr. Fairbank’s 2021 compensation consisted of an opportunity for a year-end incentive based on the Committee’s evaluation of the Company’s performance during 2021 and Mr. Fairbank’s contributions to that performance. For purposes of the year-end incentive, the Committee and the Independent Directors assess the Company’s performance based on the Performance Factors. The Committee believes that these factors appropriately reflect and balance near-term performance and long-term success for the Company’s customers, associates, and stockholders. The Company’s 2021 performance against the Performance Factors is described in more detailed under “2021 Year-End Incentive Determination” beginning on page 76.

The year-end incentive, if awarded, (i) will consist of an award of performance shares, and (ii) may also consist of deferred cash, an equity-based award, or both as determined by the Committee and the Independent Directors at the time the award is granted. The performance share awards, the equity-based award, and the deferred cash bonus each have a three-year cliff-vesting schedule and are subject to clawback provisions. The performance-based vesting provisions applicable to the equity-based award and the clawback provisions applicable to all three awards are described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 90.

Performance Share Awards

The Committee and the Independent Directors believe the performance shares strengthen the alignment between the compensation of our NEOs and the Company’s performance by linking the ultimate payout to pre-established absolute and/or relative performance goals, with the value of the payout ranging from 0% to 150%. The ultimate value of the performance shares upon vesting is determined by the Company’s performance through its stock price. The CEO year-end incentive award consists primarily of performance shares. For the other NEOs, the performance share awards represent approximately 30% of total target compensation. For 2021, the performance share awards were granted in two forms:

∎

Financial Performance Share Units (“Financial Performance Shares”) that vest based on the Company’s financial performance, on an absolute basis and relative to the Performance Share Peers, related to a combination of two metrics: Common Dividends plus Growth of Tangible Book Value per share (“D+TBV”) and Adjusted Return on Tangible Common Equity (“Adjusted ROTCE”) over a three-year period. The Financial Performance Shares were granted to all NEOs for the 2021 performance year.

∎

Total Shareholder Return Performance Share Units (“TSR Performance Shares”) that vest based on the Company’s TSR relative to the Performance Share Peers over a three-year period. The TSR Performance Shares were granted only to the CEO for the 2021 performance year.

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Section V - Compensation Discussion and Analysis

The metrics and formulas applicable to each of the performance share awards are described in more detail below under “Performance Share Award.”

2021 Performance Year	Performance Metric	Performance Share Peers	Performance Period	Performance Share Award Formula	Recipient
Financial Performance Shares	D+TBV and Adjusted ROTCE	KBW Index (as defined on page 74)	3 Years	Relative Performance Measure and Absolute Performance Measure	All NEOs
TSR Performance Shares	Total Shareholder Return			Relative Performance Measure	CEO Only

Performance Share Award Metrics. Each year, the Committee and the Independent Directors evaluate the structure and amount of the equity awards provided to our NEOs, including the Company performance metrics applicable to such awards.

∎

Financial Performance Shares. A portion of the performance shares granted to our CEO and all of the performance shares granted to the NEOs other than the CEO for 2021 were granted in the form of Financial Performance Shares. The Committee and the Independent Directors began awarding the Financial Performance Shares in 2018 in order to further align our NEOs’ interests with those of our stockholders, as well as based on market practices and peer comparator information and in response to stockholder feedback. The Committee and the Independent Directors determined that the Financial Performance Share awards granted to the CEO and the other NEOs would be based on the following two metrics:

Common Dividends + Growth of Tangible Book Value per Share (D+TBV)

∎   D+TBV rewards strong operational results, balanced stewardship of capital, and long-term stockholder value creation by measuring the value distributed to stockholders (common dividends per share) and the growth of company value created for common stockholders (tangible book value per share).

∎  D+TBV is calculated as the three-year average of the ratios, expressed as a percentage, of (i) the Company’s tangible book value per share at the end of each year within the performance period, plus total common dividends per share paid during such year, to (ii) the Company’s tangible book value per share at the beginning of each corresponding year within the performance period.

Adjusted Return on Tangible Common Equity (Adjusted ROTCE)

∎  Adjusted ROTCE rewards balanced capital management and stewardship while capturing current and historical business performance and profitability as compared to the size of our stockholders’ investment in the Company. ROTCE is broadly used in banking as a key performance indicator and component in peer executive compensation programs.

∎  Adjusted ROTCE is calculated as the ratio, expressed as a percentage, of (i) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of impairment, amortization and re-measurement of intangible assets, to (ii) the Company’s average tangible common equity.

The Committee and the Independent Directors believe that these two performance metrics, in combination, provide a rigorous measurement of Company performance by balancing the creation of long-term stockholder value and the returns generated on stockholders’ investment in the Company. To

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Section V - Compensation Discussion and Analysis

appropriately incentivize long-term value creation in line with the Company’s strategic goals, two-thirds of each Financial Performance Share award will vest based on D+TBV, and one-third of each performance share award will vest based on Adjusted ROTCE.

∎

TSR Performance Shares. Beginning in 2020, in response to stockholder feedback and to further align the interests of the CEO with the interests of stockholders, the Committee and the Independent Directors determined that a portion of the performance share awards granted to the CEO would be based on the Company’s TSR relative to the Performance Share Peers.

Total Shareholder Return (TSR)

∎   TSR measures the change in the value of an investment by stockholders in the common shares of Capital One and is derived from the change in the Company’s stock price plus the value of any common dividends paid by the Company.

∎   TSR is calculated as the change in the value of the applicable common stock over the Performance Period, taking into account the reinvestment of common dividends on the ex-dividend date. The calculation of the stock price appreciation component of TSR = (Ending Stock Price – Beginning Stock Price) / Beginning Stock Price where (i) “Beginning Stock Price” means the average Stock Price for the 20 trading days immediately preceding the first day of the Performance Period; (ii) “Ending Stock Price” means the average Stock Price for the 20 trading days immediately preceding and including the last day of the Performance Period; and (iii) “Stock Price” means the closing price for the day as reported on the applicable exchange or market.

The Committee and the Independent Directors believe that linking a portion of the CEO’s year-end incentive to the Company’s TSR over a three-year period increases the alignment of the CEO’s compensation with the value delivered to stockholders over time. TSR is viewed by investors as a key indicator of the Company’s performance. The TSR Performance Shares create a direct link between CEO compensation and the Company’s stock price and value creation over time. In addition, a significant portion of CEO pay is delivered through equity-based awards, the ultimate value of which will increase or decrease based on the performance of the Company’s stock price in both current and future periods.

Performance Share Award Peer Group. For both the Financial Performance Shares and the TSR Performance Shares, the Company’s performance on each metric is assessed over the three-year period relative to the Performance Share Peers which are constituents of the KBW Bank Index, excluding three non-traditional banks that do not focus on lending to consumers and businesses (“KBW Index”). The Committee believes that the KBW Index is an appropriate index against which to assess the Company’s performance because it reflects institutions of a comparable size, risk profile, and business mix to the Company. After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any, in accordance with the relative performance hurdles illustrated below. Each of the metrics will be calculated as indicated above, with the Committee excluding from such calculations the initial effects of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting the reported results if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Stock Incentive Plan as necessary or appropriate to comply with applicable laws, rules, or regulations.

Performance Share Award Formula. For all performance share awards, the ultimate number of performance shares earned at vesting is determined by a formula based on relative performance and/or absolute performance (in the form of a performance share reduction) measures, with the value of the payout ranging from 0% to 150% of the target performance shares. In addition, the value of the performance shares upon vesting is determined by the Company’s stock price performance. All performance share awards are subject to the Relative Performance Measure (as described below). Only the Financial Performance Shares are subject to the Absolute Performance Measure

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Section V - Compensation Discussion and Analysis

(as described below). The award agreements applicable to all performance share awards permit the Committee to exclude the initial effects of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting the reported results if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Stock Incentive Plan or necessary or appropriate to comply with applicable laws, rules, or regulations.

Relative Performance Measure - Financial Performance Shares and TSR Performance Shares. Each year, the Committee and the Independent Directors assess the Company’s performance on the basis of the performance share award metrics relative to the Performance Share Peers. The Company’s TSR or positive Adjusted ROTCE and D+TBV, as applicable, must be at least at the 25th percentile of the Performance Share Peers for any performance shares to vest; target payout will be achieved at the 55th percentile of the Performance Share Peers; and the maximum payout can only be achieved if the Company performs at the 80th percentile of the Performance Share Peers or greater. If the Company’s TSR or Adjusted ROTCE and D+TBV, as applicable, is under the 25th percentile, none of the shares will vest and no payout will be made with respect to the award. After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any, in accordance with the graph below. Payouts will range between the values shown below for performance that falls between the points labeled in the graph.

Absolute Performance Measure (Performance Share Reduction) - Financial Performance Shares. The Financial Performance Shares are subject to a performance share reduction feature under which the number of shares issued at settlement will be reduced if the Company’s Adjusted ROTCE for one or more fiscal years completed during the performance period is not positive, no matter how well the Company performs compared to the Performance Share Peers. In each year that the Company does not achieve positive Adjusted ROTCE, the executive will forfeit 50% of that year’s worth of performance shares. If the Company’s Adjusted ROTCE is not positive in each of the three fiscal years in the performance period, the executive will forfeit the entire award of performance shares. See “Performance Share Reduction” on page 91 and “Financial Restatement Clawbacks” on page 92 for more information. The table below shows potential performance share reduction amounts based on the Company’s Adjusted ROTCE performance.

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Section V - Compensation Discussion and Analysis

Number of Years During Performance Period Adjusted ROTCE Is Not Positive	Reduction in Number of Units Vesting and Shares Awarded
Zero	No reduction
One	One-sixth reduction
Two	One-third reduction
Three	Entire award forfeited

Equity-Based Award. A portion of the CEO year-end incentive may be granted in the form of an equity-based award based on the Company and CEO performance for the preceding performance year. For the 2019, 2020, and 2021 performance years, the Committee and the Independent Directors have awarded RSUs to Mr. Fairbank. The vesting of the RSUs is deferred for three years and settlement is in cash based on the Company’s average stock price over the fifteen trading days preceding the vesting date. The RSUs are subject to performance-based vesting and clawback provisions, each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 90.

Deferred Cash Bonus. A portion of the CEO year-end incentive may be granted in the form of a deferred cash bonus based on the Company and CEO performance for the preceding performance year. Any deferred cash bonus award is mandatorily deferred for three years into the Company’s VNQDCP.

2021 CEO Compensation Decisions

For the 2021 performance year, the Committee and Independent Directors determined the amount and form of the CEO’s compensation using a balanced approach in the context of our compensation principles and objectives, which encompass a pay-for-performance philosophy. The Committee and the Independent Directors believe that this pay-for-performance structure, which emphasizes variable pay, incentivizes the CEO to invest for the long-term, grow resiliently, manage risk, and deliver sustained stockholder value. In addition, the Committee and the Independent Directors believe this approach is in the best interests of the stockholders and provides the Committee and the Independent Directors a greater opportunity to determine the amount and form of compensation based on CEO and Company performance and stockholder feedback as well as being able to respond to then-current business conditions, the dynamic nature of executive compensation practices, and developments in our business and industry.

2021 Restricted Stock Unit Award

In February 2021, the Committee and the Independent Directors awarded Mr. Fairbank 15,534 RSUs, which had a total grant date value of approximately $1.75 million. The RSU award vests in full on February 15, 2024, settles in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and is subject to performance-based vesting provisions and clawback provisions, each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 90.

2021 Year-End Incentive Determination

Compensation Committee Process to Determine Year-End Incentive

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Section V - Compensation Discussion and Analysis

In February 2022, the Committee and the Independent Directors assessed the Company’s performance with respect to the Performance Factors set forth below under “Company Performance Assessment” and Mr. Fairbank’s contributions to that performance as described under “CEO Contribution to Company Performance.” Following the performance assessment, the Committee and Independent Directors determined the total 2021 performance year compensation to be awarded to Mr. Fairbank would be $27.5 million, taking into account the $1.75 million in RSUs awarded to him at the beginning of the performance year. The remaining total compensation to be awarded to Mr. Fairbank for the 2021 performance year was awarded in the form of the year-end incentive award totaling $25.75 million.

2021 Year-End Incentive Awards

After considering the Company’s compensation philosophy and objectives, including the desire to align Mr. Fairbank’s interests with that of the Company’s stockholders and reward performance over multiple horizons, the Committee and the Independent Directors determined that the pay mix for the year-end incentive award would include the following three vehicles:

Performance Shares. 71% of the year-end incentive (66% of Mr. Fairbank’s total 2021 performance year compensation) was awarded in the form of performance shares, with a total grant date value of approximately $18.2 million, under which Mr. Fairbank may receive from 0% to 150% of a target number of 122,734 shares of the Company’s common stock based on the Company’s performance over a three-year period from January 1, 2022 through December 31, 2024.

∎

Financial Performance Shares. $13.65 million of the awarded performance shares will vest based on the Company’s financial performance, on an absolute basis and relative to the Performance Share Peers, related to a combination of two metrics: D+TBV and Adjusted ROTCE over a three-year period in the form of Financial Performance Shares as described in “Performance Share Award Formula” beginning on page 74.

∎

TSR Performance Shares. $4.55 million of the awarded performance shares will vest based on the Company’s TSR relative to the Performance Share Peers over a three-year period in the form of TSR Performance Shares as described in “Performance Share Award Formula” beginning on page 74.

In order for the CEO to realize the target value of this award, the Company must achieve above-median financial performance and TSR on a relative basis versus the Performance Share Peers. In addition, the full value of the Financial Performance Share award remains at risk unless a threshold level of Company performance is achieved. The Committee believes that awarding a substantial portion of the year-end incentive in performance shares directly aligns the CEO’s interests with those of stockholders and encourages the CEO to focus on sustainable, long-term success and avoid excessive risk-taking.

Restricted Stock Units. 12% of the year-end incentive (11% of Mr. Fairbank’s total 2021 performance year compensation) was awarded in the form of 20,231 RSUs with a total grant date value of approximately $3.0 million.

Deferred Cash Bonus. 18% of the year-end incentive (17% of Mr. Fairbank’s total 2021 performance year compensation) was awarded in the form a $4.55 million deferred cash bonus.

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Section V - Compensation Discussion and Analysis

Company Performance Assessment

In February 2022, the Committee assessed the Company’s 2021 quantitative and qualitative performance based on the Performance Factors. The Company performance assessment is used to determine the 2021 year-end incentive awards for all of the NEOs and compensation targets for the NEOs (other than the CEO) for the 2022 performance year. In particular, the Committee considered:

Financial and Operating Performance

Performance Factor	2021 Performance(1)
∎ Earnings and EPS ∎ Revenue ∎ Expense Management ∎ ROA and ROTCE ∎ Capital Management ∎ TSR
		2021	2020
	Net Revenue	$30.4 billion	$28.5 billion
	Pre-Provision Earnings	$13.9 billion	$13.5 billion
	Diluted EPS(2)	$27.11	$5.79
	ROA	2.9%	0.7%
	ROTCE(3)	28.4%	6.2%
	One-Year TSR	49.3%	(2.7%)
	Operating Efficiency Ratio(2)	44.7%	46%

∎  Net Revenue of $30.4 billion, an increase of 6.7% from 2020

∎  Net Income of $12 billion, a 300% increase from 2020

∎  Diluted EPS, net of adjustments, of $27.11, a 368% increase from 2020

∎  Operating efficiency ratio of 44.7%, net of adjustments for 2021, an improvement from 46% in 2020

∎  Tangible Book Value/Share (including the effect of common dividends) of $99.74, an increase of 15.8%

∎  Allowance coverage ratio of 4.12% at December 31, 2021, compared to 6.19% at December 31, 2020

∎  Paid a quarterly common stock dividend of $0.40 per common share in each of the first two quarters of 2021 and $0.60 per common share in each of the last two quarters. We also paid a special one-time common dividend of an additional $0.60 per common share in the third quarter

∎  Total capital distribution was about $8.7 billion, the highest in the Company’s history

∎  Stock price increased 46.8% in 2021, outpacing the largest benchmark of bank peers, the KBW Bank Index, which increased 35%. TSR was 49.3%, 101.4%, and 80.9% over one-, three-, and five-year periods, respectively, through the period ended December 31, 2021. This compares to the TSR of the KBW Bank Index, which was 38.3%, 68.8%, and 64.8% over the same time periods

∎  The market valuation of Capital One increased 36.6% to $61.75 billion in the calendar year 2021

(1)

The Committee considers these metrics to be key financial performance measures in its assessment of the Company’s performance, including certain non-GAAP measures. While certain of our non-GAAP measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies. See Appendix A for our definition and reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

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(2)

Diluted EPS and operating efficiency ratio are presented on a non-GAAP basis. The non-GAAP measures consist of our adjusted results that our Committee believes are indicative of the Company’s performance and help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance. See Appendix A for our reconciliation of the non-GAAP measures to the applicable amounts measured in accordance with GAAP. Operating efficiency ratio is calculated based on operating expense for the period divided by total net revenue for the period and reflects as-reported results in accordance with GAAP.

(3)

ROTCE is a non-GAAP measure that the Committee believes is indicative of the Company’s performance and helps investors and users of our financial information understand the effect of these adjustments on our selected reported results and provide alternate measurements of our performance. See Appendix A for our definition and reconciliation of this non-GAAP measure to the applicable amounts measured in accordance with GAAP.

Governance and Risk Management

Performance Factor	2021 Performance
∎ Credit performance and underwriting quality ∎ Risk management and compliance ∎ Cybersecurity ∎ Balance sheet strength ∎ Board and executive governance

∎  Exceptional credit results, with a net charge-off rate of 0.88%, as compared to 2.06% in 2020. Net charge-off rate in our Domestic Card business was 1.9%, a 52% improvement, from 3.93% in 2020

∎  Provision for credit losses of $1.9 billion for 2021 compared to $10.3 billion in 2020, a 82% decrease

∎  Common equity Tier 1 capital ratio(1) of 13.1% in 2021, significantly above regulatory minimums and long-term Company targets

∎  Significant investment in risk management capabilities, technology, talent, and business processes. Continued to build compliance and operational risk capabilities across all three lines of defense and enhanced the soundness and sustainability of the Company’s enterprise risk management program

∎  Continued enhancing cybersecurity and technology risk management, including completing management remediation of all milestones within the regulatory consent orders related to the 2019 cybersecurity incident

∎  Active Board engagement and oversight of long-term strategy, culture and values, enterprise risk management, diversity and inclusion, and talent management and succession planning

(1)	Calculated under the Basel Pillar III Standardized Approach, as of December 31, 2021.

Strategic Performance

Performance Factor	2021 Performance

∎  Progress toward achievement of long-term strategy

∎  Execution against corporate imperatives

∎  Disciplined investments in infrastructure, technology and growth initiatives

∎  CEO leadership and performance of executive team

∎  Delivered strong organic growth in key lines of business, driven by both existing customers and clients as well as new customer relationships

∎  Launched new products and experiences, including the premium Venture X credit card, a new online and mobile digital travel portal, and the first Capital One airport lounge in Dallas-Ft. Worth

∎  Continued realizing financial savings and operational benefits from 2020 exit from data centers, reflecting long-term investments in cloud and other modern data tools; these efforts are driving long-term efficiency, resiliency, speed, and innovation

∎  Grew our national bank franchise through digital product innovation and brand advertising, including deposit growth of 6%

∎  Expanded and enhanced our best-in-class digital experiences, including our mobile app, Auto Navigator platform, and Capital One Shopping

∎  Marketing expenses increased 78% to $2.9 billion as we debuted new products and took advantage of market opportunities across our customer franchise

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Winning with Our Customers and Associates

Performance Factor	2021 Performance

∎  Recruitment and development of world-class talent

∎  Associate engagement and retention

∎  Customer advocacy and brand

∎  Diversity, inclusion and belonging

∎  Corporate reputation and community engagement

∎  Live our values and champion our culture

∎  Continued focus on investing in brand and attracting strong and diverse talent and welcomed over 8,500 new associates, including 2,500 in our technology organization

∎  Navigated continued challenges of pandemic, maintaining remote work, and enhancing benefits, time-off policies, and resources in support of our associates and business resilience

∎  Earned the highest customer Net Promoter Scores in the Company’s history across a number of products and experiences, reflecting strong customer advocacy

∎  Announced free overdraft protection and the elimination of all overdraft and non-sufficient funds fees for all consumer banking customers, the first top-ten retail bank to make this move

∎  Continued to make progress on diversity, equity, and inclusion, expanding diversity education and increasing executive representation for women and people of color through external hires and internal promotions

∎  Recognized externally for our talent brand, reaching #9 on Fortune magazine’s Best Companies to Work For list and 19th on the Drucker Institute’s Top 250 Best-Managed Companies

∎  Launched the Capital One Insights Center, which in its inaugural Fall publication explored disparate financial health outcomes during the pandemic

∎  Made progress on our $200 million multiyear Impact Initiative to support socioeconomic mobility, with associates volunteering hundreds of thousands of hours to mission-aligned non-profit organizations through volunteerism and pro bono services

∎  We maintained high associate engagement, inclusion, and morale as measured in our regular enterprise-wide surveys

CEO Contribution to Company Performance

In determining the CEO’s 2021 year-end incentive awards, the Committee and the Independent Directors also assessed Mr. Fairbank’s contributions to the Company’s 2021 performance. Under Mr. Fairbank’s stewardship, Capital One achieved record financial results and demonstrated strong operating and risk performance. Mr. Fairbank successfully balanced and integrated Capital One’s investments in growth and long-term capabilities while achieving outstanding financial results and stewardship of stockholder capital.

In 2021, Capital One achieved record revenues, net income, earnings per share, and capital distribution. Our stock price ended the year up 46.8% from the year end 2020 and our one-year TSR outpaced the largest benchmark of peer banks, the KBW Bank Index, by 11 percentage points. After taking swift and decisive actions in 2020 to respond to the COVID-19 pandemic and subsequent economic downturn, Mr. Fairbank led Capital One in delivering exceptional financial performance and growth across all key lines of business while advancing the Company’s long-term strategy and capabilities. As a result of Mr. Fairbank’s visionary leadership in driving transformational investments in technology, talent, infrastructure, data, products, and customer experience, our businesses thrived in 2021. We returned to growth in our Credit Card business and achieved record earnings and purchase volume. We launched, refreshed or scaled many products and services across our franchises and created new capabilities and customer experiences across our Credit Card and Consumer Banking businesses. We delivered strong growth in both retail deposits and auto loan originations, and achieved record loan and deposit balances, revenues, and pre-provision income in our Commercial Banking business. Mr. Fairbank was also instrumental in positioning the Company to make the strategic choice to completely eliminate overdraft fees for all consumer checking customers.

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Section V - Compensation Discussion and Analysis

In addition, Capital One accelerated its momentum toward the achievement of its long-term strategic objectives, including leveraging technology investments to drive results and innovation, adapting to a complex and changing competitive environment, and strengthening risk management and controls. Mr. Fairbank also continued to model and reinforce the Company’s culture, values, and mission through strategic business choices and with key stakeholders, including associates, partners, suppliers, and investors. During 2021, Capital One recruited great talent in a competitive market and maintained high associate engagement and morale, as measured in our regular enterprise-wide surveys, and was recognized for being a great place to work.

The Committee and the Independent Directors also took into account Mr. Fairbank’s unique role as the founder of Capital One, as well as peer group CEO compensation levels and structure, the tenures of each of the peer companies’ CEOs, and the varying degrees of success those CEOs have had in leading their respective companies in 2021 and over time. The Committee and the Independent Directors also recognized that Mr. Fairbank does not receive a cash salary, and 100% of his compensation is deferred for at least three years.

The Committee and the Independent Directors believe that the actions taken by Mr. Fairbank and the other NEOs throughout 2021 drove incredible financial results and advanced the Company’s long-term journey toward achieving its strategic objectives. These actions also harnessed the unique market opportunities that followed the initial pandemic, and have positioned the Company to deliver strong and sustainable future financial performance and resilience while creating enduring value over the long term.

CEO Compensation by Performance Year

Below is a table showing Mr. Fairbank’s compensation awards as they are attributable to the performance years indicated. Mr. Fairbank’s actual total compensation for performance year 2021 was $27.5 million. See “Year-End Incentive Opportunity” beginning on page 72 for additional information regarding the year-end incentive granted to Mr. Fairbank for performance year 2021.

Performance Year	Cash Salary	Long-Term Incentive	Year-End Incentive(1)			Total
		Cash-Settled RSUs	Deferred Cash Bonus	Cash- Settled RSUs	Performance Shares(1)

2021	$—	$1,750,060	$4,550,000	$3,000,055	$18,200,225	$27,500,340

2020	$—	$1,750,070	$3,000,000	$2,000,053	$12,000,093	$18,750,216
2019	$—	$1,750,012	$3,000,000	$2,000,080	$13,000,009	$19,750,101

(1)

In 2019, the Committee and the Independent Directors increased the percentage of the CEO’s total target compensation tied to a year-end evaluation of CEO and Company performance from 40% to 90% and shifted the grant of performance shares to the year-end incentive. Beginning with performance year 2020, the CEO no longer has a target total compensation amount.

Comparison to Summary Compensation Table Information

The table above is presented to show how the Committee views Mr. Fairbank’s compensation and to which year the compensation awards relate. This table differs substantially from the Summary Compensation Table beginning on page 98 and is therefore not a substitute for the information required in that table. There are two principal differences between the Summary Compensation Table and the table above:

∎

The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. The Summary Compensation Table reports equity-based awards in the year in which they were granted. As a result, the performance share awards and cash-settled RSUs granted to Mr. Fairbank in February 2021 for the 2020 performance year, for example, are shown in the table above as 2020 compensation but will be shown in the Summary Compensation Table as 2021 compensation.

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Section V - Compensation Discussion and Analysis

∎

The Summary Compensation Table reports the change in pension value and non-qualified deferred compensation earnings and all other compensation. These amounts generally are not a result of current-year compensation determinations and are not shown above.

Settlement of Performance Shares Granted in January 2019

In January 2019, the Committee and the Independent Directors granted the NEOs Financial Performance Shares under which the NEOs could receive in 2022 between 0% to 150% of a target number of shares of the Company’s common stock based on the Company’s financial performance between January 1, 2019 and December 31, 2021 (the “2019 Financial Performance Shares”). Each year, the Committee and the Independent Directors assess the Company’s relative performance based on the applicable performance share award metrics relative to the Performance Share Peers over the three-year performance period, and where appropriate, apply a performance share reduction based on the Company’s absolute performance. See “Performance Share Award Formula” beginning on page 74 for a description of the performance share award formula applicable to the 2019 Financial Performance Shares.

Based on the Committee and Independent Directors’ assessment of the Company’s relative and absolute performance over the three-year performance period, the 2019 Financial Performance Shares settled at 150% of their target value. Two-thirds of each Financial Performance Share award vested based on D+TBV, and one-third of each performance share award vested based on Adjusted ROTCE. The Company performed at the 90th percentile relative to the KBW Index with respect to D+TBV and at the 85th percentile relative to the KBW Index with respect to Adjusted ROTCE. The Company achieved positive Adjusted ROTCE for each of the three years of the performance such that the 2019 Financial Performance Shares settled without a performance share reduction. See “Absolute Performance Measure (Performance Share Reduction) — Financial Performance Shares” beginning on page 75 for more information regarding the performance share reduction feature applicable to the 2019 Financial Performance Shares.

As permitted under the applicable award agreements, the Committee determined it appropriate to evaluate Tangible Book Value (as defined on page 73 under “Performance Share Award Metrics”) performance for the Company and the Performance Share Peers for performance year 2020, for purposes of the settlement of the 2019 Financial Performance Shares, in a manner that excludes, on a one-time basis, the initial impact of the Company’s adoption of the Current Expected Credit Loss standard, a new accounting requirement adopted in 2020 by the Financial Accounting Standards Board. The Compensation Committee and the Independent Directors did not make any adjustments to the Company’s performance associated with the performance shares or other compensation to reflect the impacts to the Company’s financial performance as a result of the economic downturn and other effects of the COVID-19 pandemic.

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Section V - Compensation Discussion and Analysis

Additional Pay Elements

As part of the CEO compensation program, the Committee and the Independent Directors also approved certain other programs intended to support Mr. Fairbank’s productivity, well-being, and security. These programs provide some level of personal benefit and are not generally available to all associates. For 2021, these programs included the following:

∎	Executive term life insurance with a benefit level of $5 million

∎	The ability to participate in a comprehensive voluntary annual health screening

∎	Maintenance for Mr. Fairbank’s home office

∎	Personal security detail that also provides transportation service for Mr. Fairbank

∎	The monitoring and maintenance of an electronic home security system

∎	Personal use of the corporate aircraft

The Committee has determined that the nature and value of these programs are comparable to those offered to similarly situated executives at our peers. Additional details on these programs can be found in the “Named Executive Officer Compensation” section beginning on page 98.

2022 CEO Compensation Program

Each year, the Committee and the Independent Directors perform a comprehensive review of the CEO compensation program in consideration of Company and CEO performance, peer comparator group performance, historical pay information, market practices and trends, the market for talent, stockholder and other stakeholder feedback, and other relevant points of information that the Committee and Independent Directors consider appropriate to assess the program and CEO compensation level and pay design. The Committee and the Independent Directors continue to believe that the CEO compensation program aligns Mr. Fairbank’s compensation with the Company’s performance over the appropriate time horizons, effectively balances risk, and supports the Company’s executive compensation goals and principles.

In February 2022, the Committee and the Independent Directors reviewed the 2021 compensation structure utilized for Mr. Fairbank and determined that, for 2022, the CEO compensation program would be unchanged and continue to consist of two components:

∎

An Equity or Equity-Based Award. The Committee and the Independent Directors granted to Mr. Fairbank 16,859 RSUs, which had a total grant date value of approximately $2.5 million and will vest in full on February 15, 2025, settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and are subject to performance-based vesting provisions. Mr. Fairbank does not receive a cash base salary.

∎

A Year-End Incentive Opportunity. Mr. Fairbank will have an opportunity for a year-end incentive award, with the amount granted based on CEO and Company performance in 2022. Any year-end incentive award granted to the CEO (i) will continue to consist primarily of performance share awards, including an award of TSR Performance Shares and Financial Performance Shares, under which he may receive 0% to 150% of a target number of shares of the Company’s common stock based on the Company’s financial performance and TSR over a three-year period; and (ii) may also consist of deferred cash, an equity-based award, or both.

In this manner, the CEO’s compensation will continue to be completely at-risk based on the Company’s and Mr. Fairbank’s performance, and all CEO compensation continues to be subject to a three-year deferred vesting or

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Section V - Compensation Discussion and Analysis

payout. As in prior years, Mr. Fairbank will not receive any cash salary in 2022. Any deferred cash or equity-based award will pay out or vest after a three-year deferral period. The Committee and the Independent Directors will use their judgment to determine whether to make the year-end incentive award, the form of the award and the value of the award. The Committee and the Independent Directors will base these determinations on the Committee’s evaluation of the Company’s performance in 2022 relative to the same factors described earlier under “Year-End Incentive Opportunity” beginning on page 72, related to financial and operating performance, governance and risk management, strategic performance and winning with our customers and associates, and Mr. Fairbank’s contribution to that performance.

NEO Compensation

In this section, “NEO Compensation,” the term “NEO” refers to the NEOs other than the CEO.

2021 NEO Compensation Program and Components

2021 NEO Compensation Program

The Committee annually reviews and approves the form, timing, and amount of compensation for all of our executive officers, including those who are ultimately reported as NEOs, and makes recommendations to the Independent Directors for final approval. The Committee takes into account each NEO’s historical performance, individual roles and responsibilities, contributions expected from each NEO in the future as well as the recommendations of the CEO, including his assessment of each NEO’s performance. In February 2021, the Committee and the Independent Directors approved the 2021 compensation program, which is designed to be consistent with the Company’s pay-for-performance philosophy.

Based on market practices and trends, a review of peer comparator information and in response to stockholder feedback, beginning with the 2018 performance year, NEO total target compensation is composed of 20% base salary, 25% cash incentive opportunity, and 55% long-term incentive opportunity, which will consist of performance shares and stock-settled RSUs as determined by the Committee. The Committee believes that this pay mix balances stockholder interests while effectively rewarding and motivating key talent.

For the 2021 performance year, the NEOs (other than our former CFO) received a mix of approximately 45% cash and 55% equity-based compensation as follows: cash salary, determined at the beginning of the performance year; and a cash incentive and long-term incentive awards, determined following the end of the performance year based on the Committee’s evaluation of Company and individual performance during the past year. The long-term incentive awards granted for the 2021 performance year consisted of performance shares (approximately 30% of total target compensation) and stock-settled RSUs (generally 25% of total target compensation). All of the equity awards vest over a three-year period. The terms of the performance share awards are substantially similar to the terms of the Financial Performance Share awards granted to our CEO in 2021, as described earlier under “Performance Share Awards” beginning on page 72. The table below summarizes the NEO compensation program that the Committee and the Independent Directors approved for the 2021 performance year.

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Section V - Compensation Discussion and Analysis

2021 NEO Compensation Components

The total target compensation of the NEOs for the 2021 performance year was composed of base salary awarded at the beginning of the performance year and a year-end incentive opportunity that, if granted, may consist of equity awards in the form of performance shares and/or RSUs, and a cash incentive. The chart below shows the 2021 components of NEO compensation as an approximate percentage of NEO total target compensation:

The table below summarizes the components of the NEO compensation program for the 2021 performance year:

Compensation Element	Timing of Award Determination	Basis for Award	Vesting Schedule	Performance and Recovery Provisions
Base Salary	February 2021(1)	Overall experience, skills, performance, knowledge, and market data	Paid in cash throughout the performance year	Not applicable
Cash Incentive	February 2022	Reward for 2021 Company Performance	Paid in cash in February 2022	Not applicable
Performance Shares	February 2022	Reward for 2021 Individual Performance and Incentive for Long- Term Company Performance	Vest at the end of the 3-year performance period based on achievement of performance factors	∎ Performance share reduction ∎ Misconduct clawback ∎ Financial restatement clawback
Stock-Settled RSUs			3-year ratable vesting	∎ Performance-based vesting provisions ∎ Misconduct clawback

(1)

Following an annual enterprise-wide compensation review, the Committee and the Independent Directors approved an increase of approximately 4% to 2021 total target compensation for each of Messrs. LaPrade, Wassmer, and Yajnik, effective July 25, 2021.

See “Additional Performance Conditions and Recovery Provisions” beginning on page 90 for more details regarding the performance and recovery provisions applicable to each element of compensation that the Committee approved for the 2021 performance year for the NEOs.

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Section V - Compensation Discussion and Analysis

Based on the above framework, the Committee and the Independent Directors determined the 2021 total target compensation for each NEO by considering the following factors:

∎	each NEO’s performance relative to the Company’s strategic objectives

∎	Capital One’s financial performance

∎	the NEO’s appropriate management of risk

∎

the role and qualifications of each NEO (for example, the NEO’s scope of responsibility, experience, and tenure and the demonstration of competencies consistent with the Company’s values and the ability to deliver strong, sustainable business results)

∎	appropriate internal pay differentials and the desire to foster teamwork and collaboration

∎	historical pay levels

∎	available role-specific market compensation data from peer comparator companies

∎	available information on the structure of compensation packages for senior executives at peer comparator companies

∎	market trends in executive compensation (for example, current rates of pay and the prevalence and types of incentive vehicles)

∎	the overall structure of the executive compensation program

Base Salaries

Beginning with the 2018 performance year, the Committee decreased the percentage of total target compensation paid to the NEOs in the form of a base salary from 35% to 20% and chose to defer a larger portion of each NEO’s compensation until the end of the year. In 2021, the Committee and the Independent Directors approved 2021 cash base salaries for the NEOs ranging from $894,815 to $1.22 million, which include subsequent adjustments made as a result of an enterprise-wide compensation review. Individual details for each NEO are provided in the table below showing compensation by performance year.

Year-End Incentive Awards

A portion of the NEOs’ 2021 compensation consisted of an opportunity for a year-end incentive award based on Company and the NEO’s individual performance in 2021. This award, if granted, may consist of long-term incentive awards in the form of performance shares and/or RSUs, and a cash incentive award. In February 2022, the Committee and the Independent Directors determined to award each NEO performance shares, a cash incentive award, and RSUs as recognition of Company and NEO individual performance in 2021. For purposes of this section, the term “NEOs” excludes our former CFO, who left the Company in March 2021, and, as a result, did not receive a year-end incentive award for the 2021 performance year.

Cash Incentive Awards

The cash incentive awards provided to the NEOs are based on the Committee’s evaluation of the Company’s performance during 2021. In February 2021, the Committee and the Independent Directors established a target value for the cash incentive for each NEO consisting of approximately 25% of the NEOs’ total target compensation. The Committee and the Independent Directors may determine to award 0% to 150% of the cash incentive target value based on Company performance. For purposes of the cash incentive awards, the Committee and the Independent Directors assess the Company’s performance based on the Performance Factors. The Committee believes that these factors appropriately reflect and balance near-term performance and long-term success for the Company’s customers, associates, and stockholders. See “2021 CEO Compensation Program and Components” beginning on page 70 for details regarding the Performance Factors.

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Section V - Compensation Discussion and Analysis

In February 2022, the Committee and the Independent Directors approved cash incentive awards for the NEOs ranging from $1.69 million to $2.31 million, representing a payout at 150% of the target award values established by the Committee in February 2021, as adjusted in July 2021, based on actual Company performance in 2021. Individual details for each NEO are provided in the table below showing compensation by performance year. The assessment of Company performance for the NEOs is consistent with the assessment performed in connection with the CEO year-end incentive award. The Committee and the Independent Directors determined that these awards were appropriate in light of the Company’s performance as described under “Year-End Incentive Opportunity” beginning on page 72 in connection with the determinations by the Committee and the Independent Directors relating to the CEO’s year-end incentive awards.

Long-Term Incentive Awards

Long-term incentive awards are designed to reward individual performance and align a significant portion of compensation with achievement of both annual and long-term performance goals. In determining the actual amounts to be awarded to each NEO, the Committee considered each NEO’s contribution to the Company’s performance for 2021, as well as the individual performance of each NEO. The Committee also received input from the CEO on his assessment of each NEO’s individual performance and his recommendations for compensation of the NEOs. The CEO also assessed the degree to which the NEO balanced risks inherent in the NEO’s role. These assessments included the use of both quantitative and qualitative risk measures and were compiled by the Chief Risk Officer and reviewed by the Chief Human Resources Officer, and separately the Chief Audit Officer compiled and reviewed the assessment for the Chief Risk Officer, before such assessments were presented to the Committee and the Independent Directors for their consideration.

In February 2022, the Committee and the Independent Directors granted long-term incentive awards, consisting of stock-settled RSUs and performance shares, to the NEOs, other than Mr. Blackley, as recognition for individual NEO performance in 2021 and to drive further long-term performance. The long-term incentive awards granted to these NEOs for performance year 2021 ranged from $2.48 million to $3.89 million. Long-term incentive awards are linked to performance in two ways:

∎	The size of the award is based on each NEO’s individual performance assessment for the year just completed

∎	The ultimate value of the award is dependent on Capital One’s performance over time

The terms of the performance share awards are substantially similar to the terms of the Financial Performance Shares awarded to our CEO for performance year 2021, as described earlier under “Performance Share Award Metrics” beginning on page 73. The NEOs do not receive TSR Performance Shares. The NEO stock-settled RSUs vest ratably in one-third increments starting on the first anniversary of the grant date and are subject to performance-based vesting and clawback provisions as discussed below under “Additional Performance Conditions and Recovery Provisions” beginning on page 90.

2021 NEO Year-End Incentive Compensation Decisions

Andrew M. Young - Chief Financial Officer

Mr. Young was awarded a cash incentive of $1,687,500 and long-term incentive awards consisting of 7,587 stock-settled RSUs and a target amount of 9,104 performance shares with a total grant date fair value for both awards of $2,475,108. The Committee and the Independent Directors determined to grant these awards based upon Mr. Young’s leadership of the Company’s finance organization, driving improvements in capital planning and investment management, leveraging technology and digital tools to drive improvements and efficiencies in the Company’s internal and external financial reporting, including enhancing alignment with lines of businesses in forecasting and management of disclosure and related controls; and leading a robust investor outreach agenda, including the creation of an ESG Fact Sheet to respond to investors needs and drive effective dialogue. The Committee and the Independent Directors also considered Mr. Young’s deep financial expertise and knowledge of the enterprise, integrative problem solving, strategic financial oversight, and commitment to recruiting, managing and developing talent.

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Section V - Compensation Discussion and Analysis

R. Scott Blackley - Former Chief Financial Officer

Mr. Blackley left the Company in March 2021 and ceased to be our CFO as of March 1, 2021 and therefore did not receive year-end incentive compensation for the 2021 performance year.

Sanjiv Yajnik - President, Financial Services

Mr. Yajnik was awarded a cash incentive of $2,139,822 and long-term incentive awards consisting of 10,086 stock-settled RSUs and a target amount of 12,103 performance shares with a total grant date fair value for both awards of $3,290,407. The Committee and the Independent Directors determined to grant these awards based upon the very strong performance of the Auto Finance business in 2021, including record loan originations and credit performance as well as Mr. Yajnik’s execution of the long-term strategy for our Auto Finance business and strategic enhancements to the digital tools that improve and reimagine customer experience. The Committee and the Independent Directors also considered Mr. Yajnik’s motivational leadership, recruitment and development of strong talent, elevation of the Company’s brand as a community leader, and continued focus on driving innovation and transparency and satisfaction with customers and partners.

Michael J. Wassmer - President, Card

Mr. Wassmer was awarded a cash incentive of $2,311,110 and long-term incentive awards consisting of 11,940 stock-settled RSUs and a target amount of 14,327 performance shares with a total grant date fair value for both awards of $3,895,134. The Committee and the Independent Directors determined to grant these awards based upon the solid growth and incredibly strong financial performance of the Card business in 2021, including record revenue, earnings, and purchase volume. The Committee and the Independent Directors also considered Mr. Wassmer’s strategic leadership in accelerating sustainable growth in the core Card business while launching new flagship consumer and small business products and experiences; effective compliance and risk management, including achieving record low fraud levels; and maintaining strong customer satisfaction.

Frank G. LaPrade, III - Chief Enterprise Services Officer and Chief of Staff to the CEO

Mr. LaPrade was awarded a cash incentive of $2,175,822 and long-term incentive awards consisting of 10,757 stock-settled RSUs and a target amount of 12,908 performance shares with a total grant date fair value for both awards of $3,509,283. The Committee and the Independent Directors determined to grant these awards based upon Mr. LaPrade’s leadership in strengthening the strategic alignment between Tech and the lines of business; and driving the modernization of the Company’s technological infrastructure, including advancing platform and customer experience capabilities. In addition, the Committee and the Independent Directors also considered Mr. LaPrade’s key role in strengthening the Company’s risk management programs, particularly management remediation of all milestones within the regulatory consent orders related to the 2019 cybersecurity incident, as well as his inspirational leadership, strategic problem solving, and his pivotal role in recruiting, retaining strong talent in key roles across the organization, and establishing the framework for the Company’s pending hybrid workforce transition.

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Section V - Compensation Discussion and Analysis

NEO Compensation by Performance Year

The table below shows actual NEO compensation as it is attributable to the performance year indicated.

Name	Performance Year	Base Salary	Year-End Incentive			Total
		Cash Salary	Cash Incentive	Long-Term Incentive
				Stock- Settled RSUs	Performance Shares

Andrew M. Young(1)	2021	$894,815	$1,687,500	$1,125,076	$1,350,032	$5,057,423

R. Scott Blackley(2)	2021	$233,046	$—	$—	$—	$233,046

	2020	$1,082,000	$1,353,000	$1,351,469	$1,621,741	$5,408,210

	2019	$1,050,000	$1,509,950	$1,312,374	$1,574,746	$5,447,070

Sanjiv Yajnik	2021	$1,136,231	$2,139,822	$1,495,653	$1,794,754	$6,566,460

	2020	$1,088,000	$1,360,000	$1,492,520	$1,791,069	$5,731,589

	2019	$1,056,000	$1,518,000	$1,317,789	$1,581,285	$5,473,074

Michael J. Wassmer	2021	$1,218,462	$2,311,110	$1,770,583	$2,124,551	$7,424,706

	2020	$1,100,000	$1,376,000	$1,374,565	$1,649,455	$5,500,020

	2019	$1,000,000	$1,438,650	$1,374,595	$1,649,432	$5,462,677

Frank G. LaPrade, III	2021	$1,155,538	$2,175,822	$1,595,156	$1,914,127	$6,840,643

	2020	$1,106,000	$1,383,000	$1,382,338	$1,658,806	$5,530,144

	2019	$1,074,000	$1,544,450	$1,140,626	$1,368,669	$5,127,745

(1)	No amounts are reported for Mr. Young for 2019 or 2020 because he was not an NEO in 2019 or 2020.

(2)	Mr. Blackley left the Company in March 2021 and ceased to be our CFO as of March 1, 2021 and therefore did not receive year-end incentive compensation for the 2021 performance year.

This table is presented to show how the Committee views compensation actions and to which year the compensation awards relate, but it differs substantially from the Summary Compensation Table beginning on page 98 required to be included in this proxy statement and is therefore not a substitute for the information required in that table. There are two principal differences between the Summary Compensation Table and the above table:

∎

The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. As a result, the stock-settled RSUs and performance share awards granted in February 2022 for the 2021 performance year, for example, are shown in the above table as 2021 compensation. The Summary Compensation Table reports equity-based awards in the year in which they were granted.

∎

The Summary Compensation Table reports the change in pension value and non-qualified deferred compensation earnings and all other compensation. These amounts generally are not a result of current-year compensation determinations and are not shown above.

Additional Pay Elements

The Committee provides certain other programs intended to support the NEOs’ productivity, well-being, and security. These programs provide some level of personal benefit and are not generally available to all associates. For 2021, these programs included the following:

∎	Executive term life insurance with a benefit level of $5 million

∎	The ability to participate in a comprehensive voluntary annual health screening

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Section V - Compensation Discussion and Analysis

∎	An automobile lease or the use of transportation services

∎	The monitoring and maintenance of an electronic home security system

∎	Personal use of the corporate aircraft

The Committee has determined that the nature and value of these programs are comparable to those offered to similarly situated executives at our peers. Additional details on these programs can be found in the “Named Executive Officer Compensation” section beginning on page 98.

2022 NEO Compensation Program

Each year, the Committee reviews the NEO compensation program in light of Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends, stockholder feedback, and other relevant points of information. The program consists of multiple compensation vehicles that directly link the NEOs’ compensation with the Company’s performance over multiple time horizons, align the NEOs’ interests with the interests of the Company’s stockholders, support safety and soundness, and encourage appropriate risk-taking. In February 2022, the Committee and the Independent Directors approved the 2022 compensation program for our NEOs, which is substantially similar to the 2021 program.

Additional Performance Conditions and Recovery Provisions

The awards granted to our NEOs include the following provisions that are designed to further enhance alignment between pay and performance and balance the risks that our incentive compensation programs might otherwise encourage:

∎	Performance-based vesting provisions

∎	Performance share reduction

∎	Misconduct clawback provisions

∎	Financial restatement clawbacks

These terms and conditions apply to certain incentive awards granted to every executive officer and not just to the NEOs.

Performance-Based Vesting Provisions

Performance-Based Vesting Provisions

We include performance-based vesting provisions in each award of stock options, if any, and stock-settled RSUs granted to NEOs and each award of cash-settled RSUs granted to the CEO. These provisions will reduce the total value delivered to the executive at vesting if the Company does not meet certain performance thresholds during the three-year vesting period. The total value can be reduced to zero if the performance threshold is not met in any of the three years in the performance period.

The ultimate value that our NEOs receive from equity-based incentive awards is tied to our stock price performance over the vesting period. In addition, the Committee nevertheless determined that these awards should be subject to additional performance conditions so that the value received by the executives is also conditioned upon the Company continuing to meet certain operating performance thresholds for each and every fiscal year ending in the three-year vesting period. Any forfeitures will be cumulative over the three-year vesting period. In this manner, regardless of our executives’ past performance and our stock price performance, the awards subject to performance-based vesting remain at risk of complete forfeiture over the three-year vesting period.

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Section V - Compensation Discussion and Analysis

Performance-based vesting provisions apply to the following awards:

∎	All NEO stock option awards

∎	All NEO stock-settled RSUs

∎	All CEO cash-settled RSUs

These performance conditions do not present any upside potential for the NEOs’ compensation but instead create an additional at-risk element to the compensation that has been awarded to them. Imposing these additional performance conditions is designed to further reflect our approach of balancing risk and performance over the long term.

For awards granted since January 2014, vesting is conditioned on the Company achieving positive Core Earnings (as defined below). If Core Earnings are not positive for any fiscal year in the vesting period, the named executive officer will automatically forfeit 50% of one year’s worth of vesting (i.e., one-sixth of the total award). In addition, the Committee will determine the extent to which any named executive officer was accountable for the outcome and, based on such determination, the Committee will decide whether any or all of the remaining 50% of one year’s worth of vesting will also be forfeited. The Committee may also decide to delay the vesting of the applicable portion of the award not so forfeited. For the NEOs, these determinations will be made each year prior to the scheduled vesting date, based on the Core Earnings for the fiscal year ended prior to such vesting date. For the CEO, these determinations will be made prior to the scheduled vesting date at the end of the three-year vesting period, taking into account Core Earnings for each fiscal year within the period.

Core Earnings focuses on whether profits are being generated by our basic business, as opposed to other factors that may not reflect business fundamentals. The applicable award agreements define “Core Earnings” to mean the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of (i) impairment or amortization of goodwill and intangible assets, and (ii) the build or release of the allowance for credit losses, calculated as the difference between the provision for credit losses and charge-offs, net of recoveries. The Committee believes that Core Earnings is an appropriate performance metric to employ for these performance-based vesting provisions because the metric captures major operational costs and risks to the Company’s business, including charge-offs, operating expenses, market and competitive risks, and costs to maintain adequate levels of capital and liquidity. Because the metric is based on net income available to common stockholders, it also includes the impact of discontinued operations.

Performance Share Reduction

Performance Share Reduction

Each performance share award granted to the NEOs provides that the total value delivered at vesting will be reduced if for any year in the three-year performance period the Company does not achieve positive Adjusted ROTCE. The total value can be reduced to zero if positive Adjusted ROTCE is not achieved in all of the three years in the performance period. This reduction can occur regardless of where Adjusted ROTCE ranks relative to a comparator group.

Each of the performance share awards granted to the NEOs in 2022 that vest based on the Company’s relative performance of Common Dividends plus Growth of Tangible Book Value per share and Adjusted ROTCE over a three-year period is subject to reduction in the event that the Company’s Adjusted ROTCE for any fiscal year in the three-year performance period is not positive. These reductions will occur regardless of how well the Company’s Adjusted ROTCE compares to the Performance Share Peers. If the Company does not achieve positive Adjusted ROTCE for one year in the performance period, the total number of shares issued on the vesting date will be reduced by one-sixth. If the Company does not achieve positive Adjusted ROTCE for two years in the performance period, the total number of shares issued on the vesting date will be reduced by one-third. If the Company does not achieve positive Adjusted ROTCE for any of the three years in the performance period, the NEOs will forfeit the entire award. In this manner, even if we outperform compared to the comparator group, the performance share awards are at risk of complete forfeiture if we do not achieve a threshold level of performance on an absolute basis. For additional information, see “Performance Share Award Formula” beginning on page 74.

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EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Misconduct Clawback Provisions

Misconduct Clawback

Each incentive award granted to the NEOs, other than the cash incentive award granted to the NEOs other than the CEO, is subject to clawback provisions that allow the Committee to seek recovery of all unvested portions of the awards in the event there has been misconduct resulting in a violation of law or Company policy and the NEO committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks.

The misconduct clawback provisions have been designed to apply broadly to a range of potential manifestations of misconduct at any level of the executive’s organization. The unvested portions of all applicable incentive awards are subject to recovery and at risk of complete forfeiture. In each case, the Committee will determine the amount of compensation to recover, allowing the Committee to calibrate each recovery to the facts and circumstances giving rise to the need for such recovery. In the event the Committee exercises these clawback provisions, the Company intends to disclose the aggregate amount that the Committee has determined to recover, so long as the underlying event has already been publicly disclosed in the Company’s filings with the SEC.

Financial Restatement Clawbacks

Financial Restatement Clawback	Certain performance share awards granted to the NEOs include clawback provisions that allow the Company to recover shares under the award following a financial restatement.

The Financial Performance Share Awards granted to our executive officers include a clawback that is triggered in the event that the Company issues a restatement of its financial statements, or announces within three years after the vesting of an award that it expects to issue a restatement. If an executive would have been entitled to fewer shares on the vesting date under the restated financial statements, the executive may be required to return to the Company the excess shares awarded to him or her or, in the event he or she has sold or otherwise transferred the shares, he or she may be required to return the net proceeds from the sale or transfer.

Process and Criteria for Compensation Decisions

The Committee considers a number of factors in making compensation decisions with respect to the NEOs. The Committee relies on a range of objective data including Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends, stockholder feedback, and other relevant points of information to inform its business judgment.

Use of Outside Consultants for NEO Compensation

The Committee engages FW Cook to assist in the design of the CEO compensation program. FW Cook assists the Committee in a number of ways, including proposing and evaluating a peer comparator group, gathering relevant compensation data from the peer group, and discussing relevant market trends and context and developing recommendations on possible plan designs.

The Chief Human Resources Officer and other members of the Company’s Human Resources department assist the CEO in developing compensation recommendations for the NEOs other than the CEO for the Committee’s consideration. The Human Resources department typically uses multiple surveys as sources of market compensation data. FW Cook also provides additional market reference points that the Committee and the Independent Directors use when evaluating NEO compensation, and other outside consultants provide information to the Human Resources department regarding market practices, trends, and research reports. The Human Resources department is responsible for analyzing the information obtained from the outside consultants and presenting it to the CEO, who considers the information and makes his compensation recommendations for the NEOs to the Committee and the Independent Directors.

92	CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

A consultant from FW Cook is present at Committee meetings during which CEO and NEO compensation is discussed and provides market data as well as an independent perspective regarding CEO and NEO compensation practices. FW Cook has no other engagement with, and performs no other services for, Capital One other than the services described above. See the discussion under “Compensation Committee Consultant” beginning on page  41 for additional information about FW Cook.

Peer Groups

Peer Group to Determine Level and Components of Compensation

In order to attract, retain, and motivate top executive talent and non-employee directors consistent with our compensation program objectives, the Committee reviews data annually from a group of peer companies that are similar in size, business, and industry to the Company. These organizations are intended to represent the marketplace of companies with which Capital One competes for business and for executive talent. The compensation data from the peer group is used to inform the Committee’s determination of the structure and the total compensation target values of the compensation program for the NEOs other than the CEO and the total level of compensation for the CEO. The peer group is reviewed each year and adjusted, as appropriate, so that the peer group companies reflect Capital One’s competitive environment. The Committee examines pay practices and data for the peer group companies as a source of benchmarking data to assess the competitiveness of our compensation levels and pay components. As part of this analysis, a consultant from FW Cook presents a comprehensive report to the Committee that highlights the size, scope, and performance information from the peer companies across a variety of metrics and presents recommendations for changes to the peer group, as applicable. The Committee specifically considers the Company’s percentile rank versus peer comparator companies across the following financial metrics:

∎ Revenue ∎ Assets ∎ Market value ∎ Net income available to common stockholders ∎ U.S. deposits ∎ Loans held for investment ∎ Diluted EPS growth	∎ Adjusted ROA ∎ Tier 1 common capital ratio ∎ Charge-off rate ∎ Ratio of stock price to tangible book value ∎ Ratio of stock price to earnings ∎ TSR

After reviewing this information, the Committee recommends a final peer comparator group to the Independent Directors for approval. The peer comparator group is reviewed each year and adjusted, as appropriate, so that the size, scope, performance, and business focus of the peer comparator companies (i) reflect Capital One’s competitive environment, (ii) mitigate market data volatility, (iii) recognize the Company’s focus on technological innovations in the banking industry, and (iv) position the Company near the median with regard to the size of the companies in the group. For 2021, the peer comparator group was the same group as 2020 and included the following companies:

∎ Ally Financial	∎ Goldman Sachs Group	∎ Regions Financial

∎ American Express	∎ J.P. Morgan Chase	∎ Synchrony Financial

∎ Bank of America Corporation	∎ Mastercard	∎ Truist Financial

∎ Citigroup	∎ Morgan Stanley	∎ U.S. Bancorp

∎ Discover Financial Services	∎ PayPal	∎ Visa

∎ Fifth Third Bancorp	∎ PNC Financial Services	∎ Wells Fargo & Company

CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT	93

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

The Committee and the Independent Directors believe that this peer group reflects the competitive environment for the Company, particularly the performance and business focus of the companies in the peer group and the competition for executive talent. As of December 31, 2021, Capital One was positioned at or near the median of the peer comparator group in terms of total assets, loans, deposits, revenues, and net income.

Peer Group to Determine Settlement of Performance Share Awards

For both the Financial Performance Shares and the TSR Performance Shares, the Company’s performance on each metric is assessed over the three-year period relative to the Performance Share Peers. See “Performance Share Award Peer Group” on page 74 for additional information.

Tally Sheets

In addition to considering market data from our peer comparator group (when available), the Committee also conducts an annual comprehensive review of tally sheets for the CEO and each NEO which reflect all components of compensation and include total compensation and potential payouts. Each tally sheet summarizes multiple components of current and historical compensation. The tally sheets assist with the Committee’s understanding of the historical context that is relevant to current compensation decisions, such as the CEO and each NEO’s unrealized equity value.

Other Compensation Arrangements

Pension and Non-Qualified Deferred Compensation Plans

Capital One does not have any active pension plans for the NEOs. In 2021, each of our NEOs participated in Capital One’s VNQDCP, which is a voluntary, non-qualified deferred compensation plan that restores participating NEOs, excluding the CEO, to the level of savings they would have achieved if they had not been impacted by Internal Revenue Service limits governing our qualified 401(k) plan. It also allows the NEOs, excluding the CEO, to defer additional pre-tax compensation in order to save for retirement. The CEO participates in the VNQDCP on a non-voluntary basis, as the deferred cash portion of his year-end incentive is mandatorily deferred in the VNQDCP for three years. Capital One periodically reviews pension and other deferred compensation programs and practices at our peer comparator companies and across the financial services industry. We also review changes in the legal and regulatory environment pertaining to retirement programs.

Details of the VNQDCP can be found under “Capital One’s Voluntary Non-Qualified Deferred Compensation Programs” beginning on page 106.

Employment Agreements

Capital One typically does not enter into defined term employment agreements with the NEOs in order to maintain maximum flexibility in establishing separation terms at the appropriate time and considering their current circumstances. The Committee retains full discretion to approve employment agreements on an exception basis and has done so for exceptional circumstances in the past. None of the current NEOs have an employment agreement.

Change of Control Agreements

Each NEO currently employed by the Company is a party to an agreement providing certain benefits if the executive’s employment terminates in connection with a change of control, as well as compensation and benefits protections during the two-year period following the change of control.

94	CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

The change of control agreements define compensation and benefits payable to NEOs in certain merger and acquisition scenarios. The Committee believes these agreements provide the NEOs with some certainty and allow the NEOs to remain neutral and consider a full range of strategic decisions that are focused on maximizing stockholder value. The change of control agreements are also intended to allow Capital One’s businesses to operate with minimal disruption in the event of a change of control by providing each NEO with an incentive to remain in his or her leadership role up to and beyond the transaction date. In addition to compensation and benefits protections during a two-year protection period after a change of control, the NEOs are entitled to severance benefits under the agreements if their employment is actually terminated as a result of (or in anticipation of) certain merger and acquisition scenarios.

Both eligibility for participation and the structure of payments under these agreements are designed to be aligned with market practice in the banking and financial services industry. Our program is designed so that our stockholders are not faced with disproportionate severance costs that may impair potential merger opportunities. In addition, our change of control agreements for executive officers do not provide for excise tax “gross-up” payments.

Projections of potential payouts to the NEOs under these agreements are included in the total compensation tally sheets reviewed by the Committee on an annual basis. Although the potential change of control payouts do not necessarily impact annual decisions on NEO pay, reviewing this information allows the Committee to fully understand the downstream implications of its decisions and the resulting impact to the Company and its stockholders. Additional details regarding these agreements can be found under “Payments Under Certain Termination Scenarios” beginning on page 109.

Post-Employment Compensation Practices

The CEO has no employment or severance arrangement with the Company other than the change of control agreement as described above. If an NEO, excluding the CEO, separates from Capital One, he or she is entitled to receive the amounts set forth in the Company’s Executive Severance Plan, which provides for a payment of up to 30% of the NEO’s then-current total target compensation plus a pro-rated severance bonus based on the NEO’s target cash incentive in the event of involuntary termination without cause due to restructuring. Additional benefits include partially subsidized health, dental, and vision benefits for a period of up to 18 months through COBRA, and term life continuation and outplacement services for a period of up to one year following separation. The Committee may exercise its discretion in approving additional amounts in light of all relevant circumstances, including the NEO’s term of employment, past accomplishments, reasons for separation from the Company, potential risks and the NEO’s willingness to restrict his or her future action(s), such as through an agreement not to compete or solicit the Company’s customers or associates. In addition, following a separation from Capital One, certain equity-based awards will continue to vest according to their original terms, as described under “Payments Under Certain Termination Scenarios” beginning on page 109.

Capital One has entered into agreements with certain NEOs that contain restrictive covenants related to confidentiality, non-competition, non-solicitation, and ownership of work product. For additional information, see “Restrictive Covenants” beginning on page 108.

Upon retiring from the Company, associates, including the NEOs, are generally entitled to receive certain retiree medical benefits, including subsidized medical benefits for qualified individuals. In addition, certain equity-based awards will continue to vest according to their original terms, as described under “Payments Upon Retirement” on page 110.

CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT	95

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Other Aspects of Executive Compensation

Stock Ownership and Retention Requirements

Consistent with their responsibilities to our stockholders, the executive officers are required to maintain a significant financial stake in the Company. To this end, the CEO and the other NEOs must own shares of Capital One stock with a fair market value of at least the following (“Stock Ownership Requirement”):

Role	Ownership Requirement	Post-Termination Ownership Requirement
CEO	$10.5 million	$5.25 million
Other NEOs and Executive Officers	3x annual cash salary	1.5x annual cash salary

Given that the CEO’s compensation program does not include a base salary, his Stock Ownership Requirement is based on an amount established annually by the Committee and the Independent Directors. Beginning in 2020, the CEO’s Stock Ownership Requirement was increased to an amount equal to six multiplied by $1.75 million, or $10.5 million. In addition, the CEO and all other NEOs are required to continue to hold 50% of their Stock Ownership Requirement for one year following termination, retirement, or ceasing to serve as an executive officer, except in case of termination by death, disability, or in connection with a change of control. The Committee and the Independent Directors believe that these stock ownership requirements have increased the alignment of CEO and all other NEO compensation with stockholder interests.

Ownership requirements may be fulfilled using the following shares:

∎	Shares owned without restriction

∎	Unvested restricted stock

∎	Unvested stock-settled RSUs

∎	Shares acquired through the 2002 Associate Stock Purchase Plan

∎	Shares owned through the Capital One Stock Fund in Capital One’s 401(k) plan

Unexercised stock options and unvested performance share awards may not be used to fulfill ownership requirements.

The Committee reviews the guidelines and monitors the CEO’s and the other NEOs’ compliance with them. New executive officers are given five years from the date of promotion to or appointment as an executive officer to comply with the Stock Ownership Requirements. In the event that an executive officer is not in compliance with these requirements, the Committee has the right to take action, including reducing the executive officer’s compensation. The CEO and all other NEOs are currently in compliance with this requirement.

The Company has stock retention requirements for certain equity awards made to the CEO and the other NEOs. With respect to awards of performance shares and stock-settled RSUs that vest (i) during an executive’s term of employment with Capital One, or (ii) as applicable, prior to the first anniversary of such executive’s separation from Capital One, each executive must hold 50% of the after-tax net shares acquired (“Retained Shares”) for a period of one year after the acquisition date of the shares. In addition, for performance shares and stock-settled RSUs granted after January 2021, the Company requires that Retained Shares continue to be held beyond the one-year period until the CEO and the other NEOs’ Stock Ownership Requirement, as described above, is met. These stock ownership and retention requirements apply to all of our executive officers.

96	CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Prohibition of Hedging, Speculative Trading Activities, and Pledging

As part of the commitment by Capital One’s leadership team to maintain public confidence in the long-term growth of Capital One’s stock, Capital One maintains a policy prohibiting hedging and speculative trading activities. Specifically, the policy prohibits certain individuals from engaging in short sales, hedging transactions, or speculative trading in derivative securities of Capital One stock. The policy applies to all Capital One directors, officers (as defined under Section 16 of the Exchange Act), and together with Capital One directors, “Control Group Members”), and associates who (i) serve at the Senior Vice President level or above, (ii) report directly to a Control Group Member, or (iii) are otherwise determined by Capital One’s General Counsel to be an “insider.” The policy applies to all shares of Capital One stock held by those persons covered by the policy, regardless of whether the stock was granted as compensation by Capital One or is otherwise held directly or indirectly. Capital One also prohibits its Control Group Members from using Capital One securities, including common stock, in a margin account or pledging Capital One securities as collateral for a loan.

Equity Grant Practices

Capital One strives to maintain equity grant practices that demonstrate high standards of corporate governance. Annual incentive awards generally are approved by the Committee and the Independent Directors (or by authority delegated to the Chief Human Resources Officer for certain associates who are not executive officers) at regularly scheduled meetings in the first quarter of each year. The date of grant is the actual date on which the Committee approves the awards. The Committee may grant awards of restricted stock, RSUs, stock options, or other equity awards outside of the annual incentive cycle. The Committee has delegated authority to the CEO to award restricted stock and to the Chief Human Resources Officer to award stock-settled and cash-settled RSUs (but not options or other equity awards) to associates who are not executive officers, subject to a maximum amount of $2 million for any associate in any one year with an aggregate $50 million annual limit. These awards are designed to be used for new hires and for special programs designed by management to incentivize, retain, and reward current associates of the Company. The Committee reviews all grants made by delegation at least once per year.

With respect to awards of stock options, the exercise price is always the Fair Market Value of the Company’s stock on the date of grant. Under the terms of our 2004 Stock Incentive Plan, “Fair Market Value” is equal to the closing price of the Company’s common stock on the date of grant. The Company does not seek to time equity grants to take advantage of material non-public information, and in no event is the grant date set to a date that is prior to the date of approval.

Tax Considerations

The Committee carefully considers the tax impacts of its compensation programs on the Company, as well as on its executives. To maintain flexibility in compensating executive officers, the Committee does not require all compensation to be paid or awarded in a tax-deductible manner. However, it has been the Committee’s intent to maximize tax deductibility to the extent reasonable and consistent with the Company’s overall executive compensation objectives.

Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), Section 162(m) of the IRC exempted “qualified performance-based compensation” from the deduction disallowance generally required by Section 162(m). The TCJA repealed this exemption, such that most forms of performance-based compensation paid to covered executive officers in excess of $1 million will not be deductible going forward, with certain exceptions. The Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with Capital One’s business needs.

CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT	97

EXECUTIVE COMPENSATION

Section VI - Named Executive Officer Compensation

2021 Summary Compensation Table

The Summary Compensation Table below provides information about compensation for the fiscal years ended December 31, 2021, 2020, and 2019 for the NEOs. As discussed in the “Compensation Discussion and Analysis” section beginning on page 57, our executive compensation program is heavily weighted towards equity-based and at-risk elements of compensation. Under SEC rules, equity-based compensation is reported in the Summary Compensation Table below in the year in which it is awarded, which may not correlate to the year for which it is paid.

With respect to the compensation reported below for our CEO:

∎

77% of the CEO’s total compensation shown in the table below for 2021 and 83% of the CEO’s 2021 performance year compensation is equity-based and at-risk to the performance of the Company’s stock price, with 100% of his compensation deferred for at least three years. Both the CEO’s total compensation and the portion granted that is equity-based decreased in 2019 due to a shift in 2019 related to the timing for granting the CEO’s performance share awards from the beginning to the end of the performance year. As a result, the CEO’s performance share award for performance year 2019 was not granted in January 2019, but instead was part of the CEO’s year-end incentive opportunity that was granted in early 2020 based on the Company’s and the CEO’s performance in 2019.

∎

Amounts shown in the table below for the CEO for 2021 represent cash-settled RSUs granted in February 2021 and a deferred cash bonus awarded in February 2022 for 2021 performance. The CEO also was granted cash-settled RSUs and performance shares in February 2022 for the 2021 performance year, which are not shown in the table below.

∎	Amounts shown in the “Stock Awards” column for 2021 also include cash-settled RSUs granted to the CEO in February 2021 for the 2020 performance year.

With respect to the compensation reported below for the NEOs other than the CEO:

∎	In 2021, 2020, and 2019, base salary comprised approximately 20% of total target compensation and a cash incentive comprised approximately 25% of total target compensation.

∎

Amounts shown in the table below also include performance shares and stock-settled RSUs granted in January or February of that year for the prior performance year. The NEOs (other than our former CFO) also were granted equity awards in February 2022 for the 2021 performance year, which are not shown in the table below.

98	CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Named Executive Officer Compensation

Amounts paid to the CEO and the other NEOs in 2021 for other compensation and benefit programs are listed under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation” columns. The details of these program amounts are provided in the footnotes to the table:

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3)	All Other Compensation (*)	Total
Richard D. Fairbank Chairman and CEO(4)	2021	$—	$4,550,000	$15,817,843	$3,540	$86,170	$20,457,553
	2020	$—	$3,000,000	$16,750,159	$4,148	$365,664	$20,119,971
	2019	$—	$3,000,000	$4,550,031	$6,028	$149,733	$7,705,792
Andrew M. Young Chief Financial Officer(5)(6)	2021	$894,815	$1,687,500	$604,534	$—	$179,450	$3,366,299
	2020	$—	$—	$—	$—	$—	$—
	2019	$—	$—	$—	$—	$—	$—
R. Scott Blackley Former Chief Financial Officer(5)(7)	2021	$233,046	$—	$2,973,210(8)	$—	$21,750	$3,228,006
	2020	$1,119,923	$1,353,000	$2,887,120	$—	$345,857	$5,705,900
	2019	$1,044,231	$1,509,950	$2,750,053	$—	$217,437	$5,521,671
Sanjiv Yajnik President, Financial Services(5)	2021	$1,136,231	$2,139,822	$3,283,589	$—	$469,069	$7,028,711
	2020	$1,126,154	$1,360,000	$2,899,074	$—	$222,089	$5,607,317
	2019	$1,052,423	$1,518,000	$3,096,509	$—	$352,656	$6,019,588
Michael J. Wassmer President, Card(5)	2021	$1,218,462	$2,311,110	$3,024,020	$295	$244,368	$6,798,255
	2020	$1,130,769	$1,376,000	$3,024,027	$402	$217,675	$5,748,873
	2019	$993,654	$1,438,650	$2,987,794	$51	$198,083	$5,618,232
Frank G. LaPrade, III Chief Enterprise Services Officer and Chief of Staff to the CEO(5)	2021	$1,155,538	$2,175,822	$3,041,144	$—	$228,788	$6,601,292
	2020	$1,144,846	$1,383,000	$2,509,295	$—	$214,576	$5,251,717
	2019	$1,070,423	$1,544,450	$2,866,022	$—	$313,129	$5,794,024

(1)

The amount shown in this column for Mr. Fairbank in 2021 reflects his deferred cash bonus awarded in February 2022 for 2021 performance as described under “Year-End Incentive Opportunity” beginning on page 72. For NEOs other than Mr. Fairbank, the amount shown in this column for 2021 reflects the cash incentive awarded in February 2022 for 2021 performance, as described under “2021 NEO Compensation Program and Components” beginning on page 84.

(2)

The amounts shown in this column represent the grant date fair value of performance shares, stock-settled RSUs, and cash-settled RSUs granted to the NEOs, calculated in accordance with FASB ASC Topic 718. The grant date fair value of performance shares included in this column assumes a payout at the target performance level. The amount shown for Mr. Fairbank for 2019 reflects a change to the structure of his compensation program that moved the grant of performance shares from the beginning of the performance year to after the end of the performance year resulting in the transition year of 2019 containing no performance share awards. The grant date fair value for the 2021 TSR Performance Shares granted to Mr. Fairbank is determined by multiplying the target number of shares by a valuation using a Monte Carlo simulation, which determined a grant date fair value of $115.20 per share (102.26% of the Company’s closing stock price on the grant date). The valuation was based on a Monte Carlo simulation using the following assumptions: (i) expected volatility based on the historical stock price price volatility of the Company and the implied volatility of the Company’s exchange-traded options (42.98%); (ii) expected risk-free interest rate based on the U.S. Treasury rates as of the grant date (0.17%); and (iii) the length of the remaining performance period as of the grant date (2.9 years). See footnote 2 to the 2021 Grants of Plan-Based Awards Table below for additional information, including performance share awards at maximum performance on a per executive basis.

(3)

The amounts shown in this column represent the change in the actuarial present value of the accumulated pension benefits for Messrs. Fairbank and Wassmer under the Cash Balance Pension Plan and the Excess Cash Balance Plan.

(4)

Mr. Fairbank’s compensation for 2021 consisted of cash-settled RSUs and a year-end incentive opportunity (which was paid in the form of a deferred cash bonus, cash-settled RSUs, and performance shares), in addition to certain perquisites. Mr. Fairbank received a portion of his total compensation for 2021 in February 2021 (cash-settled RSUs), which is reflected in the table above for 2021. Mr. Fairbank received the remainder of his compensation for 2021 in February 2022 (the year-end incentive opportunity delivered in the form of a deferred cash bonus, cash-settled RSUs, and performance shares). The portion of the year-end incentive opportunity delivered as a deferred cash bonus to Mr. Fairbank in February 2022 is included in the table above, while the portion delivered as cash-settled RSUs and performance shares will be included in next year’s table pursuant to SEC rules. The cash-

CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT	99

EXECUTIVE COMPENSATION

Section VI - Named Executive Officer Compensation

settled RSU portion of his year-end incentive opportunity for 2019 was granted in January 2020 and is included in the table above for 2020. See “CEO Compensation by Performance Year” beginning on page 81 for more information on how the Compensation Committee makes compensation decisions and to which year the compensation awards relate.

(5)

For NEOs other than the CEO and the former CFO, compensation for 2021 consisted of a cash base salary, a cash incentive, performance shares, and stock-settled RSUs, in addition to certain perquisites. The performance shares and stock-settled RSUs awarded for 2021 performance were granted in February 2022 and are not included in the table above. Mr. Blackley voluntarily terminated his employment with the Company as of March 1, 2021, and, as a result, did not receive a cash incentive, performance shares, or stock-settled RSUs for 2021 performance. The performance shares and stock-settled RSUs granted in February 2021 for 2020 performance are included in the table above for 2021. See “NEO Compensation by Performance Year” on page 89 for more information on how the Compensation Committee makes compensation decisions and to which year the compensation awards relate.

(6)	In accordance with SEC rules, no amounts are reported for Mr. Young for 2019 or 2020 because he was not an NEO in 2019 or 2020.

(7)	Mr. Blackley voluntarily terminated his employment with the Company as of March 1, 2021. Mr. Young has served as the Company’s Chief Financial Officer since March 1, 2021.

(8)	Mr. Blackley voluntarily terminated his employment with the Company as of March 1, 2021, and, as a result, these unvested equity awards were cancelled as of that date.

(*)	All other compensation for the NEOs consists of the following:

Named Executive Officer	Auto(a)	Health Screening(b)	Security(c)	Company Contributions to Defined Contribution Plans(d)	Insurance(e)	Other(f)

Richard D. Fairbank	$—	$2,260	$6,710	$—	$39,300	$37,900

Andrew M. Young	$19,016	$—	$—	$149,674	$4,260	$6,500

R. Scott Blackley	$—	$—	$—	$21,750	$—	$—

Sanjiv Yajnik	$23,405	$2,870	$13,289	$184,500	$14,505	$230,500

Michael J. Wassmer	$30,030	$3,300	$—	$198,300	$6,420	$6,318

Frank G. LaPrade, III	$27,769	$—	$4,274	$187,500	$7,745	$1,500

(a)

The cost of these benefits is determined on an annual basis and includes, as applicable, annual car lease or car service, automobile service fees, and other related miscellaneous expenses (such as fuel and maintenance). Mr. Fairbank does not participate in the Company-provided automotive benefit. Mr. Wassmer’s auto benefit includes the costs attributable to the difference between fair market value and the purchase price of the leased vehicle ($7,615).

(b)	Represents cost attributable to the annual physical program where executives have the opportunity to receive a comprehensive health screening once a year.

(c)	Represents aggregate cost to the Company for home security services provided to executives.

(d)

Represents Company contributions under qualified (401(k)) and non-qualified deferred compensation programs and other supplemental executive retirement benefits. The maximum 401(k) match for calendar year 2021 was $21,750 which all NEOs except the CEO received. The amount $21,750 also represents the NEOs’ company contribution from the 401(k) plan. See the 2021 Non Qualified Deferred Compensation table below for additional information on the contribution.

(e)	Represents life insurance premiums paid on behalf of the executives.

(f)

Represents contributions made by Capital One to charitable organizations chosen by the CEO (for 2021, the amount of these contributions was $35,000) and the other NEOs, as well as incidental expenses incurred in connection with corporate events. Messrs. Yajnik and Young also received upgraded frequent flyer status, at no incremental cost to Capital One, pursuant to arrangements with Capital One’s preferred airline vendors. Mr. Yajnik’s total also includes a payment of $225,000 associated with his relocation from Plano, Texas to McLean, Virginia and a payment received as part of Capital One’s broad-based patent program, which rewards associates for new, patentable ideas. Messrs. Fairbank and Wassmer’s totals also include the value of event tickets provided by the Company.

2021 Grants of Plan-Based Awards

The Grants of Plan-Based Awards table provides details on equity incentive plan awards granted in 2021, including cash-settled RSUs, performance shares, and stock-settled RSUs. The columns reporting “Estimated Future Payouts

100	CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT

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Section VI - Named Executive Officer Compensation

Under Equity Incentive Plan Awards,” “All Other Stock Awards,” and “All Other Option Awards” relate to Capital One’s equity-based incentives awarded to the NEOs.

2021 Grants to CEO

For 2021, awards granted to the CEO consist of Financial Performance Shares and TSR Performance Shares (each as defined on page 72 under “Performance Share Awards”) granted in February 2021 as part of the CEO’s 2020 compensation program and (i) cash-settled RSUs granted in February 2021 for 2020 performance and (ii) cash-settled RSUs granted in February 2021 for the 2021 performance year, representing 6.4% of the CEO’s total compensation for the 2021 performance year.

Performance Shares

The actual number of shares earned and issued with respect to Financial Performance Shares will be based on the Company’s D+TBV and Adjusted ROTCE (each as defined on page 73 under “Performance Share Award Metrics”) over the three-year period from January 1, 2021 through December 31, 2023, relative to the Performance Share Peers (as defined on page 74). In addition, the total value delivered at vesting will be reduced if the Company’s Adjusted ROTCE for one or more fiscal years completed during the performance period is not positive, no matter how well the Company performs relative to the Performance Share Peers.

The actual number of shares earned and issued with respect to TSR Performance Shares will be based on the Company’s TSR (as defined on page 74 under “Performance Share Award Metrics”) over the three-year period from January 1, 2021 through December 31, 2023, relative to the Performance Share Peers.

See “2021 CEO Compensation Components” beginning on page 71 for more details on the 2021 performance share awards. Dividend equivalents are accrued on the performance shares at the same time as dividends are paid out to holders of shares of Capital One’s common stock and are paid out as additional shares only on the performance shares that actually vest based on the results certified by the Committee.

Restricted Stock Units

Cash-settled RSUs were granted in February 2021 for 2020 performance, and cash-settled RSUs were granted in February 2021 for the 2021 performance year. The cash-settled RSUs vest in full on February 15, 2024 and settle in cash based on the average closing price of the Company’s common stock for the 15 trading days preceding the vesting date. Dividend equivalents are accrued on the cash-settled RSUs at the same time as dividends are paid to holders of shares of Capital One’s common stock and are paid at the time of vesting, adjusted for performance-based vesting results. See “2021 CEO Compensation Program and Components” beginning on page 70 for more details on the 2021 cash-settled RSU awards.

2021 Grants to NEOs (other than the CEO)

For 2021, the awards granted to NEOs other than the CEO consist of Financial Performance Shares and stock-settled RSUs granted in February 2021 for the 2020 performance year.

Performance Shares

The actual number of shares earned and issued with respect to Financial Performance Shares will be based on the Company’s D+TBV and Adjusted ROTCE over the three-year period from January 1, 2021 through December 31, 2023, relative to the Performance Share Peers. In addition, the total value delivered at vesting will be reduced if the Company’s Adjusted ROTCE for one or more fiscal years completed during the performance period is not positive, no matter how well the Company performs relative to the Performance Share Peers. See “2021 CEO Compensation Components” beginning on page 71 for more details on the 2021 performance share awards. Dividend equivalents are accrued on the performance shares at the same time as dividends are paid out to holders of shares of Capital One’s common stock and are paid out as additional shares only on the performance shares that actually vest based on the results certified by the Committee.

CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT	101

EXECUTIVE COMPENSATION

Section VI - Named Executive Officer Compensation

Stock-Settled Restricted Stock Units

The stock-settled RSUs vest in three equal annual installments beginning on February 15 of the year after the date of grant. Dividend equivalents are accrued on the stock-settled RSUs at the same time as dividends are paid to holders of shares of Capital One’s common stock and are paid at the time of vesting, adjusted for performance-based vesting results.

The annual awards of stock-settled RSUs (as well as cash-settled RSUs for the CEO) reported below are also subject to performance-based vesting provisions that are associated with Core Earnings. As a result, the total number of shares delivered at vesting will be reduced if the Company does not achieve certain performance thresholds during the three-year vesting period. See “Additional Performance Conditions and Recovery Provisions” beginning on page 90 for more details on the performance-based vesting provisions.

2021 Grants of Plan-Based Awards Table

Name	Award Type	Date of Grant(1)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards
			Threshold	Target	Maximum
Richard D. Fairbank	Financial Performance Shares(2)	2/4/2021	0	79,887	119,831	—	$9,000,069
	TSR Performance Shares(3)	2/4/2021	0	26,629	39,944	—	$3,067,661
	Cash-Settled RSUs(4)	2/4/2021	—	—	—	17,753	$2,000,053
	Cash-Settled RSUs(5)	2/4/2021	—	—	—	15,534	$1,750,060

Andrew M. Young	Financial Performance Shares(2)(6)	—	—	—	—	—	$—
	Stock-Settled RSUs	2/4/2021	0	—	—	5,366	$604,534

R. Scott Blackley	Financial Performance Shares(2)	2/4/2021	0	14,395	21,593	—	$1,621,741
	Stock-Settled RSUs	2/4/2021	—	—	—	11,996	$1,351,469

Sanjiv Yajnik	Financial Performance Shares(2)	2/4/2021	0	15,898	23,847	—	$1,791,069
	Stock-Settled RSUs	2/4/2021	—	—	—	13,248	$1,492,520

Michael J. Wassmer	Financial Performance Shares(2)	2/4/2021	0	14,641	21,962	—	$1,649,455
	Stock-Settled RSUs	2/4/2021	—	—	—	12,201	$1,374,565

Frank G. LaPrade, III	Financial Performance Shares(2)	2/4/2021	0	14,724	22,086	—	$1,658,806
	Stock-Settled RSUs	2/4/2021	—	—	—	12,270	$1,382,338

(1)	Date on which awards were approved by the Committee and the Independent Directors and granted to the NEOs.

(2)

The grant date fair values for the Financial Performance Shares if the maximum level of performance is achieved are as follows: $13,500,160 for Mr. Fairbank, $2,432,667 for Mr. Blackley, $2,686,603 for Mr. Yajnik, $2,474,239 for Mr. Wassmer, and $2,488,209 for Mr. LaPrade. Excludes potential accrued dividend equivalents.

(3)

The grant date value, based on the closing price of common stock on the date of grant as reported by the NYSE Composite Transaction Tape, for the TSR Performance Shares granted to Mr. Fairbank if the maximum level of performance is achieved is $4,500,091. See footnote 2 to the 2021 Summary Compensation Table above for additional information regarding the grant date fair value for the TSR Performance Shares granted to Mr. Fairbank.

(4)	Grant of cash-settled RSUs after the end of the performance year, representing a portion of Mr. Fairbank’s 2020 year-end incentive opportunity.

(5)	Grant of cash-settled RSUs at the beginning of the performance year, representing a portion of Mr. Fairbank’s 2021 total compensation.

(6)	Mr. Young did not receive Financial Performance Shares in 2021, as he was not an executive officer during the 2020 performance year.

102	CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Named Executive Officer Compensation

2021 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Richard D. Fairbank	359,909	$41,874,534	145,384	$18,662,992
Andrew M. Young	—	$—	3,900	$459,225
R. Scott Blackley	—	$—	28,633	$3,549,110
Sanjiv Yajnik	51,095	$2,992,147	32,538	$4,038,757
Michael J. Wassmer	—	$—	28,743	$3,553,785
Frank G. LaPrade, III	94,287	$6,811,072	30,058	$3,729,547

(1)	The value realized is the pre-tax value of the shares (market price less the exercise price) received.

(2)

The value realized for awards, other than certain cash-settled RSUs and performance shares, is the pre-tax value of the number of shares multiplied by the closing price of the Company’s common stock on the vesting date, as reported by the NYSE Composite Transaction Tape. For performance shares, the value realized also reflects the accrued dividends paid out as additional shares as of the date the performance share award results were certified by the Committee. Except for cash-settled RSUs that were vested and released in connection with tax withholding on February 4, 2021, the pre-tax value realized for all other cash-settled RSUs and value realized is the number of shares multiplied by the closing price of the Company’s common stock for the 15 trading days preceding the vesting date, in accordance with the terms of the applicable awards. The values included in the table above that were realized from cash-settled RSUs were as follows: $2,660,662 for Mr. Fairbank, $0 for Mr. Young, $215,578 for Mr. Blackley, $252,622 for Mr. Yajnik, $228,072 for Mr. Wassmer, and $256,458 for Mr. LaPrade.

CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT	103

EXECUTIVE COMPENSATION

Section VI - Named Executive Officer Compensation

2021 Outstanding Equity Awards at Fiscal Year-End Table

Name	Option Awards(1)					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(3)
Richard D. Fairbank	1/31/2012	100	—	$45.75	1/30/2022	—	$—	—	$—
	1/31/2013	325,985	—	$56.32	1/30/2023	—	$—	—	$—
	1/30/2014	108,944	—	$70.96	1/29/2024	—	$—	—	$—
	1/29/2015	115,812	—	$74.96	1/28/2025	—	$—	—	$—
	2/4/2016	106,973	—	$63.73	2/3/2026	—	$—	—	$—
	2/2/2017	81,486	—	$86.34	2/2/2027	—	$—	—	$—
	1/31/2019	—	—	$—	—	21,094(4)	$3,060,528	—	$—
	1/31/2019	—	—	$—	—	33,891(4)	$4,917,245	—	$—
	1/30/2020	—	—	$—	—	19,363(4)	$2,809,378	—	$—
	1/30/2020	—	—	$—	—	16,943(4)	$2,458,260	—	$—
	1/30/2020	—	—	$—	—	—	$—	190,859(5)	$27,691,732
	2/4/2021	—	—	$—	—	17,753(4)	$2,575,783	—	$—
	2/4/2021	—	—	$—	—	15,534(4)	$2,253,828	—	$—
	2/4/2021	—	—	$—	—	—	$—	119,831(5)	$17,386,280
	2/4/2021	—	—	$—	—	—	$—	39,944(5)	$5,795,475
Andrew M. Young	1/31/2019	—	—	$—	—	1,329(6)	$192,825	—	$—
	1/30/2020	—	—	$—	—	2,898(6)	$420,471	—	$—
	2/4/2021	—	—	$—	—	5,366(6)	$778,553	—	$—
Sanjiv Yajnik	1/31/2019	—	—	$—	—	5,822(6)	$844,714	—	$—
	1/31/2019	—	—	$—	—	0	$—	29,970(7)	$4,348,347
	1/30/2020	—	—	$—	—	8,599(6)	$1,247,629	—	$—
	1/30/2020	—	—	$—	—	0	$—	23,216(5)	$3,368,409
	2/4/2021	—	—	$—	—	13,248(6)	$1,922,152	—	$—
	2/4/2021	—	—	$—	—	0	$—	23,847(5)	$3,459,961
Michael J. Wassmer	1/31/2019	—	—	$—	—	5,618(6)	$815,116	—	$—
	1/31/2019	—	—	$—	—	—	$—	28,917(7)	$4,195,568
	1/30/2020	—	—	$—	—	8,970(6)	$1,301,457	—	$—
	1/30/2020	—	—	$—	—	—	$—	24,216(5)	$3,513,499
	2/4/2021	—	—	$—	—	12,201(6)	$1,770,243	—	$—
	2/4/2021	—	—	$—	—	—	$—	21,962(5)	$3,186,467
Frank G. LaPrade, III	2/2/2017	27,955	—	$86.34	2/2/2027	—	$—	—	$—
	1/31/2019	—	—	$—	—	5,389(6)	$781,890	—	$—
	1/31/2019	—	—	$—	—	—	$—	27,739(7)	$4,024,652
	1/30/2020	—	—	$—	—	7,443(6)	$1,079,905	—	$—
	1/30/2020	—	—	$—	—	—	$—	20,094(5)	$2,915,438
	2/4/2021	—	—	$—	—	12,270(6)	$1,780,254	—	$—
	2/4/2021	—	—	$—	—	—	$—	22,086(5)	$3,204,458

104	CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Named Executive Officer Compensation

(1)

Stock options granted generally have time-based vesting schedules, are exercisable upon vesting and vest earlier upon the optionee’s termination of employment for death, disability, or, beginning with awards granted in 2015, termination by Capital One without cause or by the individual for “good reason” within two years following (or in anticipation of) a change of control of Capital One. For the treatment of stock options after the optionee’s retirement, see “Payments upon Retirement” on page 110 for details.

(2)	For stock options, the exercise price is equal to the closing price of common stock on the date of grant as reported by the NYSE Composite Transaction Tape.

(3)	Market value is based on the closing price of a share of Capital One’s common stock on the last trading day of 2021 as reported by the NYSE Composite Transaction Tape.

(4)

A portion of the award is subject to vest following the first and second anniversary of the grant date in connection with required tax-related withholdings made by the Company on behalf of the executive; the remaining shares vest in full on February 15 after the third anniversary of the date of grant. The awards are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” beginning on page 90 for details).

(5)

Represents the maximum number of shares the executive may receive under the performance share awards granted. The actual number of shares an executive receives under a performance share award is dependent on the Company’s performance over the applicable three-year performance period and may range from 0% to 150% of target. The value reported excludes dividend equivalents accrued with respect to performance shares which are paid in shares at the time the underlying performance shares are issued, and only with respect to the number of shares that actually vest. The Committee will certify the performance of the Company over the applicable performance period by March 15 after the third anniversary of the grant.

(6)

Awards vest one-third annually beginning on February 15 after the first anniversary of the date of grant. Awards are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” beginning on page 90 for details).

(7)

Represents the number of shares expected to be issued, excluding accrued dividend equivalents, for the performance share awards granted on January 30, 2019 as of December 31, 2021. Shares were issued on March 11, 2022 with the following issuance date values (including accrued dividends paid out as additional shares): $4,271,765 for Mr. Yajnik; $4,121,772 for Mr. Wassmer; and $3,953,825 for Mr. LaPrade. The number of shares an executive receives under a performance share award is dependent on the Company’s performance over the applicable three-year performance period.

Pension Benefits

Capital One Pension Benefit Programs

Capital One does not currently maintain a pension benefit program. Prior to November 1995, Capital One offered a Cash Balance Pension Plan (“CBPP”) and an Excess Cash Balance Plan (“Excess CBPP”) to all full-time salaried associates and certain executive officers. Both of these programs were frozen in December 1995; however, interest continues to accrue on plan balances on a quarterly basis for the CBPP and on a monthly basis for the Excess CBPP. The CBPP interest rate changes annually, based on the average yield of five-year U.S. Treasury Securities for the month of October of the prior plan year (0.36% for 2021). The Excess CBPP interest rate changes monthly based on the Wall Street Journal Prime Rate (3.30% annual average for 2021).

Messrs. Fairbank and Wassmer participated in these programs. The estimated annual payouts upon retirement in the CBPP and the Excess CBPP as of December 31, 2021, are $2,578.92 and $9,266.64, respectively, for Mr. Fairbank, and $581.40 and $0, respectively, for Mr. Wassmer. As of December 31, 2021, the “Present Value of Accumulated Benefit” for Mr. Fairbank for both plans is equal to his account balance because Mr. Fairbank has attained the normal retirement age of 65 and so is assumed to retire immediately under the actuarial valuation assumptions. Since Mr. Fairbank is assumed to retire as of the measurement date, the future interest rate does not apply. Because Mr. Wassmer has not yet attained age 65, the future interest rate was applied to his “Present Value of Accumulated Benefit” calculation. The account in each plan is distributed after any separation from service. Distribution options from the CBPP plan are lump sum (eligible for rollover to another qualified plan or personal IRA) or an annuity option. The Excess CBPP will be distributed in the same form as the CBPP, as a lump sum (not eligible for rollover) or as an annuity. Since the CBPP and Excess CBPP are account-based defined benefit plans, years of service are not tracked.

CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT	105

EXECUTIVE COMPENSATION

Section VI - Named Executive Officer Compensation

2021 Pension Benefits Table

Name	Plan Name(1)	Present Value of Accumulated Benefit(2)(3)	Payments During Last Fiscal Year
Richard D. Fairbank	CBPP	$29,922	$—
	Excess CBPP	$107,516	$—

Andrew M. Young	—	$—	$—

R. Scott Blackley	—	$—	$—

Sanjiv Yajnik	—	$—	$—

Michael J. Wassmer	CBPP	$6,329	$—

Frank G. LaPrade, III	—	$—	$—

(1)

In November 1995, Capital One amended the CBPP and the Excess CBPP to eliminate further pay-based credits to participants as of December 31, 1995 and to provide that there would be no new participants in such plans on or after January 1, 1996. Interest continues to be credited on plan balances on a quarterly (CBPP) or monthly (Excess CBPP) basis.

(2)

The amounts shown are the present value of the accrued benefit determined by our external benefits provider, using similar actuarial assumptions and the measurement date used for financial accounting purposes.

(3)	Consistent with the measurement date used for financial disclosure for the pension plans, the amounts for each year are determined as of a December 31, 2021 measurement date.

Capital One’s Voluntary Non-Qualified Deferred Compensation Programs

Capital One offers a VNQDCP to eligible associates. In 2021, our NEOs, excluding our CEO, could elect to contribute up to 50% of the cash portion of their respective base salaries and up to 90% of their cash incentive on a tax-deferred basis to the VNQDCP. Messrs. Blackley, LaPrade, Wassmer, Yajnik, and Young participated in the program in 2021. In 2021, 100% of the CEO’s deferred cash bonus was mandatorily deferred for three years under the VNQDCP and will be paid in a lump sum in the first quarter of 2024. In addition to participant deferrals, Capital One makes contributions under the VNQDCP. Company contributions vest immediately when posted to the VNQDCP.

Participants in the VNQDCP have the option to direct their individual investments daily among the following ten different investment offerings made available by the plans, which posted the corresponding returns for 2021: Mercer Core Fixed Income Fund Class Y3 (-1.2%), Mercer US Large Cap Equity Fund Class Y3 (23.8%), Mercer US Small/Mid Cap Equity Fund Class Y3 (24.4%), Mercer Non-US Core Equity Fund Class Y3 (11.9%), Fidelity Investments Money Market Government Portfolio - Institutional Class (0.0%), Dodge and Cox Balanced Fund (19.3%), Fidelity 500 Index Fund - Institutional Premium Class (28.7%), Fidelity Extended Market Index Fund (12.4%), Fidelity Global ex U.S. Index Fund (7.8%), and Fidelity U.S. Bond Index Fund (-1.8%). In 2021, the VNQDCP had total investment earnings of $65,945,640.92.

Distributions under the VNQDCP may be made to participants according to the schedule for distribution that they elect in accordance with plan terms. Distributions can occur based upon the following events: termination of employment (including for retirement), death, disability, in-service distribution election, or change of control. The distribution schedules available under the plan include lump sum and, in the case of retirement, five-, ten-, or fifteen-year annual installments.

Prior to December 31, 2005, Capital One offered its executives an Excess Savings Plan (“ESP”). The plan was frozen as of December 31, 2005: no additional participants have been permitted to enter the plan, and no compensation has since been taken into account after this date. Messrs. Fairbank, LaPrade, Wassmer, Yajnik, and Young

106	CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Named Executive Officer Compensation

participated in the ESP, and returns on these investments are reported for 2021. Effective January 1, 2008, the ESP was merged into the VNQDCP, and participants in the ESP have the option to direct their individual investments among the same offerings as the VNQDCP.

2021 Non-Qualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)

Richard D. Fairbank	VNQDCP	$3,000,000	$—	$267,700	$5,714,540	$10,310,939
	ESP	$—	$—	$254,869	$—	$1,146,116
	2003 Performance Share Award(5)	$—	$—	$11,175,283	$—	$35,065,351

Andrew M. Young	VNQDCP	$65,904	$127,924	$163,365	$—	$1,129,635
	ESP	$—	$—	$(23)	$—	$1,944

R. Scott Blackley	VNQDCP	$19,670	$0	$(20,791)	$1,501,468	$—
	ESP	$—	$—	$—	$—	$—

Sanjiv Yajnik	VNQDCP	$11,362	$162,750	$639,574	$—	$3,867,730
	ESP	$—	$—	$105,099	$—	$531,436

Michael J. Wassmer	VNQDCP	$12,185	$176,550	$301,699	$—	$2,272,247
	ESP	$—	$—	$(2,820)	$—	$243,043

Frank G. LaPrade, III	VNQDCP	$11,555	$165,750	$1,233,039	$—	$6,095,466
	ESP	$—	$—	$194,399	$—	$874,189

(1)

Reflects executive contributions made for 2021. Mr. Fairbank’s executive contribution under the VNQDCP was a mandatory deferral of the deferred cash bonus awarded in February 2021 for 2020 performance, which was reported in the 2020 Summary Compensation Table. For Messrs. LaPrade, Wassmer, and Yajnik, all executive contributions under the VNQDCP were made in the form of base salary deferrals and are reported in the “2021 Summary Compensation Table” beginning on page 98. For Messrs. Blackley and Young, executive contributions under the VNQDCP were made in the form of (i) base salary deferrals, which are reported in the “2021 Summary Compensation Table” beginning on page 98, and (ii) deferrals of cash bonuses awarded in February 2021 for 2020 performance, which are reported in the 2020 Summary Compensation Table.

(2)

Company contributions are also included in the “2021 Summary Compensation Table” beginning on page 98 (see “Company Contributions to Defined Contribution Plans” in the footnote to that table identified with an asterisk).

(3)	Includes earnings on total assets in the VNQDCP and the ESP. Earnings under the VNQDCP and ESP were not above market and therefore are not reported in the Summary Compensation Table.

(4)

All the amounts shown in this column, other than earnings on deferred compensation, were included in compensation amounts reported in the current or prior years for those executives that were NEOs in the applicable year and in the amounts required to be reported pursuant to the then applicable rules. Of these balances, the following amounts were reported in the Summary Compensation Tables in prior-year proxy statements (to the extent that the NEO was a NEO in the applicable year): Mr. Fairbank $25,713,750; Mr. Young $0; Mr. Blackley $917,499; Mr. Yajnik $1,163,063; Mr. Wassmer $319,295; and Mr. LaPrade $793,719.

(5)

Includes the value of 241,680 shares of Capital One’s common stock earned on March 31, 2007 in connection with performance shares that were granted to Mr. Fairbank in December 2003. Delivery of these shares is deferred until the end of Mr. Fairbank’s employment with the Company. Mr. Fairbank neither acquired these shares nor realized any value from these shares in 2021.

CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT	107

EXECUTIVE COMPENSATION

Section VI - Named Executive Officer Compensation

Potential Payments Upon Termination or Change of Control

Overview

The disclosure in the table below illustrates payouts that the NEOs could receive under certain hypothetical termination scenarios. Mr. Blackley voluntarily terminated his employment with the Company as of March 1, 2021, and, as a result, the disclosure below applies only with respect to the actual circumstances of his termination. Actual circumstances resulting in the departure of our other NEOs cannot be predicted and may differ from the assumptions used in the information outlined below. The Company has adopted plans providing certain standards governing NEO separation payments (reflected in the table below) in order to protect the Company’s interests in the event of an acquisition, as well as to provide competitive benefits to senior executives.

The Committee reviews each executive officer’s separation on a case-by-case basis and exercises its business judgment, with the approval of the Independent Directors, to customize the terms of such separations in consideration of the relevant circumstances, including:

∎	The reasons for the separation

∎	Market competitive practices for comparable separation scenarios

∎

Potential benefits to the Company, such as retaining its competitive advantage, maintaining a positive reputation internally and externally, and preserving its ability to recruit highly talented executives

∎	The executive’s tenure and contributions to the Company’s success

∎	The executive’s willingness to provide legal waivers and/or enter into agreements not to compete with the Company or to solicit the Company’s associates or customers

∎	The resulting impact of the separation terms on the Company and its stockholders

Restrictive Covenants

Capital One maintains a competitive advantage in part through the intellectual property developed and utilized by our senior executives. Capital One has asked certain NEOs to enter into various agreements that contain restrictive covenants related to confidentiality, non-competition, non-solicitation, and ownership of work product, as described below.

Non-Competition Agreements

Messrs. Blackley, Wassmer, Yajnik, and Young have entered into non-competition agreements with the Company pursuant to which they may be restricted as to what competitive services they may provide to an entity following separation from Capital One.

Messrs. Yajnik and Young have entered into non-competition agreements with the Company which provide for the following in exchange for the NEO complying with non-competition restrictions for up to two years following an involuntary termination, other than for cause, death, or disability: payment equal to 15% of the NEO’s total target compensation for each year of enforcement and up to 18 months of subsidized health insurance premiums under COBRA if the NEO is eligible and elects such coverage, subject to certain terms and conditions. The payments are made in two lump sums: the first following termination and the second upon successful completion of the enforcement period. In the event of a voluntary termination, the previously described payments are typically made for the second year of enforcement only for agreements with a two-year enforcement period.

108	CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Named Executive Officer Compensation

Mr. Wassmer has entered into a non-competition agreement with the Company that establishes non-competition restrictions for up to two years following an involuntary termination without cause, and up to five years following a voluntary termination or an involuntary termination with cause. Notwithstanding the foregoing, any non-competition restrictions that apply in Canada or the United Kingdom are limited to one year after termination. The non-competition agreement provides that, subject to its terms, Mr. Wassmer will receive: payment equal to 15% of his total target compensation for each eligible year of the first and second years of his non-competition period; payment equal to 20% of his total target compensation for each eligible year of the third through fifth years of his non-competition period; and up to 18 months of subsidized health insurance premiums under COBRA if he is eligible and elects such coverage, subject to certain terms and conditions. In the event of a termination of employment by Capital One for any reason other than death, disability, or cause, the non-compete payments for the first two years are made in two lump sums, the first following termination and the second upon successful completion of the second year. Further, in such scenario, any additional payments for any eligible year of the third through fifth years of the non-competition period would be paid after successful completion for each of those years, respectively. In the event of a voluntary termination of employment, Mr. Wassmer would be eligible for payments only for the second through fifth years of his non-competition period. There are no payments under the non-competition agreements if benefits are payable under a change of control agreement. See “Change of Control” below for information regarding Change of Control Agreements applicable to the NEOs. In addition, payments related to the non-competition agreement are separate from any severance payments that may be made upon the NEO’s departure. However, severance payments are typically offset in part by payments related to the non-competition agreement so that total payment amounts are consistent with the severance program’s intent. For Mr. Wassmer, only the payments for years one and two of his non-competition period offset any amounts payable to him under any severance plan or arrangement.

Confidentiality, Work Product, and Non-Solicitation of Employee Agreement

Messrs. Blackley, Wassmer, Yajnik, and Young are parties to confidentiality, work product, and non-solicitation of employee agreements. The confidentiality provisions of these agreements generally provide that at all times during and following employment with the Company, these NEOs may not use for personal benefit or the benefit of others, or divulge to others, any of Capital One’s confidential information, except as expressly authorized by Capital One or required by legal process. These agreements also provide that for a period of two years following separation from Capital One, these NEOs shall not directly or indirectly solicit or induce any associate of Capital One to become employed by any person or entity engaged in competition with Capital One, and shall not directly or indirectly solicit or induce any associate of Capital One to end his or her employment based on confidential information these NEOs learned about the associate while they were employed by Capital One.

Payments Under Certain Termination Scenarios

Upon separation from the Company, the NEOs, regardless of the reason for termination, receive certain earned, but previously unpaid, payments, such as accrued but unused vacation pay and amounts earned and vested under the Company’s qualified and non-qualified retirement programs. In addition, cash-settled RSUs granted to NEOs, other than the CEO, after the end of a performance year continue to vest according to the original provisions of such grants upon separation for any reason other than cause or as soon as practicable following a “double trigger” change of control (as discussed below).

Voluntary Termination

An NEO, other than the CEO, who voluntarily terminates employment with Capital One may receive payments related to non-competition covenants (described above, if applicable) and any contractual payments to which the NEO may otherwise be entitled. In addition, the NEO has the ability following separation to exercise vested but unexercised options for three months following voluntary termination.

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Section VI - Named Executive Officer Compensation

Involuntary Termination Without Cause

An NEO, other than the CEO, whose employment with Capital One is terminated involuntarily, for performance or job elimination, is entitled to receive the amounts set forth in the Company’s Executive Severance Plan in exchange for executing a release of claims against the Company. For 2021, potential payments under the Executive Severance Plan were 30% of total target compensation, plus a severance bonus based on such NEO’s target cash incentive in the event of termination due to restructuring. Additional benefits include healthcare continuation subsidy under COBRA, continued coverage through broad-based and executive life insurance programs, outplacement services, and any contractual payments to which the NEO may otherwise have been entitled. If an NEO’s Non-Competition Agreement is enforced, cash payments under the Executive Severance Plan, other than the severance bonus, will be offset by any cash amounts paid under their respective Non-Competition Agreement, and the NEO will be eligible for an additional payment of up to 90% of the severance payments in exchange for executing a release of claims against the Company.

Generally, performance shares granted to NEOs will vest in full, based on actual Company performance, subject to the NEO’s execution of a release of claims against the Company. Stock-settled RSUs granted to NEOs will continue to vest if an involuntary termination without cause occurs, subject to the NEO’s execution of a release of claims against the Company. In addition, NEOs have the ability following separation to exercise vested but unexercised options for two years. If a NEO’s employment with Capital One is terminated as a result of death or disability, the NEO’s unvested RSUs and performance shares will vest in full based on target Company performance.

Payments Upon Retirement

As with all executives who are eligible for retirement, NEOs who retire from Capital One may receive the following amounts: payments related to non-competition covenants as if they had terminated voluntarily (described above); coverage through the executive life insurance program (at a reduced benefit); any contractual payments to which he or she may otherwise be entitled; and, for Messrs. Fairbank and Yajnik, who became eligible to retire on or before December 31, 2012, partially subsidized participation in retiree medical coverage (including dependents as applicable).

Upon retirement, all RSUs continue to vest according to their original terms based on actual performance, which, for stock-settled RSUs granted during or after 2012, also includes performance-based vesting provisions. In addition, performance shares granted to NEOs will continue to vest after retirement. For stock options, the executive has until the expiration of the option term to exercise vested but unexercised options.

Termination for Cause

Generally, an NEO whose employment with Capital One is terminated for cause receives no additional benefits but is required to comply with any applicable restrictive covenants related to confidentiality, non-competition, non-solicitation of associates or customers, and ownership of work product, as described above. In addition, if terminated for cause, the NEOs have the ability following separation to exercise vested but unexercised options for three months.

Change of Control

Each NEO is a party to an agreement (a “Change of Control Agreement”) that provides for certain payments in the event his or her employment is terminated within two years following (or within one year prior to but in anticipation of) a change of control of Capital One, either involuntarily without cause or voluntarily for good reason. Amounts payable in each of these scenarios are outlined below.

Pursuant to the agreements, a “change of control” occurs if one or more of the following events take place: (i) an acquisition of 20% or more of Capital One’s common stock or the combined voting power of the voting securities of Capital One by a person or group, (ii) certain changes in the majority of the Board, (iii) consummation of a

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Section VI - Named Executive Officer Compensation

reorganization, merger, share exchange or consolidation or similar transaction, sale of all assets or the acquisition of another company, except where all or substantially all of Capital One’s stockholders receive 50% or more of the stock of the resulting company, at least a majority of the board of directors of the resulting company were incumbent Board members, and no person owns 20% or more of the resulting company who did not own such stock immediately before the business combination, or (iv) approval by stockholders of a complete liquidation or dissolution of Capital One. In the event of a change of control, we do not provide for excise tax gross-up payments. In addition, all equity awards granted to the NEOs require a so-called “double trigger” for accelerated vesting in connection with a change of control. Upon a change of control, all equity awards continue to vest according to their original schedule. The vesting of such awards only accelerates if a named executive officer is involuntarily terminated without cause or voluntarily terminates for good reason within the two years following a change of control.

Termination for Cause in Connection with a Change of Control

NEOs terminated involuntarily for cause following a change of control receive no additional benefits except with regard to options, which allow NEOs to exercise vested but unexercised options for three months following a termination for cause.

Voluntary Termination with Good Reason or Involuntary Termination Without Cause in Connection with a Change of Control

In the event of a voluntary termination with good reason or an involuntary termination without cause, the potential payments that the NEOs could receive under certain termination scenarios are based on a percentage of total target compensation. For the CEO, the potential payments are based on a multiple of his notional salary and year-end incentive opportunity. If a change of control of Capital One had occurred as of December 31, 2021, then following a voluntary termination with good reason or involuntary termination without cause, an NEO would have received certain benefits as outlined below:

The CEO would be entitled to receive:

∎

A lump-sum payment of 2.5 times the sum of his current notional salary and the “Highest Annual Bonus,” which is the highest of (i) the target annual bonus for the year in which the change of control occurs (or the mid-point if no target is established), (ii) the target annual bonus for the year immediately before the year the change of control occurs (or midpoint if no target is established), or (iii) the annual bonus paid or payable for the most recently completed fiscal year

∎	The cash value, prorated through the date of termination, of the Highest Annual Bonus

An NEO other than the CEO would be entitled to receive:

∎

A lump-sum payment of 112.5% of the highest of (i) the NEO’s current total target compensation, (ii) the NEO’s total target compensation for the prior year, or (iii) the NEO’s actual total compensation for the prior year

∎	The cash value, prorated through the date of termination, of the current year’s target cash incentive

The CEO and each NEO would also be entitled to receive:

∎

An amount equal to the employer contributions under the Company’s qualified and non-qualified retirement, healthcare, and life insurance programs for 2.5 years, as well as access to such healthcare and life insurance plans for the NEO (and dependents as applicable)

∎	Service credit from 2.5 years for purposes of determining vesting under any supplemental or excess defined contribution plan and eligibility under any applicable retiree medical plan

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Section VI - Named Executive Officer Compensation

∎	Outplacement services of up to $30,000

∎	Any contractual payments to which the NEO may otherwise have been entitled

2021 Potential Payments and Benefits Upon Termination or Change of Control Table

Name	Type of Termination	Cash Severance(1)	Retirement Plan Contributions(2)	Acceleration and Continuation of Equity Awards(3)	Continuation of Medical/ Welfare Benefits(4)	Excise Tax Gross Up(5)	Total
Richard D. Fairbank(6)	Voluntary Termination(7)	$—	$—	$51,990,535	$747,000	$—	$52,737,535
	Involuntary Termination	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$51,990,535	$747,000	$—	$52,737,535
	For Cause Termination	$—	$—	$—	$—	$—	$—
	Change of Control(8)	$13,021,509	$—	$51,990,535(9)	$311,637	$—	$65,323,681
Andrew M. Young	Voluntary Termination	$675,000	$—	$—	$—	$—	$675,000
	Involuntary Termination	$3,690,000	$—	$1,391,848	$14,251	$—	$5,096,099
	Retirement	$—	$—	$—	$—	$—	$—
	For Cause Termination	$—	$—	$—	$—	$—	$—
	Change of Control(8)	$6,197,737	$—	$1,391,848(9)	$—	$—	$7,589,585
R. Scott Blackley(10)	Voluntary Termination	$—	$—	$—	$—	$—	$—
Sanjiv Yajnik	Voluntary Termination(7)	$874,500	$—	$11,607,490	$586,000	$—	$13,067,990
	Involuntary Termination	$4,781,100	$—	$11,607,490	$10,000	$—	$16,398,590
	Retirement	$874,500	$—	$11,607,490	$586,000	$—	$13,067,990
	For Cause Termination	$—	$—	$—	$—	$—	$—
	Change of Control(8)	$7,930,608	$462,013	$11,607,490(9)	$177,157	$—	$20,177,268
Michael J. Wassmer	Voluntary Termination	$4,725,000	$—	$—	$—	$—	$4,725,000
	Involuntary Termination	$5,166,000	$—	$11,287,422	$16,406	$—	$16,469,828
	Retirement	$—	$—	$—	$—	$—	$—
	For Cause Termination	$—	$—	$—	$—	$—	$—
	Change of Control(8)	$8,484,293	$496,570	$11,287,422(9)	$152,946	$—	$20,421,231
Frank G. LaPrade, III	Voluntary Termination(7)	$—	$—	$10,536,436	$465,000	$—	$11,001,436
	Involuntary Termination	$3,261,000	$—	$10,536,436	$10,000	$—	$13,807,436
	Retirement	$—	$—	$10,536,436	$465,000	$—	$11,001,436
	For Cause Termination	$—	$—	$—	$—	$—	$—
	Change of Control(8)	$7,989,670	$469,526	$10,536,436(9)	$169,612	$—	$19,165,244

(1)

Represents cash amounts paid for severance or in relation to enforcement of non-competition covenants as described under “Restrictive Covenants” on page 108. In cases where the NEO is eligible for both types of payments, non-competition amounts typically offset severance amounts in whole or in part. Cash-settled RSUs granted after the end of a performance year are included in the “Acceleration and Continuation of Equity Awards” column.

(2)	Represents the value of projected contributions to retirement plans during the severance period.

(3)

Represents the value of equity where vesting is accelerated or continued by the triggering event. For stock options, this represents the in-the-money value on December 31, 2021. For stock awards, this represents the fair market value of the shares on December 31, 2021. Most currently unvested equity awards held by our retirement-eligible executives will continue to vest according to their original terms following retirement, which includes a voluntary or involuntary termination not for cause after an NEO becomes eligible for retirement. Messrs. Fairbank, LaPrade, and Yajnik were the only NEOs eligible for retirement as of December 31, 2021.

(4)

Represents the value of potential payments made on the executive’s behalf for continuation of medical and welfare benefits during the non-competition or severance period, as applicable. Includes programs such as medical, dental, insurance, outplacement services, and related benefits. Only includes programs that are specific to the NEOs; does not include the value of programs generally available to all associates upon separation from the Company.

(5)	NEOs are not eligible for excise tax gross-ups.

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Section VI - Named Executive Officer Compensation

(6)

Mr. Fairbank receives no regular base salary. For 2021, Mr. Fairbank’s payment in the event of a termination following a change of control was based on a notional salary of $1 million and his Highest Annual Bonus (as defined above). The Committee reviews and establishes the notional salary amount on an annual basis, based on market trends related to CEO compensation and recommendations provided by FW Cook. Mr. Fairbank is a party to a Change of Control Agreement.

(7)	A voluntary termination not for cause would constitute a retirement for each of Messrs. Fairbank, LaPrade, and Yajnik, as each of these NEOs was eligible for retirement as of December 31, 2021.

(8)

Represents potential payments and benefits upon change of control for involuntary termination without cause or voluntary termination for good reason. “Acceleration and Continuation of Equity Awards” represents the value of equity where vesting is accelerated upon change of control, assuming, where applicable, that all performance metrics have been achieved at their target level.

(9)	Unvested equity awards will be treated in a similar manner to a termination of an NEO’s employment following a termination of employment due to death or disability.

(10)

Due to the voluntary termination of Mr. Blackley’s employment with the Company as of March 1, 2021, all termination and change of control scenarios with the exception of voluntary termination are not applicable.

The table above is intended to reflect potential payments to NEOs across a range of potential separation scenarios, assuming the change of control or separation occurred on December 31, 2021. The amounts shown in the table do not include accrued salary and vacation pay as of the date of termination, and payments and benefits that are provided on a non-discriminatory basis to salaried associates generally upon termination of employment or retirement. The NEOs are also eligible to receive certain pension benefits and certain qualified and non-qualified deferred compensation amounts upon termination. These amounts are outlined in the 2021 Pension Benefits Table on page 106 and the 2021 Non-Qualified Deferred Compensation Table on page 107, respectively, and are not included in the table above.

Estimated Ratio of CEO Compensation to Median Employment Compensation

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (“Annual Total Compensation”) of our median employee and the Annual Total Compensation of our CEO, Richard D. Fairbank.

For 2021, our last completed fiscal year:

∎	The Annual Total Compensation of our median employee was $81,029

∎	The Annual Total Compensation of Mr. Fairbank was $20,457,553

Accordingly, the ratio of Mr. Fairbank’s Annual Total Compensation to the median employee’s Annual Total Compensation was 252 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

In determining our median employee for 2021, in accordance with SEC rules we have concluded that it would be appropriate to: (i) rely on the process we undertook in 2020 to identify the median employee (as described in our 2021 Proxy Statement), because we believe that since the 2020 determination, there has been no change in our employee population or employee compensation arrangements that would significantly impact our pay ratio; and (ii) substitute the median employee for 2020 with another similarly compensated employee for 2021 because the 2020 median employee was promoted in July 2021.

We determined the 2020 median compensated employee of our global employee population of 52,781 as of October 1, 2020 (the “Determination Date”) by comparing a consistently applied compensation measure consisting of salary, wages (including overtime), bonuses and commissions paid to our employees over the twelve-month period preceding the Determination Date (the “Estimated Compensation”). Based on the Estimated Compensation of each employee, we identified a cohort of 61 employees consisting of the employee with the median Estimated Compensation value and the 30 employees above and 30 employees below that employee (“The Median Cohort”).

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Section VI - Named Executive Officer Compensation

We then removed 11 employees from the Median Cohort who appeared to bear anomalous characteristics (such as participation in non-U.S. compensation programs, a hire date during the fiscal year, or separation prior to the end of the fiscal year) that could significantly distort the pay ratio calculation, and then identified the median employee from the remaining employees in the Median Cohort.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s Annual Total Compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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EXECUTIVE COMPENSATION

Section VII - Equity Compensation Plans

Equity Compensation Plan Information

The following table provides information as of December 31, 2021, with respect to our equity compensation plans under which shares of Capital One common stock are authorized to be issued.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	7,144,533(2)	$67.92	25,487,319(3)
Equity compensation plans not approved by security holders	24,340(4)	$—	—(5)
Total	7,168,873	$67.92	25,487,319

(1)	The following plans have been approved by Capital One stockholders and are currently in effect: the 2004 Stock Incentive Plan and the 2002 Associate Stock Purchase Plan.

(2)

Excludes purchase rights accruing under the 2002 Associate Stock Purchase Plan. Includes 1,255,347 shares that represent the maximum number of shares issuable pursuant to outstanding performance share awards under the 2004 Stock Incentive Plan and 5,014,670 shares subject to outstanding RSUs, including outstanding RSUs that are subject to performance-based vesting provisions, under the 2004 Stock Incentive Plan. Excludes RSUs that will be settled in cash under the 2004 Stock Incentive Plan. Also excludes dividend equivalents accrued with respect to performance shares which are paid in shares at the time the underlying performance shares are issued, and only with respect to the number of performance shares that actually vest.

(3)

Represents 16,626,939, shares available for future issuance under the 2004 Stock Incentive Plan; and 8,860,380 shares available for future issuance under the 2002 Associate Stock Purchase Plan as shares purchased voluntarily by Capital One associates through regular payroll deductions and a Company match.

(4)	Represents outstanding RSUs under the 1999 Directors Plan, which was terminated in April 2009.

(5)	There are no shares available for future issuance under the equity compensation plans not approved by security holders.

1999 Directors Plan

The 1999 Directors Plan was adopted by the Board on April 29, 1999, and terminated on April 28, 2009, although certain grants remain outstanding that were awarded under the plan. The plan authorized a maximum of 825,000 shares of Capital One’s common stock for the grant of non-qualified stock options, restricted stock, and RSUs to members of the Board who were not otherwise employed by Capital One or any subsidiary of Capital One at the time an award was granted. The plan is administered by the Board, which retains the right to cancel any awards outstanding under the plan in exchange for a cash payment equal to any such award’s value as of the cancellation date. No shares are available for issuance under this plan other than shares subject to outstanding equity awards under the plan, which are solely in the form of RSUs.

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EXECUTIVE COMPENSATION

Section VIII - Security Ownership

Security Ownership of Certain Beneficial Owners

Based on Schedule 13D and 13G filings submitted to the SEC, Capital One is aware of the following beneficial owners of more than 5% of Capital One’s outstanding common stock. All percentage calculations are based on the number of shares of common stock issued and outstanding on December 31, 2021, which was 413,858,537.

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percent of Class

BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	34,093,510	8.24%

The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	32,936,595	7.96%

Dodge & Cox(3) 555 California Street, 40th Floor San Francisco, CA 94104	32,790,861	7.92%

Capital World Investors(4) 333 South Hope Street Los Angeles, CA 90071	22,078,839	5.33%

(1)

Based on a Schedule 13G/A (Amendment No. 9) filed on February 1, 2022. As of December 31, 2021, BlackRock, Inc. reported sole voting power with respect to 30,065,669 shares and sole dispositive power over all shares beneficially owned.

(2)

Based on a Schedule 13G/A (Amendment No. 7) filed on February 9, 2022. As of December 31, 2021, The Vanguard Group reported sole voting power with respect to no shares, shared voting power with respect to 692,980 shares, sole dispositive power over 31,204,199 shares and shared dispositive power over 1,732,396 shares.

(3)

Based on a Schedule 13G/A (Amendment No. 21) filed on February 14, 2022. As of December 31, 2021, Dodge & Cox reported sole voting power with respect to 31,110,811 shares and sole dispositive power over all shares beneficially owned.

(4)

Based on a Schedule 13G filed on February 11, 2022. As of December 31, 2021, Capital World Investors reported sole voting power with respect to 22,032,327 shares and sole dispositive power over all shares beneficially owned.

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EXECUTIVE COMPENSATION

Section VIII - Security Ownership

Security Ownership of Directors and Named Executive Officers

The following table lists the beneficial ownership of Capital One’s common stock as of February 9, 2022, by our directors, the NEOs in this proxy statement, and all directors and executive officers as a group. All percentage calculations are based on the number of shares of common stock issued and outstanding on February 9, 2022, which was 411,630,607.

Except as otherwise indicated below, each director or executive officer had sole voting and dispositive power for the shares of common stock in the table.

Name	Amount and Nature of Beneficial Ownership				Stock- Settled RSUs(2)	Total(3)
	Common Stock	Stock that May Be Acquired within 60 Days(1)	Total Beneficial Ownership	Percent of Class
Richard D. Fairbank	3,584,523	980,880	4,565,403	1.11%	—	4,565,403
Andrew M. Young	3,250	—	3,250	*	17,180	20,430
R. Scott Blackley	21,398	—	21,398	*	—	21,398
Sanjiv Yajnik	28,854	—	28,854	*	37,755	66,609
Michael J. Wassmer	65,169	—	65,169	*	38,729	103,898
Frank G. LaPrade, III	20,300	27,955	48,255	*	35,859	84,114
Ime Archibong	—	1,654	1,654	*	—	1,654
Christine Detrick(4)	—	646	646	*	—	646
Ann Fritz Hackett	20,655	50,265	70,920	*	—	70,920
Peter Thomas Killalea	—	13,055	13,055	*	—	13,055
Eli Leenaars	—	6,934	6,934	*	—	6,934
François Locoh-Donou	—	6,502	6,502	*	—	6,502
Peter E. Raskind	2,000	24,096	26,096	*	—	26,096
Eileen Serra	—	4,544	4,544	*	—	4,544
Mayo A. Shattuck III	8,965	50,265	59,230	*	—	59,230
Bradford H. Warner	140	43,489	43,629	*	—	43,629
Catherine G. West	—	20,512	20,512	*	—	20,512
Craig Anthony Williams	243	1,654	1,897	*	—	1,897
All directors and executive officers as a group (26 persons)(5)	3,903,444	1,332,003	5,235,447	1.27%	468,135	5,703,582

*	Less than 1% of the outstanding shares of common stock.

(1)

This amount includes shares underlying stock options that are exercisable within 60 days after February 9, 2022, and RSUs for which delivery of the shares of common stock underlying the stock units is deferred until the director’s service with the Board, or, for Mr. Fairbank, his employment with the Company, ends.

(2)	RSUs held by our officers and which are settled in an equivalent number of shares of our common stock upon vesting. Represents unvested stock-settled RSUs as of February 9, 2022.

(3)	The amount includes the aggregate total of the “Total Beneficial Ownership” column and the “Stock-Settled RSUs” column.

(4)

Ms. Detrick was appointed to the Board effective November 5, 2021. The Stock-Settled RSUs shown represent a Board-approved pro-rated compensation package for Ms. Detrick for the time period from November 5, 2021 until our 2022 Annual Stockholder Meeting.

(5)	Includes beneficial ownership of Capital One’s common stock by one former executive officer who ceased to serve as an executive officer as of March 1, 2022.

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Section VIII - Security Ownership

Some of the shares shown in the preceding table are subject to deferred delivery or not held directly by the director or executive officer. Below is a table showing the number of shares subject to such restriction or not held directly by the director or executive officer.

Name	RSUs for Which Delivery of Stock Is Deferred	Stock Held by, or Tenant in Common with, Family Member, Trust or Partnership
Richard D. Fairbank	241,680	67,350
Andrew M. Young	—	59
R. Scott Blackley	—	—
Sanjiv Yajnik	—	—
Michael J. Wassmer	—	26,135
Frank G. LaPrade, III	—	—
Ime Archibong	1,654	—
Christine Detrick	646	—
Ann Fritz Hackett	50,265	5,005
Peter Thomas Killalea	13,055	—
Eli Leenaars	6,934	—
François Locoh-Donou	6,502	—
Peter E. Raskind	24,096	—
Eileen Serra	4,544	—
Mayo A. Shattuck III	50,265	—
Bradford H. Warner	43,489	140
Catherine G. West	20,512	—
Craig Anthony Williams	1,654	—
All directors and executive officers as a group (26 persons)(1)	465,296	102,979

(1)	Includes beneficial ownership of Capital One’s common stock by one former executive officer who ceased to serve as an executive officer as of March 1, 2022.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that Capital One’s executive officers and directors, and persons that beneficially own more than 10% of Capital One’s common stock, file certain reports of beneficial ownership of the common stock and changes in such ownership with the SEC and provide copies of these reports to Capital One. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. Based solely on our review of the copies of such forms in our possession and written representations furnished to us, we believe that in 2021 each reporting person complied with these filing requirements, except as described below. Mr. Shattuck filed a late Form 4 to report a stock option exercise of Capital One common stock, and Timothy Golden, Capital One’s Principal Accounting Officer, filed an amended Form 4 to report the grant of a restricted stock unit award of Capital One common stock that had inadvertently been excluded from the initial Form 4, in each case due to an administrative error by the Company. Additionally, in 2021, Mr. Williams did not file accurate or timely Section 16 reports with respect to holdings and transactions of Capital One common stock held in a managed investment account maintained by Mr. Williams with an investment advisor who had discretion to make individual investment decisions in the accounts. On March 11, 2022, he filed an amended Form 3 and a Form 4. Mr. Williams’s unreported holdings and trading activity involved a total of 74 shares of Capital One common stock (four reports and six transactions total).

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EXECUTIVE COMPENSATION

Section IX - Compensation Committee Report

All members of the Compensation Committee participated in the review and discussion of the Compensation Discussion and Analysis (“CD&A”) with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

The Compensation Committee:	François Locoh-Donou (Chair) Ime Archibong Ann Fritz Hackett Peter Thomas Killalea Eli Leenaars Mayo A. Shattuck III

The foregoing Report of the Compensation Committee shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

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AUDIT MATTERS

Section X - Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm (Item 3 on Proxy Card)

The Audit Committee, pursuant to authority granted to it by the Board, is directly responsible for the appointment, compensation, retention, and oversight of Capital One’s independent registered public accounting firm. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance, and independence at least annually and periodically considers whether to continue to retain our current independent registered public accounting firm or engage another firm. In connection with applicable partner rotation requirements, the Audit Committee and its Chair are involved in considering the selection of the independent registered public accounting firm’s new lead partner and concurring/reviewing partner. Additionally, Capital One adheres to the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) relating to the rotation of partners engaged in Capital One’s audit by the independent registered public accounting firm.

For 2022, the Audit Committee has appointed Ernst & Young as Capital One’s independent registered public accounting firm. Ernst & Young has served in this role since 1994. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young as Capital One’s independent registered public accounting firm is in the best interests of Capital One and its stockholders.

The Board is submitting this proposal to the vote of the stockholders as a matter of good corporate governance. If stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the appointment of Ernst & Young as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

The fees billed for professional services provided by Ernst & Young for fiscal years 2021 and 2020 are shown in the following table:

Fees (dollars in millions)	2021	2020
Audit Fees	$12.04	$13.34
Audit-Related Fees	$1.69	$1.36
Tax Fees	$0.00	$0.00
All Other Fees	$0.00	$0.00

Description of Fees

“Audit Fees” include fees for the audit of our annual financial statements, the review of unaudited interim financial information included in our quarterly reports on Form 10-Q, and services that normally would be provided by the registered public accounting firm in connection with statutory and regulatory filings or engagements and that generally only the independent registered public accounting firm can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory and subsidiary audits, consents, and assistance with and review of documents filed with the SEC. “Audit-Related Fees” include fees related to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and traditionally are performed by the independent registered public accounting firm, such as: compliance testing and reporting; internal control reviews; attestation services that are not required by statute or regulation; and agreed upon procedure reports. “Tax Fees” include fees for corporate and subsidiary tax compliance services. “All Other Fees” include fees for services that are not defined as Audit, Audit-Related, or Tax and are not specifically prohibited by the SEC.

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AUDIT MATTERS

Section X - Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

Audit Committee Fee Approval Procedures

The Audit Committee is responsible for approving all fees and terms of engagement for audit, audit-related, and permissible non-audit services provided by Ernst & Young. The Audit Committee has reviewed the fees paid to Ernst & Young and has considered whether the fees paid for non-Audit services are compatible with maintaining Ernst & Young’s independence. The Audit Committee also adopted policies and procedures to approve services provided by Ernst & Young in accordance with the Sarbanes-Oxley Act and rules of the SEC promulgated thereunder. These policies and procedures involve annual pre-approval by the Audit Committee of the types of services to be provided by Capital One’s independent registered public accounting firm and fee limits for each type of service on both a per engagement and aggregate level. Any service engagements that exceed these pre-approved limits must be submitted to the Audit Committee for specific pre-approval. If the actual expenditure for pre-approved services is anticipated to exceed, or exceeds, the pre-approved cost levels by more than $50,000, the incremental amount requires separate approval by the Audit Committee. In 2021, all of the Audit and Audit-Related Fees and related services were pre-approved by the Audit Committee pursuant to the policies and procedures described above. Under the policy adopted by the Audit Committee, Tax Fees are limited to 25% of combined Audit and Audit-Related Fees, and services that would fall under the category “All Other Fees” are prohibited.

One or more representatives of Ernst & Young are expected to be present at the 2022 Annual Stockholder Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

***

The Board of Directors unanimously recommends that you vote “FOR” the ratification of Ernst & Young LLP as Capital One’s independent registered public accounting firm for 2022.

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AUDIT MATTERS

Section XI - Audit Committee Report

Roles and Responsibilities of the Audit Committee

In accordance with its charter, the Audit Committee assists the Board of Directors in fulfilling its obligations with respect to the items listed in “Committee Responsibilities” on page 40. Our Audit Committee is composed of six Board members. Our Board has determined that all Audit Committee members are independent under Capital One’s Director Independence Standards, which have been adopted by the Board as part of Capital One’s Corporate Governance Guidelines. Each member of the Audit Committee is “financially literate” in the judgment of the Board. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including that of Capital One.

Audit Committee Policies and Procedures

The Audit Committee has implemented procedures to enable it to devote the attention it deems appropriate to each of the matters assigned to it under its charter, including candid communications with management and Ernst & Young LLP (“Ernst & Young”), Capital One’s independent registered public accounting firm, to discuss new auditing standards and emerging audit-related issues. In carrying out its responsibilities, the Audit Committee met a total of 11 times during 2021. Pursuant to Capital One’s Corporate Governance Guidelines and applicable law, the Audit Committee is comprised solely of independent directors.

Required Communications with Ernst & Young

In discharging its oversight responsibility throughout the year, the Audit Committee proactively engaged with management and Ernst & Young on matters relating to Capital One financial reporting. The Audit Committee has reviewed and discussed Capital One’s audited financial statements for the fiscal year ended December 31, 2021, and the assessment of the effectiveness of Capital One’s internal control over financial reporting, with management and Ernst & Young. The Audit Committee has also discussed with Ernst & Young the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young their independence from Capital One.

Audit Committee Recommendations

Based on its review and discussions with management and Ernst & Young, the Audit Committee has recommended to the Board of Directors the inclusion of the audited financial statements in Capital One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

The Audit Committee:

Bradford H. Warner (Chair and Audit Committee Financial Expert)

Eli Leenaars (Audit Committee Financial Expert)

Christine Detrick

Eileen Serra (Audit Committee Financial Expert)

Catherine G. West

Craig Anthony Williams

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

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OTHER MATTERS

Section XII - Other Business

Other Business

As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2022 Annual Stockholder Meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy at their discretion.

Annual Report to Stockholders

Our Annual Report, including consolidated financial statements, is being furnished along with this proxy statement to our stockholders of record. A copy of the Form 10-K may be obtained without charge at the 2022 Annual Stockholder Meeting, at our website at www.capitalone.com under “Investors” then “Financials” then “SEC Filings,” or by contacting our Investor Relations department at Capital One’s address set forth above in the section “How to Contact Us” on page 51. The Form 10-K, which is filed with the SEC, may also be obtained at the SEC’s website at www.sec.gov.

Stockholder Proposals for 2023 Annual Stockholder Meeting

To be considered for inclusion in the proxy materials for our 2023 Annual Stockholder Meeting, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and stockholder director nominations submitted pursuant to the proxy access provisions of our Bylaws must be received by our Corporate Secretary at the address set forth above in the section “How to Contact Us” on page 51, no later than November 21, 2022 (and in the case of proxy access director candidates no earlier than October 22, 2022).

In the case of director nominations submitted pursuant to the proxy access provisions of our Bylaws, these deadlines are based on the 150th day and 120th day, respectively, before the one-year anniversary of the date that the Proxy Statement for the 2022 Annual Stockholder Meeting was first sent to stockholders (which date, for purposes of our Bylaws, is March 21, 2022). Stockholders submitting proposals pursuant to Rule 14a-8 or submitting proxy access director candidates must also satisfy other procedural and qualification requirements set forth in Rule 14a-8 and our Bylaws, respectively. The submission of a stockholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement.

Under our Bylaws, if you wish to present a stockholder proposal other than pursuant to Rule 14a-8 or nominate a director candidate other than pursuant to our proxy access Bylaw provisions, then to be timely for consideration at our 2023 Annual Stockholder Meeting, you must give proper written notice of such proposal and of such nomination to the Corporate Secretary no earlier than January 5, 2023, and no later than February 4, 2023. If our 2023 Annual Stockholder Meeting is held on a date that is not within 30 days before or 60 days after May 5, 2023, the anniversary date of this year’s Annual Stockholder Meeting, notice must be delivered no earlier than the 120th day prior to such annual stockholder meeting and no later than the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Your notice must include the information specified in our Bylaws concerning the proposal or nominee. Our Bylaws set forth the information that must be furnished to the Corporate Secretary in order for any such notice to be proper. A copy of our Bylaws may be obtained from the Corporate Secretary at Capital One’s address set forth above in the section “How to Contact Us” on page 51.

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OTHER MATTERS

Section XIII - Frequently Asked Questions

Why did I receive a Notice Regarding the Internet Availability of Proxy Materials?

Pursuant to rules of the SEC, we are furnishing the proxy materials to certain of our stockholders via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials, and reduce the environmental impact of our 2022 Annual Stockholder Meeting. Accordingly, on March 21, 2022, we began sending our stockholders a Notice Regarding the Internet Availability of Proxy Materials (“Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the 2022 Annual Stockholder Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

What is the purpose of the proxy materials?

The Board is providing you these materials in connection with the solicitation by the Board of proxies to be voted at the 2022 Annual Stockholder Meeting. All stockholders who held shares of Capital One common stock as of the close of business on the Record Date, March 9, 2022, are entitled to attend the 2022 Annual Stockholder Meeting and to vote on the items of business outlined in this proxy statement. Whether or not you choose to attend the 2022 Annual Stockholder Meeting, you may vote your shares via the Internet, by telephone, or by mail.

How do I access the proxy materials?

The Notice provides instructions regarding how to view the proxy materials for the 2022 Annual Stockholder Meeting online. As explained in greater detail in the Notice, to view the proxy materials and to vote, you will need to visit www.proxyvote.com and have available the control number(s) contained in your Notice.

How do I request paper copies of the proxy materials?

You may request paper copies of the 2022 proxy materials by following the instructions at www.proxyvote.com, by calling 1-800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between a record holder and a holder of shares in street name?

You are a record holder if you hold shares of Capital One common stock directly in your name through our transfer agent, Computershare Trust Company, N.A.

If you hold shares of Capital One common stock through a broker, bank, trust, or other nominee, then you are a holder of shares in street name. As a result, you must instruct the broker, bank, trust, or other nominee about how to vote your shares. Under the rules of the NYSE, if you do not provide such instructions, the firm that holds your shares will have discretionary authority to vote your shares only with respect to “routine” matters, as described below.

Can I attend the 2022 Annual Stockholder Meeting?

In light of the ongoing COVID-19 pandemic, and after careful consideration, the Board has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost.

To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the meeting please call 1-844-986-0822 (U.S.) or 1-303-562-9302 (International) for assistance.

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/COF2022. We will

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OTHER MATTERS

Section XIII - Frequently Asked Questions

try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

Am I entitled to vote?

You are entitled to vote if you were the record holder of shares of Capital One common stock as of the Record Date. All stockholders of record are entitled to one vote per share of common stock held for each nominee for director and for each matter submitted for a vote at the meeting.

If you hold your shares of Capital One common stock in street name, you may instruct your broker regarding voting your shares using the same methods described below under “How do I vote?”

How many votes can be cast by all stockholders?

A total of 405,670,159 votes, consisting of one vote for each share of Capital One common stock issued and outstanding on the Record Date.

How do I vote?

By Internet

Before the meeting, you may vote via the Internet by going to www.proxyvote.com and following the instructions on the screen. Have your Notice, proxy card (for record holders), or voting instruction form (for holders of shares in street name) available when you access the web page.

During the meeting, you may vote electronically by following the instructions at www.virtualshareholdermeeting.com/COF2022. Have your Notice, proxy card, or voting instruction form available when you access the virtual meeting web page.

By Telephone

If you received a paper copy of the proxy materials, you may vote by telephone by calling the toll-free telephone number on the proxy card (1-800-690-6903),

which is available 24 hours a day, and following the prerecorded instructions. Have your proxy card available when you call. If you hold your shares in street name, follow the voting instructions you receive from your broker, bank, trustee, or other nominee.

By Mail

If you received your proxy materials by mail, you may vote by mail by completing the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided or returning it to Broadridge Financial Solutions, Vote Processing, 51 Mercedes Way, Edgewood, NY 11717. If you hold your shares in street name, follow the voting instructions you receive from your broker, bank, trustee, or other nominee.

Time for Voting Your Shares by Internet, by Telephone, or by Mail Before the 2022 Annual Stockholder Meeting

You may vote via the Internet or by telephone until 11:59 p.m. Eastern Time on May 4, 2022. If you vote by mail, your proxy card or voting instruction form, as applicable, must be received by May 4, 2022. If you own shares of Capital One through the Capital One Associate Savings Plan (Capital One Stock Fund) or Hibernia Corporation Supplemental Stock Plan, see “How do I vote my 401(k) shares?” below for more information.

What if I hold my shares in street name and I do not provide my broker, bank, trustee, or other nominee with instructions about how to vote my shares?

You may instruct your broker, bank, trustee, or other nominee on how to vote your shares using the methods described above. If you do not vote via the Internet or by telephone and do not return your voting instructions to the firm that holds your shares prior to the 2022 Annual Stockholder Meeting, the firm has discretion to vote your shares only with respect to Item 3 (ratification of selection of independent registered public accounting firm), which is considered a “routine” matter under NYSE rules. All other items to be voted on at the 2022 Annual Stockholder Meeting are not considered “routine” matters, and the firm that holds your shares will not have discretionary authority to vote your shares for these Items if you do not provide instructions using one of the methods described

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OTHER MATTERS

Section XIII - Frequently Asked Questions

above. Therefore, you are encouraged to return your voting instructions so that your shares are voted for non-routine matters at the 2022 Annual Stockholder Meeting. If you hold shares in several accounts, you must provide voting instructions for each account to authorize all of your shares to be voted.

How do I vote my 401(k) shares?

If you own shares of Capital One through the Capital One Associate Savings Plan (Capital One Stock Fund) or Hibernia Corporation Supplemental Stock Plan, you may vote the number of shares equivalent to your interest in the Capital One Stock Fund as credited to your account on the Record Date. You will receive instructions on how to vote your shares via e-mail from Broadridge Financial Solutions, Inc. (“Broadridge”). The trustee of the Capital One Associate Savings Plan and the Hibernia Corporation Supplemental Stock Plan will vote your shares in accordance with your duly executed instructions if they are received by 11:59 p.m. Eastern Time on May 2, 2022. If you do not send instructions, the trustee will not vote the share equivalents credited to your account.

Can I revoke my proxy or change my vote?

Yes, you may revoke any proxy that you previously granted or change your vote by:

∎	submitting another timely vote via the Internet, by telephone, or by mailing a new proxy card or voting instruction form;

∎	attending the virtual 2022 Annual Stockholder Meeting and voting electronically, as indicated above under “How do I vote?”; or

∎	if you are a record holder, giving written notice of revocation to the Corporate Secretary, Capital One Financial Corporation, 1600 Capital One Drive, McLean, VA 22102.

Your new vote or revocation in advance of the meeting must be submitted in accordance with the time frames above under “Time for Voting Your Shares By Internet, By Telephone, or By Mail Before the 2022 Annual Stockholder Meeting.”

What constitutes a quorum?

A quorum of stockholders is necessary to transact business at the 2022 Annual Stockholder Meeting. A quorum exists if the holders of a majority of the voting power of Capital One’s outstanding shares entitled to vote generally in the election of directors are present online at the virtual 2022 Annual Stockholder Meeting or represented by proxy. Abstentions and broker non-votes will be counted in determining if there is a quorum, but neither will be counted as votes cast.

What is a broker non-vote?

Under NYSE rules, if you hold your shares in street name and you do not submit voting instructions to the firm that holds your shares, the firm has discretionary authority to vote your shares only with respect to “routine” matters. For non-routine matters, which include every item to be voted on other than Item 3 (ratification of selection of independent registered public accounting firm) the firm that holds your shares will not have discretion to vote your shares. This is called a “broker non-vote.”

Who will count the vote?

Votes will be tabulated by Broadridge. The Board has appointed a representative of American Election Services, LLC to serve as the Inspector of Elections.

Will a list of stockholders be made available?

We will make a list of stockholders available electronically on the virtual meeting website during the meeting for those attending the meeting, and for ten days prior to the meeting, by sending a request by email to investorrelations@capitalone.com.

How much did the solicitation cost?

We will pay the costs of the solicitation. We have retained Morrow Sodali to assist us in the solicitation of proxies for an aggregate fee of $12,500, plus reasonable out-of-pocket expenses. In addition to Capital One soliciting proxies via the Internet, by telephone, and by mail, our directors, officers, and associates may solicit proxies on our behalf, without additional compensation.

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OTHER MATTERS

Section XIII - Frequently Asked Questions

What is “householding”?

Under SEC rules, a single package of Notices may be sent to any household at which two or more stockholders reside if they appear to be members of the same family unless contrary instructions have been received. Each stockholder continues to receive a separate Notice within the package. This procedure, referred to as “householding,” reduces the volume of duplicate materials stockholders receive and reduces mailing expenses. Stockholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes

Way, Edgewood, NY 11717. We will deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder at a shared address to which a single copy was delivered. Stockholders who wish to receive a separate set of proxy materials now should contact Broadridge at the same phone number or mailing address.

What vote is necessary to approve each item and what are the Board’s recommendations?

The following table sets forth the voting requirements for each proposal being voted at the meeting and the Board’s recommendations.

Item	Matter to Be Voted On	Board Recommendation	Voting Requirement

1.	Election of thirteen candidates for director	FOR

Each candidate will be elected as a director of Capital One if a majority of the votes cast in his or her election is voted in favor of such election. We also maintain a “resignation” policy, which requires that any director who fails to receive a majority of votes cast in favor of his or her election must tender a resignation for the Board of Directors’ consideration. Cumulative voting for the election of directors is not permitted.

2.	Advisory approval of Capital One’s 2021 Named Executive Officer compensation	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.

3.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2022	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.

Abstentions and broker non-votes are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to Items 1, 2, and 3.

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OTHER MATTERS

Appendix A – Information Regarding Non-GAAP Financial Measures

Our Compensation Committee believes that certain measures not defined by U.S. generally accepted accounting principles (“GAAP”), including adjusted diluted earnings per share, adjusted operating efficiency ratio, adjusted efficiency ratio, return on average tangible common equity, and tangible book value per common share, help investors and users of our financial information to understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance. In addition, these non-GAAP measures are reviewed by the Compensation Committee and the other independent members of our Board of Directors as part of their assessment of the Company’s performance. While certain of our non-GAAP measures are widely used by investors, analysts, and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly-titled measures reported by other companies. The following tables present reconciliations of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

Table 1: Reconciliation of Diluted Earnings Per Share (“EPS”), Efficiency Ratio Metrics, and Operating Efficiency Ratio

	Year Ended December 31,

(Dollars in millions, except per share data and as noted)	2021	2020	2019
Adjusted diluted EPS:
Net income (loss) available to common stockholders (GAAP)	$11,965	$2,375	$5,192
Legal reserve activity, including insurance recoveries	100	313
U.K. Payment Protection Insurance customer refund reserve (“U.K. PPI Reserve”)	—	(36)	212
Cybersecurity Incident expenses, net of insurance	—	27	38
Initial allowance build on acquired Walmart portfolio	—	—	84
Walmart launch and related integration expenses	—	—	211
Restructuring charges	—	—	28
Adjusted net income (loss) available to common stockholders before income tax impacts (non-GAAP)	12,065	2,679	5,765
Income tax impacts	(24)	(22)	(81)
Dividends and undistributed earnings allocated to participating securities	—	(2)	(3)

Adjusted net income (loss) available to common stockholders (non-GAAP)	$12,041	$2,655	$5,681
Diluted weighted-average common shares outstanding (in millions) (GAAP)	444.2	458.9	469.9

Diluted EPS (GAAP)	$26.94	$5.18	$11.05
Impact of adjustments noted above	0.17	0.61	1.04
Adjusted diluted EPS (non-GAAP)	$27.11	$5.79	$12.09

Adjusted efficiency ratio:
Non-interest expense (GAAP)	$16,570	$15,056	$15,483
Legal reserve activity, including insurance recoveries	(100)	(313)	—
Cybersecurity Incident expenses, net of insurance	—	(27)	(38)
Walmart launch and related integration expenses	—	—	(211)
U.K. PPI Reserve	—	—	(72)
Restructuring charges	—	—	(27)

Adjusted non-interest expense (non-GAAP)	$16,470	$14,716	$15,135

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OTHER MATTERS

Appendix A - Information Regarding Non-GAAP Financial Measures

	Year Ended December 31,

(Dollars in millions, except per share data and as noted)	2021	2020	2019
Total net revenue (GAAP)	$30,435	$28,523	$28,593
U.K. PPI Reserve	—	(36)	140
Restructuring charges	—	—	1
Adjusted net revenue (non-GAAP)	$30,435	$28,487	$28,734

Efficiency ratio(1) (GAAP)	54.44%	52.79%	54.15%
Impact of adjustments noted above	(32) bps	(113) bps	(148) bps
Adjusted efficiency ratio (non-GAAP)	54.12%	51.66%	52.67%

Adjusted operating efficiency ratio:
Operating expense (GAAP)	$13,699	$13,446	$13,209
Legal reserve activity, including insurance recoveries	(100)	(313)	—
Cybersecurity Incident expenses, net of insurance	—	(27)	(38)
Walmart launch and related integration expenses	—	—	(211)
U.K. PPI Reserve	—	—	(72)
Restructuring charges	—	—	(27)
Adjusted operating expense (non-GAAP)	$13,599	$13,106	$12,861

Total net revenue (GAAP)	$30,435	$28,523	$28,593
U.K. PPI Reserve	—	(36)	140
Restructuring charges			1
Adjusted net revenue (non-GAAP)	$30,435	$28,487	$28,734

Operating efficiency ratio(2) (GAAP)	45.01%	47.14%	46.20%
Impact of adjustments noted above	(33) bps	(113) bps	(144) bps
Adjusted operating efficiency ratio (non-GAAP)	44.68%	46.01%	44.76%

(1)	Efficiency ratio is calculated based on total non-interest expense for the period divided by total net revenue for the period and reflects as-reported results in accordance with GAAP.

(2)	Operating efficiency ratio is calculated based on operating expense for the period divided by total net revenue for the period and reflects as-reported results in accordance with GAAP.

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OTHER MATTERS

Appendix A - Information Regarding Non-GAAP Financial Measures

Table 2: Reconciliation of Return On Average Tangible Common Equity and Tangible Book Value Per Common Share

(Dollars in millions, except per share data and as noted)	Year Ended December 31, 2021 Reported Results	Year Ended December 31, 2020 Reported Results	Year Ended December 31, 2019 Reported Results
Tangible Common Equity (Period-End)
Stockholders’ equity	$61,029	$60,204	$58,011
Goodwill and other intangible assets(1)	(14,907)	(14,809)	(14,932)
Noncumulative perpetual preferred stock	(4,845)	(4,847)	(4,853)
Tangible common equity	$41,277	$40,548	$38,226

Tangible Common Equity (Average)
Stockholders’ equity	$62,556	$58,201	$55,690
Goodwill and other intangible assets(1)	(14,805)	(14,875)	(14,927)
Noncumulative perpetual preferred stock	(5,590)	(5,247)	(4,729)
Tangible common equity	$42,161	$38,079	$36,034

Selected performance metrics:
Return on average tangible common equity(2)	28.39%	6.24%	14.37%
Tangible book value per common share (period-end)(3)	$99.74	$88.34	$83.72

(1)	Includes impact of related deferred taxes.

(2)

Return on average tangible common equity (“ROTCE”) is a non-GAAP measure calculated based on net income (loss) available to common stockholders less income (loss) from discontinued operations, net of tax, for the period, divided by average tangible common equity (“TCE”).

(3)	Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding.

130	CAPITAL ONE FINANCIAL CORPORATION	2022 PROXY STATEMENT

CAPITAL ONE FINANCIAL CORPORATION
1680 CAPITAL ONE DR.
MCLEAN, VA 22102-3491

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on May 4, 2022 for shares held directly and by 11:59 p.m. ET on May 2, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/COF2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 4, 2022 for shares held directly and by 11:59 p.m. ET on May 2, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D73646-P62951-Z81181 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  CAPITAL ONE FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR each of the following nominees:

1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Richard D. Fairbank	☐	☐	☐

	1b. Ime Archibong	☐	☐	☐

	1c. Christine Detrick	☐	☐	☐

	1d. Ann Fritz Hackett	☐	☐	☐

	1e. Peter Thomas Killalea	☐	☐	☐

	1f. Cornelis “Eli” Leenaars	☐	☐	☐

	1g. François Locoh-Donou	☐	☐	☐

	1h. Peter E. Raskind	☐	☐	☐

	1i. Eileen Serra	☐	☐	☐

	1j. Mayo A. Shattuck III	☐	☐	☐

		For	Against	Abstain

	1k. Bradford H. Warner	☐	☐	☐

	1l. Catherine G. West	☐	☐	☐

	1m. Craig Anthony Williams	☐	☐	☐

The Board of Directors recommends you vote FOR management proposals 2 and 3.

2.	Advisory approval of Capital One’s 2021 Named Executive Officer compensation.	☐	☐	☐

3.	Ratification of the selection of Ernst & Young LLP as independent registered public accounting firm of Capital One for 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting:

The Proxy Statement and Annual Report to Stockholders/10-K are available at www.proxyvote.com.

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D73647-P62951-Z81181

CAPITAL ONE FINANCIAL CORPORATION

Annual Stockholder Meeting

Thursday, May 5, 2022 10:00 a.m. Eastern Time

www.virtualshareholdermeeting.com/COF2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard D. Fairbank and Matthew W. Cooper, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Capital One Financial Corporation, a Delaware corporation, held of record by the undersigned on March 9, 2022, at the Annual Stockholder Meeting to be held on May 5, 2022 and at any postponement or adjournment thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Stockholder Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unavailable to serve).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2), and (3), AND, IN THE PROXIES’ DISCRETION, ON ANY OTHER MATTERS COMING BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side